As filed with the U.S. Securities and Exchange Commission on September 13, 2005

                                                               File No. 811-7436

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

      REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940   (X)

                                Amendment No. 33

                        THE DFA INVESTMENT TRUST COMPANY
               (Exact Name of Registrant as Specified in Charter)

              1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 395-8005
              (Registrant's Telephone Number, Including Area Code)

   Catherine L. Newell, 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
               (Name and Address of Agent for Service of Process)

                                 _______________

                     Please Send Copy of Communications to:

                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                        Philadelphia, Pennsylvania 19103

                        THE DFA INVESTMENT TRUST COMPANY
                          The U.S. Large Company Series
                     The Enhanced U.S. Large Company Series
                         The U.S. Large Cap Value Series
                  The Tax-Managed U.S. Marketwide Value Series
                       The Tax-Managed U.S. Equity Series
                         The U.S. Small XM Value Series
                         The U.S. Small Cap Value Series
                            The U.S. Small Cap Series
                            The U.S. Micro Cap Series
                       The DFA International Value Series
                        The Japanese Small Company Series
                      The Asia Pacific Small Company Series
                     The United Kingdom Small Company Series
                      The Continental Small Company Series
                             The Global Value Series
                         The Global Large Company Series
                         The Global Small Company Series
                           The Emerging Markets Series
                      The Emerging Markets Small Cap Series
                      The DFA One-Year Fixed Income Series
                   The DFA Two-Year Global Fixed Income Series

                               September 13, 2005

FORM N-1A, Part A:

Responses to Items 1 through 3 have been omitted  pursuant to paragraph  2(b) of
Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives,  Principal Investment  Strategies,  Related Risks
and Disclosure of Portfolio Holdings.

4(a) and (b) Investment Objectives and Implementation of Investment  Objectives.
The DFA Investment  Trust Company (the "Trust") issues  twenty-one  series which are listed above, each of which operates as a diversified investment company and represents  a separate  class  ("Series")  of the Trust's  shares of  beneficial interest.  Dimensional  Fund Advisors Inc. (the "Advisor")  serves as investment advisor to each of the Series,  except The Global Value Series, The Global Large
Company  Series and The Global Small Company  Series  (collectively  the "Global
Series"). The Advisor serves as administrator of the Global Series.

The investment  objectives,  policies and investment  limitations of each Series are set forth  below.  The  investment  objective of a Series may not be changed without the affirmative vote of a majority of the outstanding  voting securities of that  Series.  The Trust sells its shares to  institutional  investors  only.
Shares of each Series may be issued for cash and/or securities in which a Series is  authorized  to  invest.  In  addition,  when  acquiring  securities  from an institutional  investor in consideration of the issuance of its shares, a Series may accept securities from the transferor which it would not otherwise  purchase pursuant to its investment  policies,  as described  below. Any such acquisition would be very small in  relation to the then total  current  value of the assets acquired by a Series in any such transaction.

The U.S. Large Company Series

The U.S. Large Company Series seeks, as its investment objective, to approximate the total  investment  return of the Standard &  Poor's 500 Composite  Stock
Index(R)(the "S&P 500(R)Index").  The Series intends to invest in all of the stocks that comprise the S&P 500(R)Index in approximately the proportions as they are  represented  in the S&P  500(R)Index.  The S&P  500(R)Index is
comprised  of a broad and diverse  group of stocks,  most of which are traded on the New York Stock Exchange ("NYSE").  Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately
70% of the total market  capitalization of all publicly traded U.S. stocks.  The
Advisor  considers the stocks that comprise the S&P  500(R)Index to be those of large companies.  Under normal market conditions, at least 95% of the Series'
assets will be invested in the stocks that comprise the S&P 500(R)Index.  As a non-fundamental policy, under normal circumstances,  the Series will invest at least 80% of its net assets in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify  shareholders at least 60 days in advance of the change, and will change the name of the Series.

The U.S. Large Company Series may lend securities to qualified brokers, dealers, banks and other  financial  institutions  for the purpose of earning  additional income.  The Series  also may use  derivatives,  such as futures  contracts  and options on futures contracts, to gain market exposure on uninvested cash pending investment  in  securities  or to  maintain  liquidity  to pay  redemptions.  In addition,  the Series may enter into  futures  contracts  and options on futures contracts for U.S. equity market securities and indices.

Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P  500(R) Index,  including as a result of mergers,  reorganizations and similar  transactions and, to the extent necessary,  to provide cash to pay redemptions of the Series' shares.  Given the impact on prices of  securities  affected by the  reconstitution  of the S&P
500(R)Index around the time of a reconstitution date, the Series may purchase or sell securities that may be impacted by the  reconstitution  before or after the reconstitution  date of the  S&P  500(R)Index.  For  information  concerning
Standard &  Poor's Ratings  Group, a Division of The  McGraw-Hill  Companies
("S&P") and disclaimers of S&P with respect to the Series, see "STANDARD
& POOR'S - INFORMATION AND DISCLAIMERS," below.

The Enhanced U.S. Large Company Series

The Enhanced U.S. Large Company Series seeks,  as its investment  objective,  to achieve a total return which exceeds the total return performance of the S&P
500(R)Index.  The  Series may  invest in all of the  stocks  represented  in the
S&P 500(R)Index,  options on stock indices, stock index futures,  options on stock  index  futures,  swap  agreements  on stock  indices  and,  to the extent permissible pursuant to the Investment Company Act of 1940, shares of investment companies that invest in stock indices.  The Series generally invests in S&P
500(R)futures contracts and fixed income contracts. The Series may, from time to time, also invest in options on stock indices,  stock index futures,  options on stock index futures and swap agreements based on indices other than, but similar to,  the  S&P  500(R)Index  (such  instruments,  whether or not based on the
S&P   500(R)Index,   hereinafter   collectively   referred   to  as   "Index
Derivatives"). The S&P 500(R)Index is comprised of a broad and diverse group of stocks  most of which are traded on the NYSE.  Generally,  these are the U.S.
stocks with the largest market  capitalizations  and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S.
stocks.  The Advisor considers the stocks that comprise the S&P  500(R)Index to be  those of large  companies.  As a  non-fundamental  policy,  under  normal circumstances,  the Series  will  invest at least 80% of its net assets in short term fixed  income  obligations  that are  overlaid by futures,  swaps and other derivatives of the S&P  500(R)Index to create exposure to the performance of large U.S. companies.  Alternatively,  the Series may invest at least 80% of its net assets directly in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify  shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Series may  invest  all of its  assets in Index  Derivatives  (see Item 4(c)
"Risks").  Assets of the  Enhanced  U.S.  Large  Company  Series not invested in
S&P  500(R)Index or Index  Derivatives  may be invested in short-term  fixed income obligations  including:  U.S.  government  obligations,  U.S.  government agency  obligations,  corporate debt obligations,  bank obligations,  commercial
paper,  repurchase  agreements,   foreign  government  and  agency  obligations,
supranational organization obligations,  foreign issuer obligations,  eurodollar obligations,  and to the extent permitted by the Investment Company Act of 1940, shares of money market mutual funds (collectively,  "Fixed Income Investments").
(For a  description  of  these  fixed  income  investments  and  credit  quality
requirements,   see   "INVESTMENT   OBJECTIVES   AND  POLICIES  -  FIXED  INCOME
SERIES--Description  of  Investments.")  In addition,  The Enhanced  U.S.  Large
Company  Series may also invest in Exchange  Traded Funds ("ETFs") and similarly structured pooled  investments for the purpose of gaining exposure to the equity markets while  maintaining  liquidity.  Investments  in the  securities of other investment  companies,  including ETFs, will involve duplication of certain fees and expenses.

The  percentage  of  assets  of the  Series  that will be  invested  in  S&P
500(R)Index stocks, Index Derivatives and Fixed Income Investments may vary from time to time,  within the  discretion of the Advisor and according to restraints imposed  by the  Investment  Company  Act of 1940.  The Series  will  maintain a segregated  account  consisting of liquid assets (or, as permitted by applicable interpretations by the Securities and Exchange  Commission  ("SEC"),  enter into offsetting  positions) to cover its open positions in Index Derivatives to avoid leveraging by the Series.

The Series will enter into  positions  in futures and options on futures only to the extent such positions are  permissible  with respect to applicable  rules of the Commodity Futures Trading Commission  without  registering the Series or the
Trust as a commodity pool operator.  In addition,  the Series may not be able to utilize  Index  Derivatives  to the extent  otherwise  permissible  or desirable because of constraints  imposed by the Internal Revenue Code of 1986, as amended
(the  "Code")  or by  unanticipated  illiquidity  in the  marketplace  for  such instruments.  For more  information  about  Index  Derivatives,  see  Item  4(c)
"Risks."

It is the  position  of the SEC  that  over-the-counter  options  are  illiquid.
Accordingly,  the  Series  will  invest  in  such  options  only  to the  extent consistent with its 15% limit on investment in illiquid securities.

STANDARD & POOR'S - INFORMATION AND DISCLAIMERS

Neither The U.S. Large Company Series nor The Enhanced U.S. Large Company Series
(together, the "Large Company Series") are sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty,  express or implied, to the owners of the Large Company Series or any member of the public regarding the advisability of investing in securities generally or in the Large Company Series particularly  or the ability of the S&P  500(R)Index  to track general stock market  performance.  S&P's only relationship to the Large Company Series is the  licensing  of certain  trademarks  and trade  names of  S&P  and of the
S&P  500(R)Index  which is  determined,  composed and  calculated by S&P without  regard to the Large Company  Series.  S&P has no obligation to take the  needs  of  the  Large  Company  Series  or  their  respective  owners  into consideration in determining,  composing or calculating the S&P 500(R)Index.
S&P is not responsible for and has not participated in the  determination of the prices and amount of the Large Company  Series or in the issuance or sale of shares of the Large Company Series or in the determination or calculation of the equation by which the Large Company Series shares are to be converted into cash.
S&P has no obligation or liability in  connection  with the  administration, marketing or trading of the Large Company Series.

S&P DOES NOT GUARANTEE THE ACCURACY  AND/OR THE  COMPLETENESS OF THE S&P
500(R)INDEX  OR ANY DATA INCLUDED  THEREIN,  AND S&P SHALL HAVE NO LIABILITY
FOR ANY ERRORS,  OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY,
EXPRESS OR  IMPLIED,  AS TO RESULTS TO BE OBTAINED  BY  LICENSEE,  OWNERS OF THE
PRODUCT,  OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P  500(R)INDEX
OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES AND
EXPRESSLY   DISCLAIMS  ALL  WARRANTIES  OF  MERCHANTABILITY  OR  FITNESS  FOR  A
PARTICULAR  PURPOSE OR USE WITH RESPECT TO THE S&P  500(R)INDEX  OR ANY DATA
INCLUDED  THEREIN.  WITHOUT  LIMITING  ANY OF THE  FOREGOING,  IN NO EVENT SHALL
S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL
DAMAGES  (INCLUDING  LOST PROFITS),  EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH
DAMAGES.

INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES

U.S. VALUE SERIES

The  investment  objective  of The U.S.  Large Cap Value  Series (the "Large Cap
Value Series"),  The Tax-Managed U.S.  Marketwide Value Series (the "Tax-Managed
Value  Series"),  The U.S. Small XM Value Series (the "XM Value Series") and The
U.S.  Small Cap Value Series (the "Small Cap Value Series")  (collectively,  the
"U.S. Value Series") is to achieve long-term capital  appreciation.  Ordinarily, each U.S.  Value Series  generally will invest its assets in a broad and diverse group of readily  marketable  common stocks of U.S.  companies which the Advisor determines to be value stocks at the time of purchase. Securities are considered value  stocks  primarily  because a  company's  shares have a high book value in relation to their market value (a "book-to-market  ratio").  In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings  ratios,  as well as economic  conditions  and  developments  in the issuer's industry. The criteria the Advisor uses for assessing value are subject to change from time to time.

The Large Cap Value Series generally will invest in a broad and diverse group of the common stocks of large cap companies traded on a principal U.S.  exchange or on the  over-the-counter  market that the Advisor determines to be value stocks.
As of the date of this registration  statement,  the Advisor considers companies whose market  capitalizations  generally  are in the highest 90% of total market capitalization  to be large cap  companies.  For  purposes of this  registration statement,  "total market  capitalization" is based on the market capitalization of U.S.  operating  companies  listed on the NYSE,  AMEX or the Nasdaq  National
Market(R)("Nasdaq").   As  of  December   31,   2004,   generally,   the  market
capitalization  of a company in the highest 90% of total  market  capitalization was approximately  $1856 million or above. This dollar amount will change due to market conditions. As a non-fundamental policy, under normal circumstances,  the
Large Cap Value Series will invest at least 80% of its net assets in  securities of large cap U.S.  companies.  If the Series changes this investment policy, the
Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

The Tax-Managed  Value Series generally will invest in a broad and diverse group of the common stocks of companies traded on a principal U.S.  exchange or on the over-the-counter  market that the Advisor  determines to be value stocks.  As of the date of this registration  statement,  the Advisor considers for purchase by the Series securities of companies whose market  capitalizations  generally fall within the range of total market  capitalization.  As a non-fundamental  policy, under  normal  circumstances,  the  Series  will  invest at least 80% of its net assets in securities of U.S.  companies.  If the Series changes this policy, the
Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

The XM Value Series  generally  will invest in a broad and diverse  group of the common stocks of small cap companies  traded on a principal U.S.  exchange or on the  over-the-counter  market that the Advisor determines to be value stocks. As of the date of this  registration  statement,  the Advisor  considers  companies whose market  capitalizations  generally  are in the range of the lowest 2.5% to
12.5%  by  capitalization  of  total  market  capitalization  to  be  small  cap companies.  "XM" in the name of the XM Value  Series  indicates  that the Series generally will not purchase securities of the smallest micro cap companies, that is, those companies whose market capitalizations are in the lowest 2.5% of total market  capitalization,  although  the  Series may hold such  securities.  As of
December  31, 2004,  generally,  the market  capitalization  of a company in the lowest 2.5% to 12.5% of total market  capitalization  was approximately  between
$459  million and $2417  million.  This dollar  amount will change due to market conditions.  As a non-fundamental  policy,  under normal  circumstances,  the XM
Value  Series  will  invest  at least  80% of its net  assets  in small cap U.S.
companies.  If the XM Value Series changes this  investment  policy,  the Series will notify  shareholders  at least 60 days in advance of the  change,  and will change the name of the Series.

The Small Cap Value Series generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S.  exchange or on the  over-the-counter  market that the Advisor determines to be value stocks.
As of the date of this registration  statement,  the Advisor considers companies whose  market  capitalizations  generally  are in the lowest 8% of total  market capitalization  to be small cap companies.  As of December 31, 2004,  generally, the  market  capitalization  of a  company  in the  lowest  8% of  total  market capitalization was approximately $1422 million or below. This dollar amount will change due to market  conditions.  As a  non-fundamental  policy,  under  normal circumstances, the Small Cap Value Series will invest at least 80% of its assets in small cap U.S.  companies.  If the Series changes this investment policy, the
Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

On at least a  semi-annual  basis,  the Advisor will prepare  lists of companies whose stock is eligible for investment by a U.S. Value Series.  The total market capitalization  ranges,  and the value criteria used by the Advisor for the U.S.
Value Series, as described above, generally apply at the time of purchase by the
Series.  Each U.S.  Value Series is not required to dispose of a security if the security's issuer is no longer within the total market  capitalization  range or does not meet current value criteria.  Similarly, the Advisor is not required to sell a security  even if the  decline in the  market  capitalization  reflects a serious  financial  difficulty or potential or actual insolvency of the company.
Securities  that  do  meet  the  market  capitalization  and/or  value  criteria nevertheless  may  be  sold  at  any  time  when,  in  the  Advisor's  judgment, circumstances warrant their sale. See "INVESTMENT OBJECTIVES AND POLICIES - U.S.
VALUE  SERIES  AND  U.S.   EQUITY   SERIES--Portfolio   Transactions"   in  this
registration  statement.  Each U.S.  Value Series may use  derivatives,  such as futures contracts and options on futures  contracts,  to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.

Each U.S.  Value  Series also may enter into  futures  contracts  and options on futures contracts for U.S. equity securities and indices.  The Tax-Managed Value
Series and the XM Value Series also may invest in ETFs and similarly  structured pooled  investments  for the  purpose of  gaining  exposure  to the U.S.  equity markets while maintaining liquidity.

U.S. EQUITY SERIES

The investment objective of The Tax-Managed U.S. Equity Series (the "Tax-Managed
Equity Series") is to achieve  long-term capital  appreciation.  The Tax-Managed
Equity Series  generally  will invest in a broad and diverse group of the common
stocks  of   companies   traded  on  a  principal   U.S.   exchange  or  on  the
over-the-counter  market.  As of the date of this  registration  statement,  the
Advisor  considers for purchase by the Series  securities of all companies whose
market  capitalizations   generally  fall  within  the  range  of  total  market
capitalization.  As a non-fundamental  policy, under normal  circumstances,  the
Tax-Managed  Equity  Series will invest at least 80% of its net assets in equity securities of U.S. companies. If the Series changes this policy, the Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

On at least a  semi-annual  basis,  the Advisor will prepare  lists of companies whose stock is eligible for investment by the  Tax-Managed  Equity  Series.  The total market capitalization range used by the Advisor for the Tax-Managed Equity
Series,  as described  above,  generally  applies at the time of purchase by the
Series.  The Tax-Managed  Equity Series is not required to dispose of a security if the  security's  issuer is no longer  within the total market  capitalization range.  Similarly,  the Advisor is not  required to sell a security  even if the decline in the market capitalization  reflects a serious financial difficulty or potential  or actual  insolvency  of the  company.  Securities  that do meet the market capitalization criteria nevertheless may be sold at any time when, in the
Advisor's judgment, circumstances warrant their sale. See "INVESTMENT OBJECTIVES
AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES--Portfolio Transactions"
in this registration statement. The Tax-Managed Equity Series may invest in ETFs and similarly  structured pooled investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity.  The Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market  exposure on  uninvested  cash pending  investment  in  securities  or to maintain  liquidity  to pay  redemptions.  The  Series  may enter  into  futures contracts  and  options on futures  contracts  for U.S.  equity  securities  and indices.

The Tax-Managed  Series.  Except as described under  "Portfolio  Structure," the
Tax-Managed  Value  Series and  Tax-Managed  Equity  Series  (collectively,  the
"Tax-Managed  Series")  intend to invest in a large  portion of the  universe of companies whose shares are eligible for investment.  The investment portfolio of
each   Tax-Managed   Series   generally  will  be  structured   using  a  market
capitalization  weighted  approach.  Ordinarily,  the amount of each security is purchased based on the issuer's  relative market  capitalization.  However,  the
Tax-Managed Series should not be expected to adhere to the market capitalization weighted approach to the same extent as non-tax-managed Series.

Each  Tax-Managed  Series  seeks to  minimize  the  impact of  federal  taxes on investment  returns by managing  its  portfolio  in a manner that will defer the realization  of net capital  gains  where  possible  and will  attempt to reduce dividend income. Each Tax-Managed Series intends to maximize the after-tax value of shareholders' investment in the Series.

When selling securities,  a Tax-Managed Series typically will select the highest cost shares of the  specific  security in order to minimize the  realization  of capital  gains.  In  certain  cases,  the  highest  cost  shares  may  produce a short-term  capital gain. Since short-term  capital gains generally are taxed at higher tax rates than long-term  capital  gains,  the highest cost shares with a long-term holding period may be disposed of instead. A Tax-Managed  Series, when possible,  will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been  satisfied.  Additionally,  a
Tax-Managed Series, when consistent with all other tax management policies,  may sell securities in order to realize capital losses.  Realized capital losses can
be  used  to  offset  realized  capital  gains,   thus  reducing  capital  gains
distributions.

The Advisor will attempt to time the purchases and sales of securities to reduce the receipt of dividends  when  possible.  With  respect to  dividends  that are received, a Tax-Managed Series may not be eligible to pass through the dividends received  deduction  attributable  to  holdings  in U.S.  equity  securities  to corporate  shareholders if, because of certain timing rules, hedging activities, or debt financing  activities at the level of the Series, the Portfolio,  or the corporate  shareholder  of the  Portfolio,  the requisite  holding period of the dividend-paying  stock  is not  met  or  the  dividends  received  deduction  is otherwise  reduced.  Portfolio  investments also may be managed to emphasize low dividend-yielding securities.

Each  Tax-Managed  Series is expected to deviate from its market  capitalization weighted  approach  to a greater  extent than the non-tax  managed  Series.  For example,  the Advisor may exclude the stock of a company  that meets  applicable market  capitalization  criteria in order to avoid dividend income, and may sell the stock of a company that meets applicable market  capitalization  criteria in order to realize a capital loss.  Also,  while other Series are managed with the expectation  that securities  generally will be held for longer than one year, a
Tax-Managed  Series may dispose of  securities  whenever the Advisor  determines that  disposition  is  consistent  with  its  tax  management  strategies  or is otherwise in the best interest of the Tax-Managed Series.

Although the Advisor  intends to manage each  Tax-Managed  Series in a manner to minimize the realization of capital gains and taxable dividend income each year, each Tax-Managed  Series may nonetheless  distribute taxable gains and dividends to  shareholders.  Realization  of  capital  gains is not  entirely  within  the
Advisor's control.  Capital gains  distributions may vary considerably from year to  year;  there  will  be no  capital  gains  distributions  in  years  when  a
Tax-Managed  Series  realizes  a  net  capital  loss.   Furthermore,   redeeming
shareholders  will be required to pay taxes on their capital gains, if any, on a redemption of the Series' shares, whether paid in cash or in-kind, if the amount received on redemption is greater than the amount of the shareholder's tax basis in the shares redeemed.

Portfolio Structure. The U.S. Value Series may invest a portion of their assets, ordinarily  not more than 20%,  in high  quality,  highly  liquid  fixed  income
securities,   such  as  money  market  instruments  and  short-term   repurchase
agreements.  The  Tax-Managed  Equity  Series  also may  invest a portion of its assets,  ordinarily  not more than 20%, in a wide  variety of cash  investments, such as money market instruments.  In addition,  both Tax-Managed Series and the
XM Value Series are permitted to invest in shares of  unaffiliated  money market funds.

The U.S. Value Series and the Tax-Managed Equity Series will purchase securities that are listed on the principal U.S. national  securities  exchanges and traded on  the  over-the-counter  market.  Each  of  the  U.S.  Value  Series  and  the
Tax-Managed  Equity  Series  will be  structured  using a market  capitalization weighted  approach.  Market  capitalization  weighting  means each  security  is generally purchased based on the issuer's relative market capitalization (except as described above in "The Tax-Managed Series"). Market capitalization weighting will be  adjusted  by the  Advisor  for a variety of  factors.  The  Advisor may consider  such factors as trading  strategies,  liquidity  management  and other factors determined to be appropriate by the Advisor given market conditions. The
Advisor  may  exclude  the  stock of a  company  that  meets  applicable  market capitalization  criterion if the Advisor determines,  in its best judgment, that the purchase of such stock is inappropriate in light of other conditions.  These adjustments  will result in a deviation from traditional  market  capitalization weighting.

Deviation from market capitalization weighting also will occur in the U.S. Value
Series and the  Tax-Managed  Equity Series because they intend to purchase round lots only and, with respect to the XM Value Series and the  Tax-Managed  Series, because each Series intends to purchase  common stocks in its  respective  total
market   capitalization  range  through  block  trades,  as  described  in  this registration  statement.  Furthermore,  in order to retain sufficient liquidity, the relative  amount of any security held by a Series may be reduced,  from time to time. A portion,  but generally not in excess of 20%, of a Series' assets may be invested in interest-bearing obligations, as described above, thereby causing further  deviation  from market  capitalization  weighting.  The Series may make block  purchases of eligible  securities  at  opportune  prices even though such purchases exceed the number of shares which, at the time of purchase,  adherence to a market  capitalization  weighted approach would otherwise require.  (The XM
Value  Series may  purchase  common  stocks in the bottom  2.5% of total  market capitalization  at times when it is  advantageous  to do so.) In  addition,  the
Series may acquire securities eligible for purchase or otherwise  represented in their  portfolios  at the time of the  exchange in exchange  for the issuance of their shares.  (See "In-kind  Purchases" in Item 6(b).) While such purchases and acquisitions  might  cause a  temporary  deviation  from  market  capitalization weighting,  they would  ordinarily be made in  anticipation of further growth of the  assets of a Series.  On not less than a  semi-annual  basis,  for each U.S.
Value Series, the Advisor will calculate the  book-to-market  ratio necessary to determine those companies whose stocks may be eligible for investment.

Portfolio Transactions.  The U.S. Value Series and the Tax-Managed Equity Series
do not intend to  purchase or sell  securities  based on the  prospects  for the economy,  the  securities  markets or the  individual  issuers  whose shares are
eligible  for  purchase.   As  described  above  under  "Portfolio   Structure,"
investments  generally will be made in most of the eligible  securities  using a market capitalization weighted approach.

Generally,  securities will be purchased with the expectation  that they will be held for longer than one year.  The Large Cap Value  Series and the  Tax-Managed
Series may sell portfolio  securities  when the issuer's  market  capitalization
falls   substantially   below  that  of  the  issuer  with  the  minimum  market
capitalization  which is then eligible for purchase by the Series.  The XM Value
Series and U.S. Small Cap Value Series each may sell portfolio  securities  when the  issuer's  market  capitalization  increases  to a level that  substantially exceeds that of the issuer with the largest market  capitalization which is then eligible for investment by the Series. However, securities, including securities that are eligible for  purchase,  may be sold at any time when, in the Advisor's judgment, circumstances warrant their sale.

In  addition,  the Large Cap Value Series and the  Tax-Managed  Value Series may
sell portfolio  securities when their  book-to-market  ratios fall substantially below that of the security  with the lowest such ratio that is then eligible for purchase by the Series.  The XM Value Series and the U.S. Small Cap Value Series
may also sell portfolio securities in the same circumstances;  however,  each of
those  Series  generally   anticipates  retaining  securities  of  issuers  with
relatively  smaller  market  capitalizations  for longer  periods,  despite  any decrease in the issuers' book-to-market ratios.

INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES

Each of The U.S. Small Cap, U.S. Micro Cap, Japanese Small Company, Asia Pacific
Small Company, United Kingdom Small Company and Continental Small Company Series
of the Trust  (collectively,  the  "Small  Company  Series")  has an  investment objective to achieve  long-term capital  appreciation.  The Small Company Series provide investors with access to securities portfolios consisting of small U.S.,
Japanese, United Kingdom, European and Asia Pacific companies. Company size will be  determined  for purposes of these Series on the basis of a company's  market capitalization.  "Market  capitalization"  will be calculated by multiplying the price of a  company's  stock by the number of its shares of  outstanding  common stock.

The U.S. Small Cap Series

The U.S. Small Cap Series (the "U.S. Small Cap Series") generally will invest in a broad and diverse group of the common stocks of small cap companies  traded on a principal U.S. exchange or on the  over-the-counter  market. As of the date of this  registration  statement,  the Advisor  considers  companies  whose  market capitalizations generally are in the lowest 8% of total market capitalization to be small cap  companies.  For purposes of this  registration  statement,  "total market  capitalization" is based on the market  capitalization of U.S. operating companies listed on the NYSE, AMEX or Nasdaq.  On at least a semi-annual  basis, the  Advisor  will  review  total  market  capitalization  to  prepare  lists of companies  whose stock is eligible for  investment by the U.S. Small Cap Series.
As of December 31, 2004,  generally,  the market  capitalization of a company in the lowest 8% of total market  capitalization was approximately $1422 million or
below.  This  dollar  amount  will  change  due  to  market  conditions.   As  a
non-fundamental  policy, under normal  circumstances,  the U.S. Small Cap Series will invest at least 80% of its net assets in small cap U.S.  companies.  If the
U.S. Small Cap Series  changes this  investment  policy,  the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.  The U.S.  Small Cap Series may invest in  securities  of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series.  Generally, it is the intention of the U.S. Small Cap Series to invest in the common stock of eligible companies using a market  capitalization  weighted  approach.  In addition,  the Series is authorized to invest in private placements of  interest-bearing  debentures that are convertible into common stock. Such investments are considered illiquid, and the value thereof,  together with the value of all other  illiquid  investments, may not  exceed  15% of the  value  of the  Series'  net  assets  at the time of purchase.

The U.S. Micro Cap Series

The U.S. Micro Cap Series (the " U.S.  Micro Cap Series")  generally will invest in a broad and diverse group of the common stocks of micro cap companies  traded on a principal U.S. exchange or on the  over-the-counter  market. As of the date of this registration  statement,  the Advisor  considers  companies whose market capitalizations are generally in the lowest 4% of total market capitalization to be  micro  cap  companies.  As of  December  31,  2004,  generally,  the  market capitalization of a company in the lowest 4% of total market  capitalization was approximately  $708  million or below.  This  dollar  amount  will change due to market conditions. As a non-fundamental policy, under normal circumstances,  the
U.S.  Micro Cap Series will invest at least 80% of its net assets in  securities of U.S.  micro  cap  companies.  If the  U.S.  Micro  Cap  Series  changes  this investment  policy,  the Series  will  notify  shareholders  at least 60 days in advance of the change,  and will change the name of the Series.  The U.S.  Micro
Cap Series may invest in  securities  of foreign  issuers that are traded in the
U.S.  securities  markets,  but such  investments may not exceed 5% of the gross assets of the Series.  There is some overlap in the  companies in which the U.S.
Micro Cap Series  and the U.S.  Small Cap Series  invest.  Generally,  it is the intention  of the U.S.  Micro Cap  Series  to  invest  in the stock of  eligible companies using a market  capitalization  weighted  approach.  (See  "INVESTMENT
OBJECTIVES AND POLICIES - SMALL COMPANY SERIES--Portfolio  Structure.") The U.S.
Micro  Cap  Series is  authorized  to invest  in  privately  placed  convertible debentures and the value thereof,  together with the value of all other illiquid investments,  may not exceed 10% of the value of the  Series'  net assets at the time of  purchase.  The  U.S.  Micro  Cap  Series  also may  invest  in ETFs and similarly  structured pooled  investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity.

The Japanese Small Company Series

The Japanese Small Company Series (the "Japanese  Series") generally will invest in a broad and diverse  group of readily  marketable  stocks of  Japanese  small companies  that are traded in the  Japanese  securities  markets.  The  Japanese
Series also may invest in securities of Japanese  companies  listed or traded in the form of International  Depositary  Receipts ("IDRs") or American  Depositary
Receipts  ("ADRs").  The Advisor measures company size based primarily on market capitalization.  The Advisor first ranks eligible  companies  listed on selected exchanges in Japan by market  capitalization.  The Advisor then  determines  the universe of eligible stocks by defining the maximum market  capitalization  of a small company in Japan. As of December 31, 2004, the Advisor considered Japanese small  companies to be those companies with a market  capitalization  below $880 million.  This  dollar  amount  will  change  due  to  market  conditions.  As a non-fundamental  policy,  under normal  circumstances,  the Japanese Series will invest at least 80% of its net assets in securities of Japanese small companies.
If the Japanese  Series changes this investment  policy,  the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The  Japanese  Series  does not intend to purchase  shares of any company  whose market  capitalization  is less than $5,000,000.  The Japanese Series intends to invest in the stock of eligible companies using a market capitalization weighted approach.  The  Japanese  Series  also  may  invest  up to 5% of its  assets  in convertible  debentures  issued by Japanese small  companies.  (See  "INVESTMENT
OBJECTIVES  AND  POLICIES - SMALL  COMPANY  SERIES--Portfolio  Structure.")  The
Japanese Series may invest in ETFs and similarly  structured pooled  investments that provide  exposure to the Japanese  equity  market or other equity  markets, including the United States,  for the purpose of gaining  exposure to the equity
markets  while  maintaining   liquidity.   The  Japanese  Series  also  may  use
derivatives, such as futures contracts and options on futures contracts, to gain market  exposure on  uninvested  cash pending  investment  in  securities  or to maintain  liquidity  to pay  redemptions.  The  Japanese  Series  may enter into
futures   contracts  and  options  on  futures  contracts  for  Japanese  equity securities and indices or other equity market securities and indices,  including those of the United States.

The United Kingdom Small Company Series

The United Kingdom Small Company Series (the "United Kingdom Series")  generally will invest in a broad and diverse group of readily  marketable stocks of United
Kingdom  small  companies  that  are  traded  principally  on the  London  Stock
Exchange.  The United  Kingdom  Series also may invest in  securities  of United
Kingdom  companies  listed or traded  in the form of IDRs or ADRs.  The  Advisor measures company size based primarily on the market  capitalization of companies in the United  Kingdom.  The Advisor first ranks  eligible  companies  listed on selected  exchanges  in the United  Kingdom.  The Advisor  then  determines  the universe of eligible stocks by defining the maximum market  capitalization  of a small  company in the United  Kingdom.  As of  December  31,  2004,  the Advisor
considered  United Kingdom small  companies to be those  companies with a market capitalization below $1434 million. This dollar amount will change due to market conditions.  The United Kingdom Series will not, however, purchase shares of any investment  trust or of any company  whose  market  capitalization  is less than
$5,000,000. As a non-fundamental policy, under normal circumstances,  the United
Kingdom  Series  will  invest at least 80% of its net  assets in  securities  of
United  Kingdom  small  companies.  If the United  Kingdom  Series  changes this investment  policy,  the Series  will  notify  shareholders  at least 60 days in advance of the change, and will change the name of the Series.

The United Kingdom  Series intends to invest in the stock of eligible  companies using a market capitalization  weighted approach. The United Kingdom Series also may invest up to 5% of its  assets in  convertible  debentures  issued by United
Kingdom  small  companies.  (See  "INVESTMENT  OBJECTIVES  AND  POLICIES - SMALL
COMPANY  SERIES--Portfolio  Structure.") The United Kingdom Series may invest in
ETFs and similarly  structured  pooled  investments that provide exposure to the
United  Kingdom  equity  market or other equity  markets,  including  the United
States,  for the  purpose  of  gaining  exposure  to the  equity  markets  while maintaining liquidity. The United Kingdom Series also may use derivatives,  such as futures contracts and options on futures  contracts,  to gain market exposure on uninvested cash pending  investment in securities or to maintain liquidity to pay redemptions.  The United Kingdom Series may enter into futures contracts and options on futures contracts for United Kingdom equity securities and indices or other  equity  market  securities  and  indices,  including  those of the United
States.

The Continental Small Company Series

The Continental Small Company Series (the "Continental  Series")  generally will invest  in  readily  marketable  stocks of a broad  and  diverse  group of small companies organized under the laws of certain European countries. As of the date of this  registration  statement,  the  Continental  Series  may invest in small companies  located in  Austria,  Belgium,  Denmark,  Finland,  France,  Germany,
Greece, Ireland, Italy, the Netherlands,  Norway,  Portugal,  Spain, Sweden, and
Switzerland,  whose shares are traded  principally in securities markets located in those countries. The Continental Series also may invest in eligible companies listed or traded in the form of IDRs or ADRs.  The  Advisor  determines  company size on a  country  or region  specific  basis  and  based  primarily  on market capitalization.  In the  countries or regions  authorized  for  investment,  the
Advisor first ranks eligible companies listed on selected exchanges based on the companies'  market  capitalization.  The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Continental  Series with respect to each country or region.  As of December 31,  2004,  on an  aggregate  basis for the  Continental
Series,  the Advisor  considered  small  companies to be those  companies with a market  capitalization below $2554 million.  This threshold will vary by country or region. For example,  as of December 31, 2004, the Advisor considered a small company in the European  Monetary Union ("EMU") to have a market  capitalization below $1873 million, a small company in Denmark to have a market  capitalization
below  $1381  million,   and  a  small  company  in  Sweden  to  have  a  market
capitalization  below $1478  million.  These  dollar  amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances,  the
Continental  Series will invest at least 80% of its net assets in  securities of small companies located in continental Europe. If the Continental Series changes this investment policy, the Series will notify  shareholders at least 60 days in advance of the change, and will change the name of the Series.

The  Continental  Series does not  intend,  however,  to purchase  shares of any company whose market  capitalization  is less than the equivalent of $5,000,000.
The  Continental  Series  intends to invest in the stock of  eligible  companies using a  market  capitalization  weighted  approach  within  each  country.  The
Continental  Series  also  may  invest  up to 5% of its  assets  in  convertible debentures issued by European small companies.  In addition, the Advisor may, in its  discretion,  either limit further  investments  in a particular  country or divest  the  Continental  Series  of  holdings  in a  particular  country.  (See
"INVESTMENT   OBJECTIVES   AND  POLICIES  -  SMALL   COMPANY   SERIES--Portfolio
Structure.") The Continental Series may invest in ETFs and similarly  structured pooled  investments  that provide  exposure to the  continental  European equity markets or other equity markets, including the United States, for the purpose of gaining  exposure  to  the  equity  markets  while  maintaining  liquidity.  The
Continental  Series  also may use  derivatives,  such as futures  contracts  and options on futures contracts, to gain market exposure on uninvested cash pending investment  in  securities  or to maintain  liquidity  to pay  redemptions.  The
Continental  Series  may enter into  futures  contracts  and  options on futures contracts for continental European equity securities and indices or other equity market securities and indices, including those of the United States.

The Asia Pacific Small Company Series

The Asia Pacific Small  Company  Series (the "Asia  Pacific  Series")  (formerly known as The Pacific Rim Small Company  Series)  generally will invest in stocks of a broad and  diverse  group of small  companies  located  in  Australia,  New
Zealand and Pacific Rim Asian countries  whose shares are traded  principally on the securities markets located in those countries.  The Asia Pacific Series also may invest in securities of eligible  companies  listed or traded in the form of
IDRs or ADRs. As of the date of this  registration  statement,  the Asia Pacific
Series  may  invest in small  companies  located in  Australia,  Hong Kong,  New
Zealand and Singapore.  In addition, the Advisor may, in its discretion,  either limit  further  investments  in a particular  country or divest the Asia Pacific
Series of holdings in a particular country.

The  Advisor  measures  company  size on a  country  specific  basis  and  based primarily on market capitalization.  In the countries authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies' market  capitalization.  The Advisor then determines the universe of eligible  stocks by defining  the maximum  market  capitalization  of a small company that may be  purchased  by the Asia Pacific  Series with respect to each country  authorized for investment.  This threshold will vary by country.  As of
December 31, 2004,  the Advisor  considered  Asia Pacific small  companies to be those companies with a market  capitalization  below $1198 million in Australia,
$1250  million in Hong Kong,  $819  million in New Zealand  and $921  million in
Singapore.  These  dollar  amounts  will change due to market  conditions.  As a non-fundamental policy, under normal circumstances, the Asia Pacific Series will invest at least 80% of its net assets in securities of small  companies  located in Australia,  New Zealand and Pacific Rim Asian countries.  If the Asia Pacific
Series changes this investment  policy,  the Series will notify  shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Asia Pacific Series does not intend to purchase  shares of any company whose market  capitalization is less than $5,000,000.  The Asia Pacific Series intends to  acquire  a  portion  of the  stock  of  eligible  companies  using a  market capitalization  weighted  approach within each country.  The Asia Pacific Series also may invest up to 5% of its assets in convertible debentures issued by small companies located in the Asia Pacific. (See "INVESTMENT  OBJECTIVES AND POLICIES
- SMALL  COMPANY  SERIES--Portfolio  Structure.")  The Asia  Pacific  Series may
invest in ETFs and similarly structured pooled investments that provide exposure to Asia Pacific  equity  markets or other equity  markets,  including the United
States,  for the  purpose  of  gaining  exposure  to the  equity  markets  while maintaining liquidity. The Asia Pacific Series also may use derivatives, such as futures contracts and options on futures  contracts,  to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Asia  Pacific  Series may enter  into  futures  contracts  and options on futures  contracts for Asia Pacific equity  securities and indices or other  equity  market  securities  and  indices,  including  those of the United
States.

Portfolio Structure

Each Small  Company  Series uses a market  capitalization  weighted  approach as described below. The following  discussion applies to the investment policies of the Small Company Series.

The  decision  to include or exclude the shares of an issuer will be made on the basis of such issuer's relative market capitalization determined by reference to other companies located in the same country or region.  Company size is measured in terms of local  currencies  in order to eliminate the effect of variations in currency  exchange rates.  Even though a company's stock may meet the applicable market capitalization criterion, it may not be purchased if (i) in the Advisor's judgment,  the issuer is in  extreme  financial  difficulty;  (ii) the issuer is involved in a merger or consolidation or is the subject of an acquisition; (iii)
a significant  portion of the issuer's  securities are closely held; or (iv) the
Advisor  determines  in its best  judgment  that the  purchase  of such stock is inappropriate  given  other  conditions.  Further,  securities  of  real  estate investment  trusts  will  not  be  acquired  (except  as a  part  of  a  merger, consolidation or acquisition of assets).

The  portfolio   structures  of  the  Small  Company   Series   involve   market
capitalization  weighting in determining  individual security weights and, where applicable,  country or region weights.  Market  capitalization  weighting means each  security is  generally  purchased  based on the issuer's  relative  market capitalization.  Market capitalization weighting will be adjusted by the Advisor for a variety of factors.  The Advisor may consider  such factors as free float, momentum, trading strategies,  liquidity management and other factors determined to be  appropriate  by the  Advisor  given  market  conditions.  The Advisor may exclude  the stock of a company  that  meets  applicable  market  capitalization criterion if the Advisor determines,  in its best judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share  capital of a company  that is not  freely  available  for  trading in the public equity markets by  international  investors.  For example,  the following types of shares may be excluded:  (i) those held by strategic investors (such as governments,  controlling shareholders and management); (ii) treasury shares; or
(iii) shares subject to foreign ownership restrictions.

Deviation  from  market  capitalization  weighting  also will occur  because the
Advisor  intends to purchase  round lots only.  Furthermore,  in order to retain sufficient  liquidity,  the relative  amount of any security held may be reduced from time to time. A portion,  but generally not in excess of 20%, of assets may be invested in interest-bearing  obligations,  such as money-market instruments, for this purpose,  thereby causing further deviation from market  capitalization weighting.

Block  purchases of eligible  securities may be made at opportune  prices,  even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization  weighted approach would otherwise require.
In  addition,  each Small  Company  Series may, in exchange  for the issuance of shares,  acquire  securities  eligible for purchase or otherwise  represented in their portfolios at the time of the exchange.  (See "In-kind  Purchases" in Item
6(b).) While such purchases and acquisitions  might cause a temporary  deviation
from  market  capitalization   weighting,  they  would  ordinarily  be  made  in
anticipation of further growth of assets.

If securities must be sold in order to obtain funds to make redemption payments, such securities may be repurchased as additional cash becomes available. In most instances,  however,  management would anticipate  selling  securities which had appreciated sufficiently to be eligible for sale and, therefore,  would not need to repurchase such securities.  (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL
COMPANY SERIES--Portfolio Transactions.")

Changes  in  the   composition   and  relative   ranking  (in  terms  of  market
capitalization)  of the stocks that are eligible  for  purchase  take place with every trade when the securities markets are open for trading due, primarily,  to
price   fluctuations   of  such   securities.   Common   stocks   whose   market
capitalizations are not greater than such company will be purchased.  Additional investments  generally will not be made in securities  which have appreciated in value  sufficiently  to be  excluded  from the  Advisor's  then  current  market capitalization requirement for eligible portfolio securities. This may result in further deviation from market capitalization  weighting and such deviation could
be  substantial  if  a  significant   amount  of  holdings   increase  in  value
sufficiently to be excluded from the requirement  for eligible  securities,  but not by a sufficient  amount to warrant their sale. (See  "INVESTMENT  OBJECTIVES
AND POLICIES - SMALL  COMPANY  PORTFOLIOS--Portfolio  Transactions.")  A further deviation from market  capitalization  weighting may occur if a Series invests a portion of its assets in convertible debentures.

Country  weights may be based on the total  market  capitalization  of companies within each country.  The calculation of country market  capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of  diversification,  the Investment  Committee may limit or fix the  exposure  to a  particular  country or region to a maximum proportion of the assets of that vehicle.  Country weights may also deviate from target weights due to general  day-to-day  trading patterns and price movements.
As a result, the weighting of certain countries may vary from their weighting in published international indices.

Generally,  current  income  is  not  sought  as an  investment  objective,  and investments  will not be based  upon an  issuer's  dividend  payment  policy  or record.  However,  many of the companies  whose  securities will be selected for investment do pay dividends. It is anticipated,  therefore, that dividend income will be  received.  Also,  each  Small  Company  Series may lend  securities  to qualified  brokers,  dealers,  banks and other  financial  institutions  for the purpose of realizing additional income. (See "Securities Loans" below.)

Portfolio Transactions

On a periodic basis,  the Advisor will review the holdings of each Small Company
Series and determine which, at the time of such review, are no longer considered small U.S., Japanese, United Kingdom, European or Asia Pacific companies.

Securities which have  depreciated in value since their  acquisition will not be sold solely because prospects for the issuer are not considered  attractive,  or due to an expected or realized general decline in securities prices.  Securities may be  disposed  of,  however,  at any time when,  in the  Advisor's  judgment, circumstances,  such as (but not limited to) tender offers,  mergers and similar transactions,  or bids made for block  purchases  at opportune  prices,  warrant their  sale.  Generally,  securities  will  not be  sold to  realize  short-term profits, but when circumstances  warrant, they may be sold without regard to the
length  of  time  held.  Generally,   securities  will  be  purchased  with  the
expectation  that  they will be held for  longer  than one year and will be held until such time as they are no longer considered an appropriate holding in light of  the  policy  of  maintaining  portfolios  of  companies  with  small  market capitalizations.

The DFA International Value Series

The  investment  objective of The DFA  International  Value Series is to achieve long-term capital appreciation.  The Series operates as a diversified investment company and seeks to achieve its  objective  by investing in the stocks of large
non-U.S.  companies that the Advisor  believes to be value stocks at the time of purchase.  Securities are considered value stocks primarily  because a company's
shares  have  a  high  book  value  in  relation  to  their   market   value  (a
"book-to-market ratio"). In assessing value, the Advisor may consider additional factors,  such as price to cash  flow or price to  earnings  ratios,  as well as economic conditions and developments in the issuer's industry.  The criteria the
Advisor uses for  assessing  value are subject to change from time to time.  The
Series  intends to invest in the stocks of large  companies  in  countries  with developed markets. As of the date of this registration statement, the Series may invest in the stocks of large companies in Australia, Austria, Belgium, Denmark,
Finland,  France,  Germany,  Greece,  Hong  Kong,  Ireland,  Italy,  Japan,  the
Netherlands,   New  Zealand,   Norway,  Portugal,   Singapore,   Spain,  Sweden,
Switzerland and the United Kingdom.  In addition to the countries  listed above, the Series may continue to hold  investments in countries that are not currently authorized for  investment,  but had been authorized for investment in the past.
As the  Series'  asset  growth  permits,  it may  invest in the  stocks of large companies in other developed markets.

Under  normal  market  conditions,  the  Series  intends to invest its assets in companies  organized  or having a  majority  of their  assets in or  deriving  a majority of their operating  income in at least three non-U.S.  countries and no more than 40% of the Series'  assets will be invested in such  companies  in any one country.  The  International  Value Series  invests its assets in securities listed  on bona fide  securities  exchanges  or  traded on the  over-the-counter markets, including securities listed or traded in the form of IDRs or ADRs.

The  International  Value  Series  intends  to  invest  in the  stocks  of large companies in countries with developed  markets.  The Advisor  determines company size on a  country  or region  specific  basis  and  based  primarily  on market capitalization.  In the  countries or regions  authorized  for  investment,  the
Advisor first ranks eligible companies listed on selected exchanges based on the companies'  market  capitalization.  The Advisor then determines the universe of eligible stocks by defining the minimum market capitalization of a large company that may be  purchased  by the  International  Value Series with respect to each country or region.  As of  December  31,  2004,  on an  aggregate  basis for the
International  Value Series,  the Advisor considered large companies to be those companies with a market  capitalization of at least $819 million. This threshold will vary by country or region.  For  example,  as of  December  31,  2004,  the
Advisor considered a large company in the EMU to have a market capitalization of at  least  $1873  million,  a  large  company  in  Australia  to  have a  market capitalization  of at least $1198  million  and a large  company in Hong Kong to have a market  capitalization  of at least $1250  million.  These dollar amounts will change due to market conditions.

The  International  Value  Series  intends to  purchase  securities  within each applicable country using a market capitalization weighted approach. The Advisor, using this approach and its best judgment, will set country weights based on the relative market capitalizations of eligible large companies within each country.
As a result,  the  weightings  of certain  countries in the Series may vary from their  weightings  in  international  indices,  such as those  published by FTSE
International, Morgan Stanley Capital International or Citigroup.

The  International  Value  Series  also  may use  derivatives,  such as  futures contracts  and  options  on  futures  contracts,  to  gain  market  exposure  on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The International Value Series may enter into futures contracts and options on futures contracts for foreign or U.S. equity securities and indices.

The  portfolio  structure  of the  International  Value Series  involves  market capitalization  weighting in determining individual security weights and country or region  weights.  Market  capitalization  weighting  means each  security  is generally purchased based on the issuer's relative market capitalization. Market capitalization  weighting  will be  adjusted  by the  Advisor  for a variety  of factors. The Advisor may consider such factors as free float, momentum,  trading strategies,  liquidity management and other factors determined to be appropriate by the Advisor given market  conditions.  The Advisor may exclude the stock of a company that meets  applicable  market  capitalization  criterion if the Advisor
determines,   in  its  best  judgment,  that  the  purchase  of  such  stock  is inappropriate in light of other  conditions.  These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share  capital of a company  that is not  freely  available  for  trading in the public equity markets by  international  investors.  For example,  the following types of shares may be excluded:  (i) those held by strategic investors (such as governments,  controlling shareholders and management); (ii) treasury shares; or
(iii) shares subject to foreign ownership restrictions.

Deviation  from  market  capitalization  weighting  also will occur  because the
Series  intends to  purchase  round lots only.  Furthermore,  in order to retain sufficient liquidity, the relative amount of any security held by the Series may be reduced, from time to time. A portion, but generally not in excess of 20%, of the  Series'  assets may be invested in  interest-bearing  obligations,  such as
money-market   instruments,   thereby  causing  further  deviation  from  market
capitalization  weighting.  Such investments  would be made on a temporary basis pending  investment  in equity  securities  pursuant to the  Series'  investment objective.

The Series may make block purchases of eligible  securities at opportune  prices even though such  purchases  exceed the number of shares  which,  at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise  represented  in its portfolio at the time of the exchange in exchange for the issuance of its shares.  (See  "In-kind  Purchases" in Item 6(b).) While such transactions might cause a temporary  deviation from market  capitalization weighting,  they would  ordinarily be made in  anticipation of further growth of the assets of the Series.

Changes  in  the   composition   and  relative   ranking  (in  terms  of  market
capitalization  and  book-to-market  ratio) of the stocks that are  eligible for purchase by the Series take place with every trade when the  securities  markets are open for trading, due primarily to price fluctuations of such securities. On not less than a semi-annual  basis,  the Advisor will prepare a list of eligible large  companies  with high  book-to-market  ratios whose stock are eligible for investment.  Additional  investments  will not be made in securities  which have depreciated in value to such an extent that they are not then  considered by the
Advisor to be large companies.  This may result in further deviation from market
capitalization   weighting  and  such  deviation   could  be  substantial  if  a
significant amount of the Series' holdings decreases in value sufficiently to be excluded from the then current market  capitalization  requirement  for eligible securities, but not by a sufficient amount to warrant sale of the holdings.

Country  weights may be based on the total  market  capitalization  of companies within each country.  The calculation of country market  capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of  diversification,  the Investment  Committee may limit or fix the  exposure  to a  particular  country or region to a maximum proportion of the assets of that vehicle.  Country weights may also deviate from target weights due to general  day-to-day  trading patterns and price movements.
As a result, the weighting of certain countries may vary from their weighting in published international indices.

The  Series  does  not seek  current  income  as an  investment  objective,  and investments  will not be based  upon an  issuer's  dividend  payment  policy  or record.  However,  many of the companies  whose  securities will be owned by the
Series do pay  dividends.  It is  anticipated,  therefore,  that the Series will receive  dividend income.  The Series may lend securities to qualified  brokers, dealers,  banks and other  financial  institutions  for the purpose of realizing additional income. (See "Securities Loans" below.)

Securities which have  depreciated in value since their  acquisition will not be sold by the Series solely  because  prospects for the issuer are not  considered attractive,  or due to an  expected or realized  general  decline in  securities prices.  Securities  may be  disposed  of,  however,  at any time  when,  in the
Advisor's  judgment,  circumstances  warrant their sale,  such as tender offers, mergers and similar transactions,  or bids made for block purchases at opportune prices.  Generally,  securities will not be sold to realize short-term  profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Generally,  securities will be purchased with the  expectation  that they will be held for longer than one year, and will be held until such times as they are no longer  considered an appropriate  holding in light of the policy of maintaining a portfolio of companies with large market  capitalizations and high book-to-market ratios.

In  addition to the  policies  discussed  in  response to this Item,  investment limitations  have been adopted by each Series and are noted in response to Items
11(b) and (c) of Part B.

INVESTMENT OBJECTIVES AND POLICIES - GLOBAL SERIES

The investment  objective of each Global Series is to achieve  long-term capital appreciation.  The  Global  Value  Series  provides  investors  with  access  to securities portfolios consisting of stocks of large U.S. and non-U.S.  companies that have high  book-to-market  ratios. The Global Large Company Series provides investors  with  access to  securities  portfolios  consisting  of  stocks  that comprise  the S&P  500(R)Index  and stocks of large  non-U.S.  companies  in
Europe,  Australia and the Far East.  The Global Small Company  Series  provides investors  with access to  securities  portfolios  consisting of stocks of small
Japanese, UK, European, Asia Pacific and U.S. companies.

Each  Global  Series  seeks to achieve its  investment  objective  by  investing virtually  all of its assets in other Series of the Trust,  or in  portfolios of other registered investment companies that are managed by the Advisor, including
DFA Investment  Dimensions Group Inc. ("DFAIDG").  (The Series of the Trust, the
portfolios of DFAIDG, and the series of any other registered  investment company that is advised by the Advisor in which the Global Series may invest,  from time to time, are referred to as the "Master Series.") As a  non-fundamental  policy, under normal  circumstances,  The Global Large  Company  Series will  indirectly invest at least 80% of its net assets in the  securities  of large  companies by purchasing  shares of Master  Series  that  invest  in the  securities  of large companies.  Similarly,  as a non-fundamental policy, under normal circumstances,
The Global Small Company Series will  indirectly  invest at least 80% of its net assets in  shares  of Master  Series  that  invest  in the  securities  of small companies. If either The Global Large Company Series or The Global Small Company
Series  changes its  respective  investment  policy,  the Series will notify its shareholders  at least 60 days in advance of the change and change its name. The
Global Series sell their shares to institutional investors located in the United
States and abroad.  These  institutional  investors may include  registered  and unregistered  investment  companies.  Investors which, for a variety of reasons, may choose not to make  substantial,  or any, direct investment in the companies whose  securities  will be held by the Master  Series,  may  participate  in the investment  performance of those companies through ownership of shares in one or more Global Series.

Portfolio Structure.  The Global Series will invest in the Master Series in such relative  proportions as determined by the Trust's management from time to time.
As of the date of this  registration  statement,  each Global Series  intends to invest in the shares of the following Master Series:

      Global Value Series
         U.S. Large Cap Value Series
         The DFA International Value Series

      Global Large Company Series
         U.S. Large Company Series
         Large Cap International Portfolio of DFAIDG

      Global Small Company Series
         U.S. Small Cap Series
         Japanese Small Company Series
         Continental Small Company Series
         United Kingdom Small Company Series
         Asia Pacific Small Company Series

For a complete description of the investment objectives and policies,  portfolio construction and portfolio  transactions for each Master Series, see "Investment
Objectives,  Principal Investment Strategies, and Related Risks - The U.S. Large
Company  Series,"  "INVESTMENT  OBJECTIVES AND POLICIES - U.S. VALUE SERIES" and
"INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES" in this registration statement.

The Global  Large  Company  Series  intends to invest in shares of the Large Cap
International Portfolio of DFAIDG (the "Large Cap International Portfolio"). The
investment  objective  of the Large Cap  International  Portfolio  is to achieve long-term  capital  appreciation  by investing  in the stocks of non-U.S.  large companies in Europe,  Australia  and the Far East.  The Large Cap  International
Portfolio intends to purchase securities using a market capitalization  weighted approach within each applicable country.  The Advisor,  using its best judgment, will seek to set country weights based on the relative market capitalizations of eligible large  companies  within each country.  As a result,  the weightings of
certain   countries  in  the  Portfolio  may  vary  from  their   weightings  in
international  indices  such as those  published by FTSE  International,  Morgan
Stanley  Capital  International  or Citigroup.  Generally,  the companies  whose stocks will be selected by the Advisor for the Large Cap International Portfolio
will be in the largest 80% in terms of market  capitalization  for each country.
Under normal market conditions, the Large Cap International Portfolio intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority  of their  operating  income in at least  three  non-U.S.
countries.  Under normal  circumstances,  the Large Cap International  Portfolio will invest at least 80% of its net assets in  securities of large cap companies in the  particular  markets  in which the  Portfolio  invests.  If the Large Cap
International   Portfolio  changes  this  investment   policy,  it  will  notify
shareholders at least 60 days in advance of the change, and will change the name
of  the  Portfolio.   The  Large  Cap  International   Portfolio  also  may  use
derivatives, such as futures contracts and options on futures contracts, to gain market  exposure on the Master  Series'  uninvested  cash pending  investment in
securities  or  to  maintain  liquidity  to  pay  redemptions.   The  Large  Cap
International  Portfolio may enter into futures contracts and options on futures contracts  for foreign or U.S.  equity  securities  and  indices.  The Large Cap
International  Portfolio does not seek current income as an investment objective and investments  will not be based upon an issuer's  dividend  payment policy or record.  However, many of the companies whose securities will be included in the
Large  Cap  International   Portfolio  do  pay  dividends.  It  is  anticipated,
therefore,  that the Large Cap  International  Portfolio  will receive  dividend income.

While each Global  Series  currently  intends to invest in the  specific  Master
Series  identified  above, each Global Series may invest in other Master Series, in  such  portions  as may be  determined  from  time  to  time  by the  Trust's management.  In  addition,  each  Global  Series may  invest in U.S.  government obligations, U.S. government agency obligations, bank obligations and commercial
paper.    (See   "INVESTMENT    OBJECTIVES   AND   POLICIES   -   FIXED   INCOME
SERIES--Description of Investments" in this registration statement.)

Periodically, the Trust's management will determine the allocation of the assets by each Global Series in the corresponding  Master Series. In setting the target
allocations,   the   Trust's   management   will  first   consider   the  market
capitalizations  of all eligible  companies in each Master  Series.  The Trust's management will use the market capitalization  weighted approach for each Master
Series,  other than The U.S. Large Company  Series,  in the manner  described in this registration statement. The Trust's management may also consider such other factors  as  it  deems  appropriate  with  respect  to  determining  the  target allocations.  When the Trust's  management  determines  that market  forces have caused  fundamental  changes in the relative  values of  companies  owned by the
Master Series,  the Trust's  management intends to modify the target allocations of the Global Series. To maintain target weights during the period,  adjustments may be made by applying  future  purchases by the  respective  Global  Series in proportion necessary to rebalance the investment portfolio of the Global Series.

The Emerging Markets Series and The Emerging Markets Small Cap Series

The  investment  objective of both The Emerging  Markets Series and The Emerging
Markets  Small Cap Series is to achieve  long-term  capital  appreciation.  Each
Series  seeks to achieve its  investment  objective  by  investing  in companies associated with emerging markets  designated by the Investment  Committee of the
Advisor  ("Approved  Markets").  Each  Series  invests its assets  primarily  in
Approved Market equity  securities  listed on bona fide securities  exchanges or actively traded on over-the-counter markets. These exchanges or over-the-counter markets  may be either  within or outside the  issuer's  domicile  country.  For example,  the  securities  may be listed or traded in the form of  International
Depository Receipts or American Depository Receipts.

Series'  Characteristics and Policies.  The Emerging Markets Series will seek to purchase a broad  market  coverage  of larger  companies  within  each  Approved
Market.  The Series  will  attempt to own shares of  companies  whose  aggregate overall share of the Approved Market's total public market  capitalization is at least in the upper 40% of such  capitalization.  The Emerging Markets Series may limit the market  coverage  in the  smaller  emerging  markets in order to limit purchases of small market capitalization companies. As a non-fundamental policy, under normal circumstances, The Emerging Markets Series will invest at least 80%
of its net  assets in  emerging  market  investments  that are  defined  in this registration  statement as Approved Market  securities.  If The Emerging Markets
Series changes this investment  policy,  the Series will notify  shareholders at least 60 days in advance of the change, and will change the name of the Series.

The  Emerging  Markets  Small Cap Series  will seek to  purchase a broad  market coverage of smaller  companies within each Approved Market. As a non-fundamental policy, under normal  circumstances,  The Emerging Markets Small Cap Series will invest at least 80% of its net assets in emerging  market  investments  that are defined  in  this  registration  statement  as  small  company  Approved  Market securities.  If The Emerging  Markets Small Cap Series  changes this  investment policy,  the Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.  The Series will attempt to own shares of companies whose market  capitalizations are less than $2.5 billion. On a periodic basis,  the Advisor will review the holdings of The Emerging  Markets
Small Cap Series and determine which, at the time of such review,  are no longer considered small emerging market companies.

Each Series may not invest in all such companies or Approved  Markets  described
above  or  achieve  approximate  market  weights,   for  reasons  which  include
constraints imposed within Approved Markets (e.g.,  restrictions on purchases by foreigners),  and each Series'  policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined as securities that are associated with an
Approved Market, and include, among others: (a) securities of companies that are organized  under the laws of, or maintain their  principal place of business in, an Approved Market;  (b) securities for which the principal trading market is in an Approved Market;  (c) securities issued or guaranteed by the government of an
Approved Market country, its agencies or instrumentalities,  or the central bank of such country;  (d)  securities  denominated  in an Approved  Market  currency issued by companies to finance operations in Approved Markets; (e) securities of companies  that  derive at least 50% of their  revenues  or  profits  from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their  assets in Approved  Markets;  (f)  Approved  Markets equity  securities in the form of depositary  shares;  (g)  securities of pooled investment  vehicles  that invest  primarily in Approved  Markets  securities or derivative instruments that derive their value from Approved Markets securities;
or (h)  securities  included  in the  Series'  benchmark  index.  Securities  of
Approved Markets may include  securities of companies that have  characteristics and business relationships common to companies in other countries.  As a result, the value of the  securities of such  companies may reflect  economic and market forces in such other countries as well as in the Approved Markets.  The Advisor, however,  will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets.  For example, the Advisor may invest in companies  organized  and located in the United States or other countries outside of Approved Markets, including companies having their entire production  facilities  outside of Approved Markets,  when such companies meet the definition of Approved Markets securities.

In determining what countries have emerging markets with respect to each Series, the data,  analysis and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank) and the International  Finance Corporation,  among other factors, may be considered.
Approved  emerging  markets  may not  include  all  such  emerging  markets.  In determining  whether to approve  markets for  investment,  the Advisor will take into  account,  among other  things,  market  liquidity,  investor  information, government regulation,  including fiscal and foreign exchange repatriation rules and the availability of other access to these markets by each of the Series.

As of the date of this  registration  statement,  the  following  countries  are designated as Approved  Markets:  Brazil,  Chile (for The Emerging Market Series
only),  Czech Republic (for The Emerging Markets Series only),  Hungary,  India,
Indonesia,  Israel,  Malaysia,  Mexico, the Philippines,  Poland,  South Africa,
South Korea, Republic of China (Taiwan), Thailand and Turkey. Countries that may be approved in the future include,  but are not limited to, Argentina,  People's
Republic of China,  Colombia,  Egypt and Venezuela.  In addition to the Approved
Markets listed above,  the Series may continue to hold  investments in countries that are not currently  authorized for investment,  but that had been authorized for investment in the past.

Pending  the  investment  of new capital in Approved  Markets  securities,  each
Series will typically invest in money market  instruments or other highly liquid debt  instruments,  including  those  denominated  in U.S.  dollars  (including, without limitation,  repurchase  agreements).  In addition, each Series may, for liquidity, or for temporary defensive purposes during periods in which market or
economic  or  political   conditions   warrant,   purchase  highly  liquid  debt
instruments  or hold freely  convertible  currencies,  although  neither  Series expects the  aggregate of all such amounts to exceed 10% of its net assets under normal  circumstances.  Each  Series  may  also  invest  in ETFs  and  similarly structured pooled investments that provide exposure to Approved Markets or other equity  markets,  including  the  United  States,  for the  purposes  of gaining exposure to the equity markets while maintaining liquidity.

Both Series also may invest in shares of other investment  companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise  significantly limited. The Series may also invest in money market mutual funds for temporary cash management purposes.  Subject to certain  exceptions,  the Investment  Company Act of 1940 limits investment by a
Series in shares of other investment  companies as follows: (1) no more than 10%
of the  value of a  Series'  total  assets  may be  invested  in shares of other investment  companies;  (2)  a  Series  may  not  own  securities  issued  by an investment company having an aggregate value in excess of 5% of the value of the total  assets of the  Series;  and (3) a Series  may not own more than 3% of the total  outstanding  voting  stock of an  investment  company.  If either  Series invests in another investment  company,  the Series'  shareholders will bear not only their  proportionate  share of expenses of the Series (including  operating expenses and the fees of the  Advisor),  but also will bear  indirectly  similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the Approved  Markets.  Each Series also may invest up to 5% of its assets in convertible  debentures issued by companies organized in Approved Markets.

Both  Series may use  derivatives,  such as  futures  contracts  and  options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Series may enter into futures  contracts and options on futures  contracts for Approved Market or other  equity  market  securities  and  indices,  including  those of the United
States.

Portfolio Structure. Each Series' policy of seeking broad market diversification means  that the  Advisor  will not  utilize  "fundamental"  securities  research techniques  in  identifying  securities  selections.  The decision to include or exclude  the  shares of an issuer  will be made  primarily  on the basis of such issuer's  relative  market  capitalization  determined  by  reference  to  other companies  located in the same  country.  Company  size is  measured in terms of reference to other  companies  located in the same country and in terms of local currencies in order to eliminate  the effect of variations in currency  exchange
rates.   Even  though  a  company's   stock  may  meet  the  applicable   market
capitalization  criterion, it may not be included in a Series for one or more of a number of reasons.  For example, in the Advisor's judgment,  the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a "passive foreign  investment  company" (as defined in the Code).
The  Advisor  will also  exercise  discretion  in  purchasing  securities  in an
Approved Market and in determining the allocation of investments  among Approved
Markets.

Neither Series seeks current income as an investment objective,  and investments will not be based upon an issuer's  dividend payment policy or record.  However, many of the  companies  whose  securities  will be  included  in a Series do pay dividends. It is anticipated,  therefore, that both Series will receive dividend income.

Generally,  securities will be purchased with the expectation  that they will be held for longer  than one year.  However,  securities  may be disposed of at any time  when,  in  the  Advisor's  judgment,  circumstances  warrant  their  sale.
Generally,  securities will not be sold to realize short-term profits,  but when circumstances  warrant,  they may be sold  without  regard to the length of time held.

For the purpose of converting U.S. dollars to another  currency,  or vice versa, or converting one foreign currency to another foreign currency,  each Series may enter into forward foreign  exchange  contracts.  In addition,  to hedge against changes in the relative values of foreign  currencies,  each Series may purchase foreign currency futures contracts.  However,  the Series generally do not hedge foreign  currency risk. A Series will only enter into such futures  contracts if it is expected that the Series will be able readily to close out such contracts.
There can, however,  be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES

The DFA One-Year Fixed Income Series

The investment objective of The DFA One-Year Fixed Income Series is to achieve a return in excess of the rate of  inflation  with a minimum  of risk.  The Series
will  pursue  its  objective  by  investing   its  assets  in  U.S.   government
obligations, U.S. government agency obligations,  dollar-denominated obligations
of  foreign  issuers  issued  in  the  U.S.,   foreign   government  and  agency
obligations,  bank  obligations,  including  U.S.  subsidiaries  and branches of foreign banks,  corporate obligations,  commercial paper,  repurchase agreements and  obligations  of  supranational  organizations.  Generally,  the Series will acquire  obligations  which mature within one year from the date of  settlement, but substantial investments may be made in obligations maturing within two years
from  the  date  of  settlement  when  greater  returns  are  available.   As  a
non-fundamental  policy, under normal  circumstances,  the Series will invest at least 80% of its net assets in fixed income  securities  and maintain a weighted average portfolio  maturity that will not exceed one year. If the Series changes this investment policy, the Series will notify  shareholders at least 60 days in advance  of the  change,  and will  change  the name of the  Series.  The Series principally  invests in  certificates  of deposit,  commercial  paper,  bankers'
acceptances,  notes and bonds. The Series will invest more than 25% of its total assets in  obligations of U.S.  and/or foreign banks and bank holding  companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive  days when the NYSE is open for trading.  (See  "Investments  in the
Banking Industry" in this Item 4 below.)

The DFA Two-Year Global Fixed Income Series

The  investment  objective of The DFA Two-Year  Global Fixed Income Series is to
maximize total returns consistent with preservation of capital.  The Series will invest in obligations issued or guaranteed by the U.S. and foreign  governments,
their  agencies  and   instrumentalities,   corporate  debt  obligations,   bank
obligations,  commercial  paper,  repurchase  agreements,  obligations  of other domestic  and  foreign  issuers  having  quality  ratings  meeting  the  minimum standards  described in "Description of Investments,"  securities of domestic or foreign  issuers  denominated  in U.S.  dollars  but not  trading  in the United
States, and obligations of supranational organizations,  such as the World Bank, the European  Investment Bank, European Economic Community and European Coal and
Steel  Community.  As of the date of this  registration  statement,  the Advisor expects that most  investments  will be made in the  obligations of issuers that are in developed  countries,  such as those  countries  which are members of the
Organization of Economic  Cooperation and Development.  However,  in the future, the Advisor anticipates investing in issuers located in other countries as well.
Under  normal  market  conditions,  the  Series  intends  to invest  in  issuers organized  or having a majority  of their  assets in, or  deriving a majority of their operating income in, at least three different countries,  one of which may be the United States.

As a non-fundamental policy, under normal circumstances,  the Series will invest at least 80% of its net assets in fixed income securities that mature within two years from the date of settlement. If the Series changes this investment policy, the Series will notify  shareholders  at least 60 days in advance of the change, and will change the name of the Series.  It is the policy of the Series that the weighted  average length of maturity of  investments  will not exceed two years.
However,  investments  may be made in  obligations  maturing  in a shorter  time period  (from  overnight,  to up to  less  than  two  years  from  the  date  of settlement).  Because many of the Series'  investments  will be  denominated  in foreign  currencies,  the Series will also enter into forward  foreign  currency contracts  solely for the purpose of hedging  against  fluctuations  in currency exchange  rates.  The Series will  invest  more than 25% of its total  assets in obligations  of U.S.  and/or  foreign banks and bank holding  companies when the yield to  maturity  on these  instruments  exceeds  the yield to maturity on all other eligible  portfolio  investments  of similar  quality for a period of five consecutive  days when the NYSE is open for trading.  (See  "Investments  in the
Banking Industry" in this Item 4 below.)

Description of Investments

The following is a description  of the  categories of  investments  which may be acquired by The DFA  One-Year  Fixed  Income  Series and  Two-Year  Global Fixed
Income Series (together, the "Fixed Income Series").

                                                           Permissible
                                                           Categories

     The DFA One-Year Fixed Income Series                     1-8
     The DFA Two-Year Global Fixed Income Series              1-10

     1.  U.S.  Government  Obligations  - Debt  securities  issued  by the  U.S.
Treasury which are direct obligations of the U.S.  government,  including bills, notes and bonds.

     2.  U.S.  Government  Agency  Obligations  - Issued or  guaranteed  by U.S.
government-sponsored   instrumentalities   and  federal  agencies,   which  have
different  levels of credit  support.  The U.S.  government  agency  obligations
include,   but  are  not  limited  to,   securities   issued  by  agencies   and
instrumentalities  of the U.S.  Government  that are supported by the full faith and credit of the United States, such as the Federal Housing  Administration and
Ginnie Mae,  including  Ginnie Mae pass-through  certificates.  Other securities issued by agencies and instrumentalities sponsored by the U.S. government may be supported only by the issuer's right to borrow from the U.S.  Treasury,  subject to certain limits,  such as securities issued by Federal Home Loan Banks, or are supported  only by the credit of such  agencies and not  guaranteed  by the U.S.
government, such as Freddie Mac and Fannie Mae.

     3. Corporate Debt Obligations -  Non-convertible  corporate debt securities
(e.g.,  bonds and  debentures)  which are issued by companies  whose  commercial paper is rated Prime-1 by Moody's Investors Service,  Inc. ("Moody's") or A-1 by
S&P and dollar-denominated obligations of foreign issuers issued in the U.S.
If the issuer's  commercial paper is unrated,  then the debt security would have to be rated at least AA by  S&P  or Aa2 by  Moody's.  If there is  neither a commercial paper rating nor a rating of the debt security, then the Advisor must determine that the debt security is of comparable  quality to equivalent  issues of the same issuer rated at least AA or Aa2.

     4. Bank  Obligations  -  Obligations  of U.S.  banks and  savings  and loan
associations  and  dollar-denominated   obligations  of  U.S.  subsidiaries  and
branches of foreign banks, such as certificates of deposit (including marketable
variable  rate   certificates  of  deposit)  and  bankers'   acceptances.   Bank
certificates of deposit will only be acquired from banks having assets in excess of $1,000,000,000.

     5.  Commercial  Paper - Rated,  at the time of  purchase,  A-1 or better by
S&P or Prime-1 by Moody's,  or, if not rated, issued by a corporation having an outstanding  unsecured debt issue rated Aaa by Moody's or AAA by S&P, and having a maximum maturity of nine months.

     6.  Repurchase  Agreements - Instruments  through which the Series purchase securities ("underlying securities") from a bank or a registered U.S. government securities dealer,  with an agreement by the seller to repurchase the securities at an agreed price, plus interest at a specified rate. The underlying securities will be limited to U.S.  government and agency obligations  described in (1) and
(2) above. The Series will not enter into a repurchase agreement with a duration of more  than  seven  days if,  as a  result,  more than 10% of the value of the
Series' total assets would be so invested.  The Series will invest in repurchase agreements  with  banks  having at least  $1,000,000,000  in assets and that are approved by the  Investment  Committee of the Advisor.  The Advisor will monitor the market value of the underlying  securities plus any accrued interest thereon so that they will at least equal the repurchase price.

     7. Foreign  Government  and Agency  Obligations - Bills,  notes,  bonds and other debt  securities  issued or  guaranteed by foreign  governments,  or their agencies and instrumentalities.

     8.   Supranational   Organization   Obligations   -  Debt   securities   of
supranational  organizations such as the European Coal and Steel Community,  the
European  Economic  Community and the World Bank, which are chartered to promote economic development.

     9. Foreign Issuer  Obligations - Debt securities of non-U.S.  issuers rated
AA or better by S&P or Aa2 or better by Moody's.

     10. Eurodollar Obligations - Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

Investors  should be aware that the net asset values of the Fixed Income  Series may change as general  levels of interest rates  fluctuate.  When interest rates increase, the value of a portfolio of fixed income securities can be expected to decline.  Conversely,  when interest rates decline,  the value of a portfolio of fixed income securities can be expected to increase.

Investments in the Banking Industry

Each  Fixed  Income  Series  will  invest  more than 25% of its total  assets in obligations  of U.S.  and/or  foreign banks and bank holding  companies when the yield to  maturity  on these  investments  exceeds  the yield to maturity on all other eligible portfolio  investments for a period of five consecutive days when the  NYSE is open  for  trading.  For the  purpose  of this  policy,  which is a fundamental  policy  of each  Series  and can only be  changed  by a vote of the shareholders of each Series,  banks and bank holding companies are considered to constitute a single  industry,  the banking  industry.  When  investment in such obligations  exceeds 25% of the total net assets of either  Series,  such Series will be considered to be concentrating  its investments in the banking industry.
As of the date of this  registration  statement,  neither The DFA One-Year Fixed
Income Series nor the Two-Year Global Fixed Income Series is  concentrating  its investments in the banking industry.  The types of bank and bank holding company obligations  in which The DFA One-Year  Fixed  Income and Two-Year  Global Fixed
Income Series may invest include: certificates of deposit, bankers' acceptances, commercial  paper and other debt  obligations  issued in the United  States that mature within two years of the date of  settlement,  provided  such  obligations
meet  each  Series'   established   credit  rating   criteria  as  stated  under
"Description of Investments." In addition,  both Series are authorized to invest more than 25% of their total  assets in  Treasury  bonds,  bills and notes,  and obligations of federal agencies and instrumentalities.

Portfolio Strategy

The DFA One-Year  Fixed Income and Two-Year  Global Fixed Income  Series will be managed with a view to capturing  credit risk premiums and term or maturity risk premiums.  The term  "credit risk  premium"  means the  anticipated  incremental return on investment for holding  obligations  considered to have greater credit risk than direct obligations of the U.S.  Treasury,  and "maturity risk premium"
means the anticipated  incremental  return on investment for holding  securities having  maturities  of longer  than one month  compared to  securities  having a maturity of one month.  The Advisor  believes  that  credit  risk  premiums  are
available   largely  through   investment  in  high  grade   commercial   paper,
certificates of deposit and corporate obligations. The holding period for assets of the Series will be chosen with a view to maximizing  anticipated returns, net of trading costs.

The Fixed Income Series are expected to have high  portfolio  turnover rates due to the relatively short  maturities of the securities to be acquired.  The rates of portfolio turnover will depend upon market and other conditions;  it will not be a limiting  factor  when  management  believes  that  portfolio  changes  are appropriate.  While the Fixed  Income  Series  acquire  securities  in principal transactions  and,  therefore,  do not pay  brokerage  commissions,  the  spread between the bid and asked prices of a security may be  considered to be a "cost"
of trading.  Such costs ordinarily  increase with trading activity.  However, as stated  above,  securities  ordinarily  will  be  sold  when,  in the  Advisor's judgment,  the monthly returns of the Fixed Income Series will be increased as a result of portfolio transactions, after taking into account the cost of trading.
It is anticipated  that short-term  instruments  will be acquired in the primary and secondary markets.

Securities Loans

Each Series of the Trust may lend  securities  to  qualified  brokers,  dealers, banks and other  financial  institutions  for the purpose of earning  additional income. While a Series may earn additional income from lending securities,  such activity is incidental to the investment  objective of the Series.  The value of securities loaned may not exceed 33 1/3% of the value of a Series' total assets.
In  connection  with such loans,  a Series will  receive  collateral  consisting generally of cash or U.S. government securities,  which will be maintained in an amount  equal  to at  least  100% of the  current  market  value  of the  loaned securities by marking to market daily.  In addition,  the Series will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends,  interest or other  distributions  on the loaned securities. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities.  Management believes that this risk can be controlled  through careful monitoring  procedures.  While the  Global  Series  are  authorized  to lend  securities,  it is not  presently anticipated that the Series will do so, in light of their investment strategies.

Item 4(b) Other Investment  Practices.  The U.S. Small Cap Series and U.S. Micro
Cap Series may invest in  securities  of foreign  issuers that are traded in the
U.S.  securities  markets,  but such  investments may not exceed 5% of the gross assets of each Series.

The U.S. Large Company  Series may invest  generally not more than 5% of its net assets  in the same  types of  short-term  fixed  income  obligations  as may be acquired by The DFA One-Year Fixed Income Series, in order to maintain liquidity or to invest temporarily  uncommitted cash balances. (See "INVESTMENT OBJECTIVES
AND POLICIES - FIXED INCOME  SERIES--The  DFA One-Year  Fixed Income  Series" in
Item 4(a).)

The Enhanced U.S. Large Company Series,  The Tax-Managed  U.S.  Marketwide Value
Series,  The U.S. Small XM Value Series, The Tax-Managed U.S. Equity Series, The
U.S. Micro Cap Series, The Global Value Series, The Global Large Company Series,
The Global Small Company  Series,  The Emerging  Markets Series and The Emerging
Markets Small Cap Series are each permitted to invest in shares of  unaffiliated money market funds.

The Series are  operated  by a person  that has  claimed an  exclusion  from the definition of the term "commodity  pool operator"  under the Commodity  Exchange
Act  ("CEA"),  and,  therefore,  such person is not subject to  registration  or regulation as a pool operator under the CEA. (See "Risks" in Item 4(c).)

Each of The U.S. Large Company Series, The U.S. Large Cap Value Series, The U.S.
Small Cap Series, The DFA International Value Series, The Japanese Small Company
Series,  The Asia Pacific Small Company Series, The United Kingdom Small Company
Series,  The Continental Small Company Series,  The Emerging Markets Series, The
Emerging  Markets  Small Cap Series and The DFA  Two-Year  Global  Fixed  Income
Series  will not rely on  Section  12(d)(1)(F)  or  Section  12(d)(1)(G)  of the
Investment Company Act of 1940 to operate as a fund of funds.

4(c) Risks. Please note that while the following discussion relates to the risks of certain  investments by certain  Series,  it should be understood  that, with respect to the Global  Series,  the  discussion  applies to the Master Series in which the Global Series invest.

Market Risk

Economic,  political  and  issuer  specific  events  will  cause  the  value  of securities, and the Series that own them, to rise and fall. Because the value of an investment in a Series will fluctuate, there is the risk that an investor may lose money.  The Fixed  Income  Series are  particularly  sensitive  to changing interest rates.

Small Company Securities

Typically,  securities  of small  companies  are less liquid than  securities of large  companies.  Recognizing  this factor,  management will endeavor to effect
securities   transactions  in  a  manner  to  avoid  causing  significant  price fluctuations  in the market for these  securities.  In  addition,  the prices of small  company  securities  may  fluctuate  more  sharply  than  those  of other securities.

Foreign Securities

The Japanese Small Company,  United  Kingdom Small  Company,  Continental  Small
Company,  Asia Pacific Small Company,  Enhanced U.S. Large Company, DFA One-Year
Fixed Income,  Two-Year Global Fixed Income,  DFA  International  Value,  Global
Value,  Global Large Company and Global Small Company Series (in the case of the
Global Series,  through their  investments in the Master Series),  and the Large
Cap International Portfolio, invest in foreign issuers. Such investments involve risks that are not associated with  investments in U.S. public  companies.  Such risks  may  include  legal,  political  and/or  diplomatic  actions  of  foreign governments,  such as imposition of  withholding  taxes on interest and dividend income payable on the securities held,  possible seizure or  nationalization  of foreign  deposits,  establishment of exchange  controls or the adoption of other foreign governmental  restrictions which might adversely affect the value of the
assets  held  by  the  Series.   (Also  see  "Foreign   Currencies  and  Related
Transactions"  below.)  Further,  foreign  issuers are not generally  subject to uniform accounting,  auditing and financial  reporting  standards  comparable to those  of  U.S.  public  companies  and  there  may be less  publicly  available information  about such companies than comparable U.S.  companies.  The Enhanced
U.S. Large Company,  DFA One-Year Fixed Income and Two-Year  Global Fixed Income
Series also may invest in obligations of supranational organizations.  The value of the obligations of these  organizations  may be adversely  affected if one or more of their supporting governments  discontinue their support. Also, there can be no assurance that any Series will achieve its investment objective.

The  economies of many  countries in which The Japanese  Small  Company,  United
Kingdom Small Company,  Continental  Small Company,  Asia Pacific Small Company,
Enhanced U.S. Large Company,  DFA One-Year Fixed Income,  Two-Year  Global Fixed
Income, DFA International  Value,  Global Value, Global Large Company and Global
Small Company  Series and Large Cap  International  Portfolio  invest are not as diverse or resilient as the U.S. economy,  and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may  be  affected  to a  greater  extent  by  protectionist  measures  of  their governments,  or dependent upon a relatively  limited number of commodities and, thus, sensitive to changes in world prices for those commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons.  Contemporaneous  declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S.
dollar can have a significant negative impact on the net asset value of a Series that  holds the  foreign  securities.  The net asset  values of the  Series  are denominated in U.S. dollars, and therefore, declines in market price of both the foreign  securities  held by a Series and the  foreign  currency  in which those securities  are  denominated  will be  reflected  in the net asset  value of the
Series' shares.

Investing in Emerging Markets

The  investments of The Emerging  Markets Series and The Emerging  Markets Small
Cap Series involve risks that are in addition to the usual risks of investing in developed  foreign  markets.  A number of  emerging  market  securities  markets restrict,  to varying  degrees,  foreign  investment in stocks.  Repatriation of investment  income,  capital and the proceeds of sales by foreign  investors may require  governmental  registration  and/or  approval  in some  emerging  market countries. In some jurisdictions,  such restrictions and the imposition of taxes are intended to discourage shorter- rather than longer-term holdings.  While The
Emerging  Markets  Series and The Emerging  Markets Small Cap Series will invest only in markets  where  these  restrictions  are  considered  acceptable  to the
Advisor, new or additional repatriation restrictions might be imposed subsequent to a  Series'  investment.  If such  restrictions  were  imposed  subsequent  to investment in the securities of a particular  country, a Series may, among other
things,   discontinue  the  purchasing  of  securities  in  that  country.  Such restrictions  will be considered in relation to the Series'  liquidity needs and other  factors and may make it  particularly  difficult  to  establish  the fair market  value of  particular  securities  from time to time.  The  valuation  of securities  held by a Series is the  responsibility  of the  Board of  Trustees, acting in good faith and with advice  from the  Advisor.  (See  "Pricing of Fund
Shares" in Item 6(a).)  Further,  some attractive  equity  securities may not be available to the Series  because  foreign  shareholders  hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging market securities markets in which The Emerging Markets Series and The Emerging Markets
Small Cap Series may invest are  relatively  small,  have low  trading  volumes, suffer  periods  of  illiquidity  and are  characterized  by  significant  price volatility.  Such factors may be even more  pronounced  in  jurisdictions  where
securities   ownership  is  divided  into  separate  classes  for  domestic  and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition,  many emerging  markets,  including most Latin American  countries, have  experienced  substantial,  and, in some periods,  extremely high, rates of inflation for many years.  Inflation and rapid  fluctuations  in inflation rates have had and may continue to have very  negative  effects on the  economies  and securities  markets of certain  countries.  In an attempt to control  inflation, wage and price controls have been imposed at times in certain countries. Certain
emerging  markets  have  recently  transitioned,   or  are  in  the  process  of
transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States;  this is  particularly  true with  respect to  emerging  markets.  Such  markets  have different settlement and clearance  procedures.  In certain markets,  there have been  times  when  settlements  do not keep pace with the  volume of  securities transactions, making it difficult to conduct such transactions. The inability of a Series to make intended securities  purchases due to settlement problems could cause the Series to miss  investment  opportunities.  Inability  to dispose of a portfolio  security caused by settlement  problems could result either in losses to a Series,  due to subsequent  declines in value of the portfolio security or, if a Series has entered  into a contract to sell the  security,  could result in possible liability to the purchaser.

The risk  also  exists  that an  emergency  situation  may  arise in one or more emerging  markets as a result of which trading of securities may cease or may be substantially  curtailed and prices for a Series'  portfolio  securities in such markets may not be readily  available.  The Series' portfolio  securities in the affected  markets will be valued at fair value,  determined in good faith, by or under the direction of the Board of Trustees.

Government  involvement  in the  private  sector  varies  in  degrees  among the emerging  securities  markets  contemplated  for investment by the Series.  Such involvement  may, in some cases,  include  government  ownership of companies in certain  commercial  business sectors,  wage and price controls or imposition of trade barriers and other protectionist  measures. With respect to any developing country,  there is no guarantee  that some future  economic or political  crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies,  or other measures which could be detrimental to the investments of a Series.

Taxation of dividends and capital gains received by  non-residents  varies among countries  with  emerging  markets  and, in some  cases,  is high in relation to comparable  U.S.  rates.  Particular  tax  structures  may have the  intended or incidental effect of encouraging long holding periods for particular  securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction.
In addition,  emerging market jurisdictions typically have less well-defined tax laws and  procedures  than is the case in the United  States,  and such laws may permit retroactive taxation so that The Emerging Markets Series and The Emerging
Markets  Small  Cap  Series  could in the  future  become  subject  to local tax liability  that the Series had not reasonably  anticipated  in conducting  their investment activities or valuing their assets.

Foreign Currencies and Related Transactions

Investments  of the  Japanese,  United  Kingdom,  Continental  and Asia  Pacific
Series, The DFA International Value Series,  Large Cap International  Portfolio,
The Emerging Markets Series, The Emerging Markets Small Cap Series,  many of the investments  of The DFA Two-Year  Global  Fixed  Income  Series and, to a lesser extent,  the  investments  of The Enhanced U.S.  Large Company  Series,  will be denominated  in foreign  currencies.  Changes in the relative  values of foreign currencies and the U.S. dollar,  therefore, will affect the value of investments of the Series.  The Series may purchase foreign  currency futures  contracts and options  in order to hedge  against  changes  in the level of  foreign  currency exchange rates, but typically,  only The DFA Two-Year Global Fixed Income Series will do so. Such  contracts  involve an agreement to purchase or sell a specific currency at a future date at a price set in the  contract  and enable the Series to protect  against losses  resulting from adverse  changes in the  relationship between the U.S. dollar and foreign  currencies  occurring between the trade and settlement dates of Series securities transactions,  but they also tend to limit the  potential  gains that might result from a positive  change in such currency relationships.  Gains and losses on investments  in futures and options  thereon depend on the direction of securities prices,  interest rates and other economic factors.

Securities Lending

The Series may lend their portfolio  securities to generate  additional  income.
Securities  lending  involves  the risk that the borrower may fail to return the securities  in a timely  manner or at all. As a result,  a Series may lose money and there may be a delay in  recovering  the loaned  securities.  A Series could also lose money if it does not  recover the  securities  and/or the value of the collateral falls, including the value of investments made with cash collateral.

Borrowing

Each  Series,  except the U.S.  Micro Cap  Series,  Japanese  Series and The DFA
One-Year  Fixed Income  Series,  has  reserved  the right to borrow  amounts not exceeding 33% of its net assets for the purposes of making redemption  payments.
When  advantageous  opportunities  to do  so  exist,  the  Series  may  purchase securities  when  borrowings  exceed 5% of the value of the  Series' net assets.
Such purchases can be considered to be "leveraging," and in such  circumstances, the net asset value of the Series may  increase  or  decrease at a greater  rate than would be the case if the Series had not leveraged.  The interest payable on the amount borrowed would increase the Series'  expenses and if the appreciation and income  produced by the  investments  purchased when the Series has borrowed are less than the cost of borrowing,  the  investment  performance of the Series will be reduced as a result of leveraging.

Portfolio Strategies

The method employed by the Advisor to manage each Series,  except The U.S. Large
Company  Series,  The Enhanced U.S.  Large  Company  Series and the Fixed Income
Series,  will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental  analysis of the investment  merits of securities to a limited extent to eliminate potential portfolio acquisitions, rather  than rely on this  technique  to  select  securities.  Further,  because securities  generally will be held long term and will not be eliminated based on short-term price  fluctuations,  the Advisor generally will not act upon general market movements or short-term  price  fluctuations of securities to as great an extent as many other  investment  advisors.  The U.S.  Large Company Series will operate  as an index  fund  and,  therefore,  represents  a  passive  method  of investing in all stocks that  comprise the S&P  500(R)Index,  which does not entail  selection of securities  based on the  individual  investment  merits of their issuers.  The  investment  performance of The U.S. Large Company Series is expected to approximate the investment  performance of the S&P  500(R)Index, which tends to be  cyclical  in nature,  reflecting  periods  when stock  prices generally rise or fall.

Futures Contracts and Options on Futures

All Series,  except the U.S. Micro Cap Series, the U.S. Small Cap Series and The
DFA One-Year  Fixed Income  Series,  may invest in index  futures  contracts and options on index futures.  These  investments  entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Series and the prices of such futures contracts and options,  and, at times, the  market  for such  contracts  and  options  might  lack  liquidity,  thereby inhibiting a Series' ability to close a position in such  investments.  Gains or losses  on  investments  in  options  and  futures  depend on the  direction  of securities prices,  interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed  by the Code may limit  the  ability  of a Series  to invest in  futures contracts and options on futures contracts.

Options on Stock Indices

The Enhanced  U.S.  Large  Company  Series may purchase put and call options and write put and call options on stock  indices and stock index  futures  listed on national  securities  exchanges or traded OTC. The Enhanced  U.S.  Large Company
Series may use these techniques to hedge against changes in securities prices or as part of its overall investment strategy.  An option on an index is a contract that gives the holder of the option,  in return for a premium,  the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the cash  value of the index at a  specified  exercise  price at any time during  the term of the  option.  Upon  exercise,  the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified  multiplier for the index option.
(An index is designed to reflect  specified facets of a particular  financial or securities market, a specific group of financial  instruments or securities,  or certain  economic  indicators.)  A stock index  fluctuates  with  changes in the market values of the stocks included in the index.

With respect to the writing of options,  the writer has no control over the time when it may be  required  to  fulfill  its  obligation.  Prior  to  exercise  or expiration,  an option may be closed out by an offsetting purchase or sale of an option on the same series.  There can be no assurance,  however,  that a closing purchase  or sale  transaction  can be effected  when The  Enhanced  U.S.  Large
Company Series desires.

The Enhanced U.S. Large Company Series may write covered straddles consisting of a combination  of a call and a put written on the same index. A straddle will be covered when  sufficient  assets are deposited to meet The Enhanced  U.S.  Large
Company Series' immediate obligations. The Series may use the same liquid assets to cover both the call and put options where the exercise  price of the call and the put are the same or the  exercise  price of the call is higher  than that of the put. In such cases, the Series will also segregate liquid assets  equivalent to the amount, if any, by which the put is "in the money."

The  effectiveness of purchasing stock index options will depend upon the extent to which price  movements in The Enhanced U.S. Large Company  Series'  portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Series will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain  indices,  in an industry or market  segment,  rather than movements in the price of a particular stock.  If The Enhanced  U.S.  Large Company  Series takes  positions in options instruments contrary to prevailing market trends, the Series could be exposed to the risk of a loss.  Certain  restrictions  imposed on The Enhanced  U.S.  Large
Company  Series  by the Code may limit the  ability  of the  Series to invest in options.

Swaps

The  Enhanced  U.S.  Large  Company  Series  may enter  into  equity  index swap agreements for purposes of attempting to obtain a particular desired return at a lower  cost to the  Series  than  if the  Series  had  invested  directly  in an instrument  that yielded that desired  return.  Swap  agreements  are  two-party contracts entered into primarily by institutional  investors for periods ranging from a few weeks to more than one year. In a standard  "swap"  transaction,  two parties  agree to exchange  the returns  (or  differentials  in rates of return)
earned or realized on particular predetermined  investments or instruments.  The gross  returns to be exchanged or  "swapped"  between the parties are  generally calculated with respect to a "notional  amount," i.e., the return on or increase in  value of a  particular  dollar  amount  invested  in a group  of  securities representing a particular index.

The "notional  amount" of the swap agreement is only a fictive basis on which to calculate the  obligations  which the parties to a swap agreement have agreed to exchange.  Most swap agreements  entered into by The Enhanced U.S. Large Company
Series would calculate the obligations of the parties to the agreement on a "net basis."  Consequently,  the Series' current obligations (or rights) under a swap agreement  will generally be equal only to the net amount to be paid or received under the agreement  based on the relative  values of the positions held by each party to the  agreement  (the "net  amount").  The Enhanced  U.S.  Large Company
Series' current obligations under a swap agreement will be accrued daily (offset against  amounts owed to the Series) and any accrued but unpaid net amounts owed to a swap  counterparty  will be  covered  by the  maintenance  of a  segregated account  consisting of liquid  assets to avoid any  potential  leveraging of the
Series' portfolio.  The Enhanced U.S. Large Company Series will not enter into a swap  agreement  with any single  party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Series' assets.

Because they are two-party  contracts and because they may have terms of greater than  seven  days,  swap  agreements  may be  considered  to be  illiquid,  and, therefore,  swap  agreements  entered into by The Enhanced  U.S.  Large  Company
Series and other illiquid securities will be limited to 15% of the net assets of the Series.  Moreover,  The Enhanced U.S. Large Company Series bears the risk of loss of the amount  expected to be received  under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.  The Advisor will cause The Enhanced U.S. Large Company Series to enter into swap  agreements only with counterparties  that the Investment  Committee of the Advisor has approved.
Certain  restrictions  imposed on the Enhanced U.S.  Large Company Series by the
Code may limit the Series' ability to use swap agreements.  The swap market is a
relatively  new  market  and  is  largely  unregulated.   It  is  possible  that
developments in the swaps market,  including  potential  government  regulation, could  adversely  affect The Enhanced  U.S.  Large  Company  Series'  ability to terminate  existing swap  agreements or to realize  amounts to be received under such agreements.

Banking Industry Concentrations

Each Fixed Income Series will  concentrate  its assets  (invest more than 25% of its total assets) in obligations  of U.S.  and/or foreign banks and bank holding companies when the yield to maturity on these  instruments  exceeds the yield to maturity on all other eligible  portfolio  investments of similar  quality for a period of five  consecutive  days when the New York Stock  Exchange  is open for trading.  Concentrating  in  obligations  of the  banking  industry  may involve additional risk by foregoing the safety of investing in a variety of industries.
Changes  in the  market's  perception  of the  riskiness  of banks  relative  to non-banks  could cause more  fluctuations  in the net asset  values of The Fixed
Income Series than might occur in less concentrated portfolios.

Item 4(d)  Portfolio  Holdings.  Each  Series  (and with  respect  to the Global
Series,  their Master  Series)  generally  will  disclose up to its  twenty-five largest  portfolio  holdings  (other  than  cash and cash  equivalents)  and the percentages that each of these largest portfolio holdings represent of the total assets of the  Series or  Master  Series,  as of the most  recent  month-end  by presenting  this  information for portfolios that invest in the Series or Master
Series.   This  information  is  disclosed  online  at  the  Advisor's  website,
www.dfaus.com, which is accessible by shareholders, within twenty days after the end of each month.  Each Series and Master Series also  generally  will disclose its complete portfolio  holdings (other than cash and cash  equivalents),  as of month-end, online at the Advisor's website, which is accessible by shareholders, three months following the month-end. Please see Item 11(f) for a description of the other  policies  and  procedures  that govern  disclosure  of the  portfolio holdings by the Series and Master Series.

Item 5. Management, Organization, and Capital Structure.

Item 5(a)(1) Investment Adviser.

Item 5(a)(1)(i)  Dimensional Fund Advisors Inc., 1299 Ocean Avenue,  11th Floor,
Santa Monica,  California  90401,  serves as investment  advisor to each Series, except the Global Series, for which it serves as the administrator.  The Advisor was organized in May 1981 and is engaged in the business of providing investment management services. As of the date of this registration statement, assets under management total approximately $75 billion.

Pursuant to an investment  management  agreement  with the Trust with respect to each Series except the Global  Series,  the Advisor  manages the  investment and reinvestment  of their assets.  The Advisor also provides the Trust with records concerning  the Advisor's  activities,  which the Trust is required to maintain, and renders regular  reports to the Trust's  officers and the Board of Trustees.
The  Advisor  also  provides  the Series with a trading  department  and selects brokers and dealers to effect securities transactions.

Investment Services - United Kingdom and Continental Small Company Series

Pursuant to Sub-Advisory Agreements with the Advisor,  Dimensional Fund Advisors
Ltd.  ("DFAL"),  100 Pall Mall,  London,  SW1Y 5NQ,  England,  a company that is organized  under the laws of England,  has the authority and  responsibility  to select  brokers or dealers to  execute  securities  transactions  for the United
Kingdom and  Continental  Series.  DFAL's duties  include the  maintenance  of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the
Advisor  reviews the holdings of the United Kingdom and  Continental  Series and reviews the trading  process and the execution of securities  transactions.  The
Advisor is responsible for determining  those  securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review,  to DFAL.  DFAL maintains and furnishes to the Advisor  information  and
reports  on  United  Kingdom  and  European  small   companies,   including  its
recommendations  of securities to be added to the  securities  that are eligible for  purchase  by  the  Series.  DFAL  is a  member  of the  Financial  Services
Authority,  a  self-regulatory  organization for investment  managers  operating under the laws of England. The Advisor controls DFAL.

Investment Services - Japanese and Asia Pacific Small Company Series

Pursuant to  Sub-Advisory  Agreements  with the Advisor,  DFA Australia  Limited
("DFA Australia"),  Level 29 Gateway, 1 MacQuarie Place, Sydney, New South Wales
2000,  Australia,  has the authority and  responsibility  to select  brokers and dealers to execute  securities  transactions  for the  Japanese and Asia Pacific
Series.  DFA  Australia's  duties include the  maintenance of a trading desk for each  Series  and the  determination  of the best and  most  efficient  means of executing securities transactions.  On at least a semi-annual basis, the Advisor reviews the holdings of the  Japanese  and Asia  Pacific  Series and reviews the trading  process and the  execution of securities  transactions.  The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task,  subject to its own review,  to
DFA Australia.  DFA Australia maintains and furnishes to the Advisor information and  reports  on  Japanese  and Asia  Pacific  small  companies,  including  its recommendations  of securities to be added to the  securities  that are eligible for purchase by each Series.  The Advisor  controls  DFA  Australia.

Consulting  Services - DFA International  Value Series,  Emerging Markets Series
and Emerging Markets Small Cap Series

The Advisor has entered into a Consulting  Services  Agreement with DFAL and DFA
Australia. Pursuant to the terms of each Consulting Services Agreement, DFAL and
DFA Australia provide certain trading and administrative services to the Advisor with respect to DFA  International  Value Series,  Emerging  Markets  Series and
Emerging Markets Small Cap Series.

Item  5(a)(1)(ii)  For the fiscal  year ended  November  30,  2004,  the Advisor received a fee for its services which, on an annual basis, equaled the following percentage of the average net assets of each Series:

                  Series                           Management Fee

         U.S. Large Company                           0.025%
         Enhanced U.S. Large Company                   0.05%
         U.S. Large Cap Value                          0.10%
         Tax-Managed U.S. Marketwide Value             0.20%
         U.S. Small XM Value                           0.10%
         U.S. Small Cap Value                          0.20%
         Tax-Managed U.S. Equity                       0.05%
         U.S. Small Cap                                0.03%
         U.S. Micro Cap                                0.10%
         DFA International Value                       0.20%
         Japanese Small Company                        0.10%
         Asia Pacific Small Company                    0.10%
         United Kingdom Small Company                  0.10%
         Continental Small Company                     0.10%
         Emerging Markets                              0.10%
         Emerging Markets Small Cap                    0.20%
         DFA One-Year Fixed Income                     0.05%
         DFA Two-Year Global Fixed Income              0.05%

While The Global Value Series,  The Global Large  Company  Series and The Global
Small Company  Series are not subject to a management  fee,  investments  by the
Global Series in the Master Series are subject to the management fees charged by the  respective  Master  Series.  The Large Cap  International  Portfolio pays a management fee equal to 0.25% of its average net assets on an annual basis.

Item  5(a)(1)(iii)  A discussion  regarding  the basis for the Board of Trustees approving the  investment  management  agreements  with respect to the Series is available in the Trust's  semi-annual report for the six-month period ending May
31, 2005.

Item 5(a)(2) Portfolio Manager. The Advisor serves as investment advisor to each of the Series.  As such, the Advisor is responsible  for the management of their respective  assets.  Each of the Series is managed  using a team  approach.  The investment  team  includes the  Investment  Committee of the Advisor,  portfolio managers and all other trading personnel.

The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed  annually.  As of the date of this registration statement,  the Investment  Committee has ten members.  Investment decisions for all Series are made by the Investment Committee,  which meets on a regular basis and also as needed to consider investment issues. The Investment  Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.

In accordance  with the team  approach used to manage the Series,  the portfolio managers and portfolio traders implement the policies and procedures established by the Investment  Committee.  The portfolio managers and portfolio traders also make daily  decisions  regarding the portfolios  including  running buy and sell programs based on the parameters  established by the Investment  Committee.  The portfolio  managers named below  coordinate  the efforts of all other  portfolio managers  and trading  personnel  with  respect to the  category  of  portfolios indicated.  For this  reason,  the Advisor  has  identified  these  coordinating individuals as those primarily  responsible for the day-to-day management of the portfolios:

         Domestic equity Series                    Robert T. Deere
         International equity Series               Karen E. Umland
         Fixed income Series                       David A. Plecha

Mr. Deere is a Portfolio  Manager and Vice President of the Advisor and a member of the Investment  Committee.  Mr. Deere received his MBA from the University of
California  at Los  Angeles in 1991.  He also holds a B.S.  and a B.A.  from the
University of California at San Diego.  Mr. Deere joined the Advisor in 1991 and has been responsible for the domestic equity portfolios since 1994.

Ms. Umland is a Portfolio Manager and Vice President of the Advisor and a member of the Investment  Committee.  She received her BA from Yale  University in 1988 and her MBA from the University of California at Los Angeles in 1993. Ms. Umland
joined the Advisor in 1993 and has been responsible for the international equity portfolios since 1998.

Mr. Plecha is a Portfolio Manager and Vice President of the Advisor and a member of the Investment  Committee.  Mr. Plecha received his BS from the University of
Michigan at Ann Arbor in 1983 and his MBA from the  University  of California at
Los  Angeles in 1987.  Mr.  Plecha  has been  responsible  for the fixed  income portfolios since the end of 1991.

Item  15  of  Part  B  provides   information  about  each  portfolio  manager's
compensation, other accounts managed by the portfolio manager, and the portfolio manager's ownership of Series shares.

Item 5(a)(3)  Legal Proceedings.  Not applicable.

Item 5(b)  Capital Stock.  Not applicable.

Item 6.  Shareholder Information.

Item 6(a) Pricing of Fund  Shares.  The net asset value per share of each Series is calculated  after the close of the NYSE (normally,  1:00 p.m. PT) by dividing the  total  value  of  the  Series'  investments  and  other  assets,  less  any liabilities,  by the total outstanding shares of the stock of the Series.  Note:
The time at which  transactions  and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PT.

The value of the shares of each  Series  will  fluctuate  in relation to its own investment  experience.  Securities  held  by  the  Series  will  be  valued  in accordance with applicable laws and procedures adopted by the Board of Trustees, and generally, as described below.

Securities  held by the Series are valued at the last  quoted  sale price of the day.  Securities  held by the Series that are listed on Nasdaq are valued at the
Nasdaq Official Closing Price ("NOCP").  If there is no last reported sale price or NOCP of the day,  the  Series  value the  securities  at the mean of the most recent quoted bid and asked prices.  Price  information on listed  securities is taken from the  exchange  where the  security is  primarily  traded.  Generally, securities  issued by open-end  investment  companies,  such as the Series,  are valued using their  respective net asset values or public  offering  prices,  as appropriate, for purchase orders placed at the close of the NYSE.

The value of the shares of the Fixed Income  Series will tend to fluctuate  with interest rates because,  unlike money market funds,  these Series do not seek to stabilize the value of their  respective  shares by use of the "amortized  cost"
method of asset  valuation.  Net asset value  includes  interest on fixed income securities  which is accrued daily.  Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably  reliable sources including  broker/dealers that typically handle the purchase and sale of such  securities.  Securities which are traded  over-the-counter  and on a stock
exchange   generally  will  be  valued   according  to  the  broadest  and  most
representative  market, and it is expected that for bonds and other fixed income securities, this ordinarily will be the over-the-counter market.

The value of the  securities  and other assets of the Series for which no market quotations are readily available (including restricted securities), or for which market quotations have become  unreliable,  are determined in good faith at fair value in accordance with procedures adopted by the Board of Trustees. Fair value pricing may also be used if events that have a  significant  effect on the value of an investment (as determined in the discretion of the Investment Committee of the  Advisor)  occur before the net asset value is  calculated.  When fair value pricing is used, the prices of securities used by the Series may differ from the quoted or published  prices for the same  securities on their primary markets or exchanges.

To the extent that a Series holds large numbers of securities, it is likely that it will have a larger  number of  securities  that may be  deemed  illiquid  and therefore must be valued pursuant to special  procedures adopted by the Board of
Trustees, than would a fund that holds a smaller number of securities. The Small
Cap Series and Micro Cap Series are more likely to hold illiquid securities than would a fund that invests in larger capitalization companies.

As of the date of this registration statement, the Series holding foreign equity securities  (the  "Foreign  Equity  Funds")  will also fair  value  price in the circumstances described below. Generally,  trading in foreign securities markets is  completed  each day at  various  times  prior to the close of the NYSE.  For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange  (generally  11:00 p.m. PT), which is fourteen hours prior to the close of the NYSE  (generally 1:00 p.m. PT) and the time that the net asset values of the Foreign  Equity Funds are computed.  Due to the time differences  between the closings of the relevant foreign  securities  exchanges and the time the Foreign  Equity  Funds  price their  shares at the close of the
NYSE, the Foreign Equity Funds will fair value their foreign investments when it is determined that the market quotations for the foreign  investments are either unreliable  or not readily  available.  The fair value  prices  will  attempt to reflect  the  impact of the U.S.  financial  markets'  perceptions  and  trading activities  on the Foreign  Equity  Funds'  foreign  investments  since the last closing  prices of the foreign  investments  were  calculated  on their  primary foreign  securities  markets  or  exchanges.  For these  purposes,  the Board of
Trustees of the Series have  determined  that  movements in relevant  indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or  the  London  Stock  Exchange,  demonstrate  that  market  quotations  may be unreliable, and may trigger fair value pricing. Consequently,  fair valuation of portfolio  securities may occur on a daily basis.  The fair value pricing by the
Series utilizes data furnished by an independent  pricing service (and that data draws upon, among other information,  the market values of foreign investments).
The fair value prices of portfolio  securities generally will be used when it is determined  that the use of such prices  will have a material  impact on the net asset value of a Series. When a Foreign Equity Fund uses fair value pricing, the values assigned to the Foreign Equity Fund's foreign  investments may not be the quoted or  published  prices of the  investments  on their  primary  markets  or exchanges.  The Board of Trustees of the Series  monitor  the  operation  of the method used to fair value price the Foreign Equity Funds' foreign investments.

Valuing  securities  at fair value  involves  greater  reliance on judgment than valuing securities that have readily available market  quotations.  There can be no assurance  that a Series (or, with respect to the Global  Series,  the Master
Series)  could  obtain the fair value  assigned to a security if it were to sell the  security  at  approximately  the time at which the Series or Master  Series determines its net asset value per share. As a result, the sale or redemption by a Series or Master  Series of its  shares at net asset  value,  at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The net asset values per share of the  Japanese  Series,  Asia  Pacific  Series,
Continental  Series,  United Kingdom Series, The DFA International Value Series,
The DFA Two-Year Global Fixed Income Series,  The Emerging  Markets Series,  The
Emerging Markets Small Cap Series and the Large Cap International Portfolio (the
"International  Series") are expressed in U.S.  dollars by  translating  the net assets of each  International  Series  using the mean of the most recent bid and asked prices for the dollar as quoted by generally  recognized reliable sources.
Since the  International  Series own  securities  that are  primarily  listed on foreign exchanges which may trade on days when the  International  Series do not price their shares, the net asset values of the International  Series may change on days when shareholders will not be able to purchase or redeem shares.

Most  Series  generally  calculate  their net asset  values per share and accept purchase and  redemption  orders on days that the NYSE is open for trading.  The
Japanese Series, United Kingdom Series and Continental Series are each closed on days that the foreign securities exchange(s) on which their portfolio securities are principally traded are closed.  Purchase and redemption orders for shares of such Series will not be accepted on those days.

Certain  of the  securities  holdings  of The  Emerging  Markets  Series and The
Emerging  Markets  Small Cap Series in  Approved  Markets may be subject to tax, investment and currency  repatriation  regulations of the Approved  Markets that could have a material effect on the values of the securities.  For example, such
Series  might be subject to different  levels of taxation on current  income and realized gains depending upon the holding period of the securities.  In general, a longer  holding  period (e.g.,  5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). These Series may also be subject to certain  contractual  arrangements with investment  authorities in an
Approved Market which require a Series to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures  contracts are valued using the settlement price established each day on the exchange on which they are traded.  The value of such futures contracts held by a Series is determined each day as of such close.

The Trust bears all of its own costs and  expenses,  including:  services of its
independent  certified  public  accountants,   legal  counsel,  brokerage  fees,
commissions   and  transfer  taxes  in  connection   with  the  acquisition  and
disposition of portfolio securities, taxes, insurance premiums, costs incidental
to  meetings  of  its  shareholders  and  trustees,   the  cost  of  filing  its
registration  statement under federal  securities law,  reports to shareholders, and  transfer  and  dividend  disbursing  agency,  administrative  services  and custodian fees.  Expenses  allocable to a particular Series are so allocated and expenses of the Trust which are not  allocable to a particular  Series are borne by each Series on the basis of its relative net assets.

Item 6(b) Purchase of Fund Shares.  The Trust's shares have not been  registered under the  Securities  Act of 1933,  which means that its shares may not be sold publicly.  However,  the Trust may sell its shares  through  private  placements pursuant to available exemptions from registration under that Act.

Shares  of the Trust are sold only to other  investment  companies  and  certain institutional  investors.  Shares  of the  Series  are sold at net  asset  value without  a sales  charge.  Shares  are  purchased  at the net asset  value  next determined  after the Trust receives the order in proper form.  All  investments are  credited to the  shareholder's  account in the form of full and  fractional shares of the Series  calculated  to three  decimal  places.  In the interest of economy and convenience, certificates for shares will not be issued.

In-kind  Purchases.  If  accepted  by the  Trust,  shares of the  Series  may be purchased  in  exchange  for  securities  which are  eligible  for  purchase  or otherwise  represented in the Series'  portfolios at the time of the exchange as described in this registration  statement or in exchange for local currencies in
which  such  securities  of  the  Japanese,   United   Kingdom,   Asia  Pacific,
Continental,  The DFA International  Value, The Emerging  Markets,  The Emerging
Markets  Small Cap, The DFA Two-Year  Global Fixed Income and The Enhanced  U.S.
Large Company Series are denominated. Subject to approval by the Advisor, shares of The Global Value Series, The Global Large Company Series and The Global Small
Company  Series may be  purchased  in any freely  convertible  currency  and the necessary  foreign exchange  transactions  will be arranged on behalf of, and at the expense of, the investor. Investors settling in any currency other than U.S.
dollars are advised that a delay in  processing a purchase of shares of a Global
Series  may  occur  to allow  for  currency  conversion.  Securities  and  local currencies  which are  accepted by the Trust for exchange and Trust shares to be issued in the  exchange  will be valued,  as set forth  under  "Pricing  of Fund
Shares" in Item 6(a), at the time of the next  determination  of net asset value after such acceptance. All dividends,  interest,  subscription,  or other rights pertaining  to such  securities  shall  become the  property of the Series whose shares are being  acquired  and must be  delivered  to the Trust by the investor upon receipt  from the issuer.  Investors  who desire to purchase  shares of the
Japanese, United Kingdom, Asia Pacific, Continental,  Global Value, Global Large
Company,  Global  Small  Company,  The DFA  International  Value or DFA Two-Year
Global  Fixed  Income  Series with local  currencies  should  first  contact the
Advisor for wire instructions.

The Trust will not accept  securities in exchange for shares of a Series unless:
(1) such securities are eligible to be included,  or otherwise  represented,  in the Series' portfolios at the time of exchange and current market quotations are readily  available for such securities;  (2) the investor  represents and agrees that all securities  offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the  principal  market for such  securities  exists,  or otherwise;  and (3) at the  discretion  of the  Series,  the  value  of any such security (except U.S.  Government  securities)  being  exchanged,  together with other  securities of the same issuer owned by the Series,  will not exceed 5% of the net assets of the Series immediately after the transaction.  (See Items 4(a)
and (b)  above.)  Investors  interested  in such  exchanges  should  contact the
Advisor.  Investors  should  also know that an in-kind  purchase  of shares of a
Series may result in taxable  income;  an  investor  desiring to make an in-kind purchase should consult its tax advisor.

Item 6(c)  Redemption of Fund Shares.  As stated above in response to Item 6(b),
"Purchase of Fund Shares," the Trust's shares have not been registered under the
Securities Act of 1933,  which means that its shares are  restricted  securities which may not be sold unless  registered  or pursuant to an available  exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (310)  395-8005.  Redemptions  are processed on any day on which the Trust is open  for  business  and are  effected  at the  Series'  net  asset  value  next determined after the Series receives a redemption request in good form.

Redemption  payments in cash will  ordinarily  be made  within  seven days after receipt of the redemption request in good form. However, the right of redemption may be  suspended  or the  date of  payment  postponed  in  accordance  with the
Investment  Company Act of 1940. The amount received upon redemption may be more or less than the amount paid for the shares,  depending upon the fluctuations in the market value of the assets owned by the Series.

When in the best interests of a Series,  the Series (other than the  Tax-Managed
Series,  The Global Value Series, The Global Large Company Series and The Global
Small  Company  Series)  may pay the  redemption  price in whole or in part by a distribution  of  portfolio  securities  from the  Series  of the  shares  being redeemed  in lieu of cash in  accordance  with Rule 18f-1  under the  Investment
Company  Act of 1940.  Each  Global  Series  is  authorized  to make  redemption payments solely by a distribution of portfolio securities that the Global Series receives from a Master Series (or to pay the redemption price with a combination of securities and cash),  when it is determined by the Advisor,  in its capacity as administrator to the Global Series, to be in the best interests of the Global
Series. Each Tax-Managed Series is authorized to make redemption payments solely by a distribution of portfolio securities (or to pay the redemption price with a combination of securities or cash) when it is determined by the Advisor to be in the best  interests of the Series.  Investors  may incur  brokerage  charges and other  transaction  costs  selling  securities  that were received in payment of
redemptions.   The  Japanese  Small  Company,   United  Kingdom  Small  Company,
Continental  Small  Company,  Asia  Pacific  Small  Company,  Emerging  Markets,
Emerging Markets Small Cap,  Two-Year Global Fixed Income and DFA  International
Value Series reserve the right to redeem their shares in the currencies in which their investments are denominated. The Global Series reserve the right to redeem their  shares  in the  currencies  in  which  their  respective  Master  Series'
investments  are  denominated.  Investors may incur  charges in converting  such currencies  to  dollars  and the  value of the  securities  may be  affected  by currency exchange fluctuations.

Although the redemption payments will ordinarily be made within seven days after receipt,  payment to investors  redeeming  shares which were  purchased by check will not be made until the Trust can verify that the  payments  for the purchase have been,  or will be,  collected,  which may take up to fifteen  days or more.
Investors  may avoid this delay by  submitting a certified  check along with the purchase order.

The Trust reserves the right to involuntarily redeem shares of a Series owned by an investor if the investment  advisory  agreement  between the investor and the
Advisor is terminated.

For additional information about redemption of Trust shares, see Item 18 in Part
B.

Item  6(d)  Dividends  and  Distributions.  Except  for the  Partnership  Series
(defined  below)  and The DFA  One-Year  Fixed  Income  Series,  dividends  from ordinary income of the Series are distributed  quarterly and also in November of each year, and any investment company taxable income and capital gain net income are  distributed  annually in  December.  Ordinary  income  will be  distributed monthly  (except for January) by The DFA One-Year Fixed Income  Series.  The DFA
One-Year  Fixed Income Series will  distribute  annually in December any capital gain net income.

Shareholders of the Trust (other than  shareholders  of the Partnership  Series)
will automatically  receive all income dividends and capital gains distributions in additional shares of the Series whose shares they hold at net asset value (as of the business date following the dividend record date),  unless,  upon written notice to the Advisor, the shareholder selects one of the following options: (i)
Income  Option  -  to  receive  income  dividends  in  cash  and  capital  gains distributions in additional shares at net asset value; (ii) Capital Gains Option
- to  receive  capital  gains  distributions  in cash and  income  dividends  in additional  shares at net asset  value;  or (iii) Cash Option - to receive  both income dividends and capital gains distributions in cash.

Item 6(e) Frequent  Purchases and Redemptions of Series Shares.  The Series (and
with respect to the Global Series, the Master Series) are designed for long-term investors  (except as described  below) and are not intended for investors  that engage in  excessive  short-term  trading  activity  that may be  harmful to the
Series,  including  but not limited to market  timing.  Short-term  or excessive trading  into and out of the  Series  or Master  Series  can  disrupt  portfolio management  strategies,  harm  performance  and increase Series expenses for all shareholders, including long-term shareholders who do not generate these costs.

In addition,  certain  Series or Master  Series may be more  susceptible  to the risks of short-term trading than other Series. The nature of the holdings of the
international   Series  or  Master  Series  may  present   opportunities  for  a
shareholder to engage in a short-term  trading  strategy that exploits  possible delays between changes in the price of a Series' or Master Series'  holdings and the reflection of those changes in the Series' or Master Series' net asset value
(called   "arbitrage   market  timing").   Such  delays  may  occur  because  an
international   Series  or  Master  Series,   if  applicable,   has  significant
investments  in foreign  securities  where,  due to time zone  differences,  the values of those securities are established some time before the Series or Master
Series calculate their net asset values.  In such  circumstances,  the available market prices for such foreign  securities may not accurately reflect the latest indications  of value at the time the  international  Series  or  Master  Series calculates its net asset value. The U.S. Small Cap Value Series,  the U.S. Small
Cap Series and the U.S. Micro Cap Series also may be subject to arbitrage market timing because they have significant holdings in small cap securities, which may have prices that do not  accurately  reflect the latest  indications of value of these securities at the time the Series calculate their net asset values due to, among other reasons,  infrequent trading or illiquidity.  There is a possibility that  arbitrage  market  timing  may  dilute  the value of a  Series'  shares if redeeming  shareholders  receive proceeds (and purchasing  shareholders  receive shares)  based upon a net asset  value that does not  reflect  appropriate  fair value prices.

The  Board of  Trustees  of the  Trust  and the  Board of  Directors  of  DFAIDG
(collectively,  the "Boards")  have adopted a policy (the "Trading  Policy") and the Advisor and DFA  Securities  Inc.  (collectively,  "Dimensional")  and their agents  have  implemented  the  following  procedures,  which  are  designed  to discourage  and prevent  market  timing or excessive  short-term  trading in the
Series: (i) trade activity monitoring, and (ii) use of fair value pricing.

The Trust,  DFAIDG,  Dimensional  and their agents monitor  selected  trades and flows of money in and out of the Series and Master Series in an effort to detect excessive short-term trading activities,  and for consistent  enforcement of the
Trading  Policy.  As  a  result  of  this  monitoring,  Dimensional  may  ask  a shareholder  to stop such  activities  or refuse to process  purchase  orders or exchange orders in the shareholder's account.

The Series and Master Series reserve the right to take the actions  necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase  orders for any reason,  without  prior notice,  particularly  purchase orders  that the Series or Master  Series  believe  are made on behalf of market timers. The Series, the Master Series,  Dimensional and their agents reserve the right to reject any  purchase  request made by an investor  indefinitely  if the
Series, the Master Series or Dimensional believe that any combination of trading activity in the accounts is potentially  disruptive to a Series.  In making such judgments, the Series, the Master Series and Dimensional seek to act in a manner that is  consistent  with the best  interests of  shareholders.  For purposes of applying  these  procedures,  Dimensional  may  consider an  investor's  trading history in the Series or Master  Series,  and accounts  under common  ownership, influence  or  control.  In  addition,  these  procedures  will  not  apply to a redemption  transaction in which a Series distributes  portfolio securities to a shareholder  in-kind,  where  the  redemption  will not  disrupt  the  efficient portfolio  management of the Series and the  redemption  is consistent  with the interests of the remaining shareholders of the Series.

The DFA One-Year Fixed Income Series (the "One-Year Series") is managed for both long-term  investors and  investors  who may invest in the One-Year  Series on a short-term  basis.  Dimensional and the Trust may allow more frequent  purchases and sales of shares by an investor in the One-Year  Series than in the shares of other Series,  in  circumstances  where the investor's  trading  activity is not
excessive  and  overly  disruptive  to  the  Series  and  portfolio   management
strategies or undertaken  for prohibited  purposes  (including  market  timing).
Permitting  investors to purchase  shares of the One-Year  Series for short-term purposes  may  increase  the  costs of the  Series  and  negatively  impact  the performance of the Series.

In addition to  monitoring  trade  activity,  the Boards have adopted fair value pricing  procedures  that govern the pricing of the securities of the Series and the Master Series.  These procedures are designed to help ensure that the prices at which Series and Master  Series  shares are  purchased and redeemed are fair, and do not  result  in  dilution  of  shareholder  interests  or  other  harm to shareholders.  See Item 6(a) Pricing of Fund Shares above for additional details regarding fair value pricing of the Series' and Master Series' securities.

Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually nor all of the procedures taken together can completely  eliminate the possibility that excessive short-term trading activity in a Series or Master Series may occur.

Item 6(f) Tax Consequences. Different tax rules apply, depending on whether, for federal  income tax  purposes,  the Series are  partnerships  (the  "Partnership
Series,"  including The Japanese  Series,  United Kingdom  Series,  Asia Pacific
Series,  Continental Series, The U.S. Large Company Series, The Emerging Markets
Series, The Emerging Markets Small Cap Series,  The Tax-Managed U.S.  Marketwide
Value  Series and The  Tax-Managed  U.S.  Equity  Series) or  corporations  (the
"Corporate Series," consisting of all the other Series). Tax rules applicable to each type of entity  affect the  amount,  timing,  and  character  of the income received by an investor (i.e., a feeder portfolio) from each Series.

Series  Classified as Corporations.  For U.S.  federal income tax purposes,  any income dividends which the shareholder receives from a Corporate Series, as well as any distributions derived from the excess of net short-term capital gain over net  long-term  capital  loss,  are  treated  as  ordinary  income  whether  the shareholder  has  elected  to  receive  them in cash  or in  additional  shares.
Shareholders of a Corporate Series are notified  annually by the Trust as to the
U.S.  federal tax status of dividends  and  distributions  paid by the Corporate
Series whose shares they own.

Dividends  which are  declared  by a Corporate  Series in  October,  November or
December to  shareholders  of record in such a month but which,  for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S.  federal  income tax purposes as if paid by a Corporate  Series and received by the  shareholder  on December 31 of the  calendar  year in which they are declared.

The sale of shares of a Corporate  Series by  redemption  is a taxable event and may result in a capital gain or loss.  Any loss  incurred on sale or exchange of shares of the Corporate Series,  held for six months or less, will be treated as a long-term  capital loss to the extent of capital gain dividends  received with respect to such shares.

A Series may be required to withhold  28% of taxable  dividends,  capital  gains distributions and redemption proceeds paid to shareholders who have not complied with IRS rules concerning taxpayer  identification  numbers.  You may avoid this withholding  requirement by providing and certifying on the account registration form your correct Taxpayer  Identification Number and by certifying that you are not  subject  to backup  withholding  and are a U.S.  person  (including  a U.S.
resident  alien).  A Series also must withhold if the IRS instructs it to do so.
Non-U.S.  investors  may be subject to U.S.  withholding  or estate tax, and are subject to special U.S. tax certification requirements.

Shareholders  should  also  consult  their  tax  advisors  with  respect  to the applicability  of any state and local  intangible  property  or income  taxes to their shares of the Corporate Series and distributions  and redemption  proceeds received from the Corporate Series.

Series Classified as Partnerships. The Partnership Series will not be subject to
U.S. federal income tax. Instead,  each investor in a Partnership Series reports separately on its own income tax return its distributive  share of a Partnership
Series' income,  gains,  losses,  deductions and credits  (including foreign tax credits for  creditable  foreign  taxes imposed on a  Partnership  Series).  The
Partnership  Series' taxable year-end will be November 30, but may be subject to change depending on the tax years of the investors in such Series.  Although, as described  above,  the  Partnership  Series will not be subject to U.S.  federal income tax, they will file appropriate U.S. federal income tax returns.

The sale of shares of a Partnership Series may result in a capital gain or loss.
For tax purposes,  an exchange of shares in a Partnership Series for shares of a different Partnership Series is the same as a sale. A distribution in partial or complete  redemption of shares in a  Partnership  Series is taxable as a sale or exchange only to the extent the amount of money  received  exceeds an investor's tax basis in the entire  interest  in the  Partnership  Series.  Any loss may be recognized  only if an investor  redeems its entire  interest in the Partnership
Series for money.

An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that the Partnership  Series borrows money  to  acquire  property  or  invests  in  assets  that  produce  UBTI.  The
Partnership  Series will not be  "regulated  investment  companies"  for federal income tax purposes.

Investors may wish to contact their tax advisors to determine the  applicability of state and local taxes to their  distributive  share of a Partnership  Series'
income, gains, losses, deductions, and credits.

Item 7. Distribution Arrangements.

Item 7(a) Sales Loads. Not applicable.

Item 7(b) Rule 12b-1 Fees. Not applicable.

Item 7(c) Master-Feeder  Funds.  Certain shareholders of the Series are open-end investment companies and unregistered  investment companies that seek to achieve their investment  objectives by investing all of their investable  assets in one or more corresponding Series of the Trust (the "Feeder Portfolios"). Each Feeder
Portfolio has the same  investment  objective,  policies and  limitations as the corresponding Series in which it invests. The master-feeder  structure is unlike many other  investment  companies  that  directly  acquire and manage  their own portfolio of securities. The investment experience of each Feeder Portfolio will correspond directly with the investment  experience of its corresponding Series, and the  investment  experience of each Global Series will  correspond  directly with the investment experience of its corresponding Master Series.

Responses to Item 8 have been omitted  pursuant to paragraph 2(b) of Instruction
B of the General Instructions to Form N-1A.

Part B:

Item 9. Cover Page and Table of Contents. Not applicable.

Item 10. Fund History.

Item 10(a) The Trust is a Delaware statutory trust (formerly known as a Delaware business trust),  which was organized on October 27, 1992. Until August 1, 1997,
The U.S.  6-10 Value  Series was named The U.S.  Small Cap Value  Series.  Until
April 1, 2001,  The U.S.  Small XM Value Series was known as The U.S. 4-10 Value
Series, The U.S. Small Cap Value Series was known as The U.S. 6-10 Value Series,
The U.S.  Small Cap Series was known as The U.S. 6-10 Small  Company  Series and
The U.S. Micro Cap Series was known as The U.S. 9-10 Small Company Series. Until
September  21,  2001,  The  Tax-Managed  U.S.  Equity  Series  was  known as The
Tax-Managed U.S.  Marketwide Series.  Until September 13, 2005, The Asia Pacific
Small Company Series was known as The Pacific Rim Small Company Series.

Item 10(b) Not applicable.

Item 11. Description of the Fund and Its Investments and Risks.

Item  11(a)  Classification.  The Trust is an  open-end,  management  investment company  registered  under  the  Investment  Company  Act of 1940.  Each  Series operates as a diversified  investment  company.  Further,  no Series will invest more  than 25% of its  total  assets  in  securities  of  companies  in a single industry,  except for The DFA One-Year  Fixed  Income and Two-Year  Global Fixed
Income Series'  investments in obligations of banks and bank holding  companies, as otherwise noted in this registration statement.

Item  11(b)  and (c)  Investment  Strategies  and Risks  and Fund  Policies.  In
addition  to the  policies  stated in  response to Item 4 of Part A, each of the
Series has adopted certain  limitations which may not be changed with respect to any  Series  without  the  approval  of a  majority  of the  outstanding  voting securities of the Series. A "majority" is defined as the lesser of: (1) at least
67% of the  voting  securities  of the Series (to be  affected  by the  proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not:

     (1)  invest in commodities or real estate,  including  limited  partnership interests  therein,  although they may purchase and sell securities of companies  which deal in real estate and securities  which are secured by interests in real estate,  and all Series except The U.S. Micro Cap and Small Cap  Series and The DFA  One-Year  Fixed  Income  Series may
          purchase or sell financial futures contracts and options thereon;  and
          The Enhanced U.S.  Large Company  Series may purchase,  sell and enter into  indices-related  futures  contracts,  options  on  such  futures contracts,  securities-related  swap  agreements and other  derivative instruments;

     (2)  make loans of cash,  except  through  the  acquisition  of  repurchase agreements  and  obligations  customarily  purchased by  institutional investors;

     (3)  as to 75% of the total assets of a Series, invest in the securities of any  issuer  (except  obligations  of  the  U.S.  Government  and  its instrumentalities)  if, as a result, more than 5% of the Series' total assets, at market, would be invested in the securities of such issuer;
          provided that this  limitation  applies to 100% of the total assets of
          The U.S. Micro Cap Series;

     (4)  purchase  or retain  securities  of an issuer  if those  officers  and trustees of the Trust or officers and directors of the Advisor  owning more than1/2of 1% of such securities together own more than 5% of such securities;  provided that The U.S. Small XM Value Series,  The Global
          Value  Series,  The Global  Large  Company  Series,  The Global  Small
          Company Series,  The Tax-Managed U.S.  Marketwide Value Series and The
          Tax-Managed U.S. Equity Series are not subject to this limitation;

     (5)  borrow, except from banks and as a temporary measure for extraordinary or  emergency  purposes  and then,  in no event,  in excess of 5% of a
          Series' gross assets  valued at the lower of market or cost;  provided that each Series,  except The DFA One-Year Fixed Income  Series,  U.S.
          Micro Cap Series and the  Japanese  Series,  may  borrow  amounts  not exceeding  33% of their net assets from banks and pledge not more than
          33% of such assets to secure such loans;

     (6)  pledge,  mortgage,  or  hypothecate  any of its  assets  to an  extent greater than 10% of its total assets at fair market  value,  except as described in (5) above;  provided that The U.S. Small XM Value Series,
          The Global Value Series,  The Global Large Company Series,  The Global
          Small Company Series, The Tax-Managed U.S. Marketwide Value Series and
          The Tax-Managed U.S. Equity Series are not subject to this limitation;

     (7)  invest  more  than 10% of the  value of the  Series'  total  assets in illiquid  securities,  which include  certain  restricted  securities, repurchase  agreements with maturities of greater than seven days, and other  illiquid  investments;  provided  that The U.S.  Small XM Value
          Series, The Tax-Managed U.S.  Marketwide Value Series, The Tax-Managed
          U.S.  Equity  Series,  Enhanced  U.S.  Large Company  Series,  The DFA
          Two-Year  Global Fixed Income Series,  and The Emerging  Markets Small
          Cap  Series  are  not  subject  to  this   limitation,   and  The  DFA
          International  Value Series, The U.S. Small Cap Value Series, The U.S.
          Large Cap Value  Series,  The Global  Value  Series,  The Global Large
          Company Series,  The Global Small Company  Series,  The U.S. Small Cap
          Series and The Emerging Markets Series may invest not more than 15% of their total assets in illiquid securities;

     (8)  engage in the business of underwriting securities issued by others;

     (9)  invest for the purpose of  exercising  control over  management of any company;  provided  that The U.S.  Small XM Value  Series,  The Global
          Value  Series,  The Global  Large  Company  Series,  The Global  Small
          Company Series,  The Tax-Managed U.S.  Marketwide Value Series and The
          Tax-Managed U.S. Equity Series are not subject to this limitation;

     (10) invest its assets in securities of any investment  company,  except in connection  with a merger,  acquisition  of assets,  consolidation  or
          reorganization;   provided  that  (a)  The  Emerging  Markets  Series,
          Emerging  Markets Small Cap Series,  Japanese  Series,  United Kingdom
          Series,  Asia Pacific Series and Continental Series are not subject to this  limitation;  (b) each of The U.S.  Small  XM Value  Series,  The
          Tax-Managed U.S.  Marketwide Value Series, The Tax-Managed U.S. Equity
          Series,  Enhanced U.S. Large Company Series,  Emerging Markets Series,
          Emerging  Markets Small Cap Series,  Japanese  Series,  United Kingdom
          Series,  Asia Pacific  Series,  Continental  Series,  The Global Value
          Series,  The Global Large Company  Series and The Global Small Company
          Series may invest assets in  securities  of  investment  companies and units  of  such  companies  such  as,  but  not  limited  to,  S&P
          Depository Receipts;  and (c) the U.S. Micro Cap Series is not subject to this limitation;

     (11) invest more than 5% of its total  assets in  securities  of  companies which have  (with  predecessors)  a record of less than  three  years'
          continuous  operation;  provided that The U.S.  Small XM Value Series,
          The Global Value Series,  The Global Large Company Series,  The Global
          Small Company Series, The Tax-Managed U.S. Marketwide Value Series and
          The Tax-Managed U.S. Equity Series are not subject to this limitation;

     (12) acquire any  securities  of  companies  within one  industry  if, as a result of such acquisition,  more than 25% of the value of the Series'
          total assets would be invested in securities of companies  within such industry; except The DFA One-Year Fixed Income and The Two-Year Global
          Fixed  Income  Series shall invest more than 25% of their total assets
          in   obligations   of  banks  and  bank   holding   companies  in  the
          circumstances described in this registration statement in "Investments in the Banking Industry" under Item 4 of Part A;

     (13) write or  acquire  options  (except  as  described  in (1)  above)  or interests  in  oil,  gas  or  other  mineral  exploration,  leases  or development  programs  except that (a) the Enhanced U.S. Large Company
          Series may write or acquire options;  (b) The Global Value Series, The
          Global Large Company  Series,  The Global Small Company Series and The
          U.S. Small XM Value Series are not subject to these  limitations;  and
          (c) The Tax-Managed  U.S.  Marketwide Value Series and The Tax-Managed
          U.S. Equity Series may write or acquire options;

     (14) purchase warrants; however, each Series, except The DFA One-Year Fixed
          Income  Series and Two-Year  Global  Fixed  Income  Series (the "Fixed
          Income Series"), may acquire warrants as a result of corporate actions involving its holdings of other equity securities;  and The U.S. Small
          XM Value  Series,  The Global Value  Series,  The Global Large Company
          Series,   The  Global  Small  Company  Series,  The  Tax-Managed  U.S.
          Marketwide Value Series and The Tax-Managed U.S. Equity Series are not
          subject to this limitation;

     (15) purchase  securities  on margin or sell short;  provided that The U.S.
          Small XM Value  Series,  The Global  Value  Series,  The Global  Large
          Company Series,  The Global Small Company Series, The Tax-Managed U.S.
          Marketwide Value Series and The Tax-Managed U.S. Equity Series are not
          subject to the limitation on selling securities short;

     (16) acquire more than 10% of the voting securities of any issuer; provided that (a) this limitation applies only to 75% of the assets of The U.S.
          Value Series,  The Emerging  Markets  Series and The Emerging  Markets
          Small Cap Series,  and (b) The U.S. Micro Cap Series,  The Tax-Managed
          U.S.  Marketwide Value Series, The Tax-Managed U.S. Equity Series, The
          Global Value Series,  The Global Large  Company  Series and The Global
          Small Company Series are not subject to this limitation; or

     (17) issue senior  securities  (as such term is defined in Section 18(f) of the Investment  Company Act of 1940),  except to the extent  permitted under the Act.

The investment limitations described in (3), (4), (7), (9), (10), (11), (12) and
(16) above do not  prohibit The Global Value  Series,  The Global Large  Company
Series and The Global Small Company Series from  investing all or  substantially all of their  assets in the  shares  of other  registered,  open-end  investment companies,  such as the Master Series. The investment  limitations of the Master
Series are the same as those of the corresponding Global Series.

The investment  limitations described in (1) and (15) above do not prohibit each
Series that may purchase or sell financial futures contracts and options thereon
from  making  margin  deposits  to  the  extent   permitted   under   applicable
regulations;  and the  investment  limitations  described in (1),  (13) and (15)
above do not prohibit The Enhanced  U.S.  Large  Company  Series from (i) making margin deposits in connection with transactions in options, and (ii) maintaining a short  position,  or purchasing,  writing or selling puts,  calls,  straddles, spreads or  combinations  thereof in connection  with  transactions  in options, futures,  and options on futures and transactions  arising under swap agreements or other derivative instruments.

For purposes of (5) above,  The Emerging Markets Series and The Emerging Markets
Small Cap Series may borrow in connection with a foreign currency transaction or the  settlement of a portfolio  trade.  The only type of borrowing  contemplated thereby is the use of a letter of credit  issued on such Series'  behalf in lieu of depositing initial margin in connection with currency futures contracts,  and the Series  have no  present  intent to engage in any other  types of  borrowing transactions under this authority.  Although (2) above prohibits cash loans, the
Series are authorized to lend portfolio  securities.  (See "Securities Loans" in
Item 4 of Part A.) With  respect  to (5) above,  a Series  will  maintain  asset coverage of at least 300% (as  described in the 1940 Act),  inclusive of amounts borrowed, with respect to any borrowings made by a Series.

Although (2) above  prohibits  cash loans,  the Global Series are  authorized to lend portfolio  securities.  Inasmuch as the Global Series will only hold shares of the Master Series, the Global Series do not intend to lend those shares.

For the purposes of (7) above, The DFA One-Year Fixed Income and Two-Year Global
Fixed  Income  Series may  invest in  commercial  paper that is exempt  from the registration requirements of the Securities Act of 1933 (the "1933 Act") subject to the  requirements  regarding  credit  ratings  stated  in  this  registration statement under Item 4 of Part A. Further,  pursuant to Rule 144A under the 1933
Act, the Series may purchase certain unregistered (i.e.  restricted)  securities upon  a  determination  that  a  liquid  institutional  market  exists  for  the securities.  If it is decided that a liquid  market does exist,  the  securities will  not be  subject  to the 10% or 15%  limitation  on  holdings  of  illiquid securities  stated  in (7)  above.  While  maintaining  oversight,  the Board of
Trustees   has   delegated   the   day-to-day   function  of  making   liquidity
determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two  dealers  making a market in such  securities.  After purchase,  the Board of Trustees  and the Advisor  will  continue to monitor the liquidity of Rule 144A securities.

Although not a fundamental policy subject to shareholder approval:  (1) The U.S.
Small Cap Series,  Japanese Series,  United Kingdom Series,  Asia Pacific Series
and Continental Series and The Global Small Company Series (indirectly,  through its investment in the Master  Series),  will not purchase  interests in any real estate  investment  trust,  and (2) the Series do not intend to invest more than
15% of their net assets in illiquid securities.

The Japanese,  United  Kingdom,  Asia Pacific,  Continental,  DFA  International
Value,  The DFA Two-Year Global Fixed Income,  Enhanced U.S. Large Company,  The
Emerging  Markets and The Emerging  Markets  Small Cap Series,  The Global Small
Company  Series,  The Global Value Series,  and The Global Large Company  Series
(indirectly,  through its  investment in the Master Series) may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future  currency  rates.  Such  contracts  involve an obligation to purchase  or sell a  specific  currency  at a future  date at a price set in the contract.

Notwithstanding any of the above investment  restrictions,  The Emerging Markets
Series and The Emerging  Markets Small Cap Series may establish  subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors,  such as the Series, or whose use is otherwise  considered  by the Series to be  advisable.  Such Series  would "look through"  any  such  vehicle  to  determine  compliance  with  their  investment restrictions.

Subject  to  future  regulatory  guidance,  for  purposes  of  those  investment limitations  identified  above that are based on total  assets,  "total  assets"
refers to the assets that the Series owns, and does not include assets which the
Series does not own but over which it has effective control.  For example,  when applying a percentage  investment  limitation that is based on total assets, the
Series will exclude from its total assets those assets that represent collateral received by the Series for its securities lending transactions.

Unless  otherwise   indicated,   all  limitations   applicable  to  the  Series'
investments  apply  only at the time  that a  transaction  is  undertaken.  With respect to illiquid securities,  if a fluctuation in value causes a Series to go above its  limitation  on  investment  in  illiquid  securities,  the Board will consider what action,  if any,  should be taken to reduce the  percentage to the applicable limitation.  Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of a Series'  assets  invested in certain securities or other instruments resulting from market fluctuations or other  changes in a Series' total assets will not require a Series to dispose of an investment  until the Advisor  determines  that it is  practicable to sell or closeout the investment  without undue market or tax consequences.  In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

Because the structure of each Series,  except the Fixed Income Series,  is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed
"affiliated  persons"  under  the  Investment  Company  Act of 1940 and  certain requirements  of the Act regulating  dealings  between  affiliates  might become applicable.

Options on Stock Indices

The Enhanced U.S.  Large  Company  Series may purchase and sell options on stock indices. With respect to the sale of call options on stock indices,  pursuant to published  positions of the SEC, The Enhanced  U.S.  Large  Company  Series will either:  (1) maintain  with its  custodian  liquid  assets equal to the contract value (less any margin deposits);  (2) hold a portfolio of stocks  substantially replicating the movement of the index underlying the call option;  or (3) hold a separate call on the same index as the call written where the exercise  price of the call  held is:  (a)  equal to or less  than the  exercise  price of the call written,  or (b) greater than the exercise  price of the call written,  provided the  difference  is  maintained  by the Series in liquid  assets in a segregated account.  With respect to the sale of put options on stock indices,  pursuant to published SEC positions, The Enhanced U.S. Large Company Series will either: (1)
maintain liquid assets equal to the exercise price (less any margin deposits) in a  segregated  account,  or (2) hold a put on the same index as the put  written where the  exercise  price of the put held is (a) equal to or  greater  than the exercise  price of the put written,  or (b) less than the exercise  price of the put written,  provided an amount equal to the  difference  is  maintained by the
Series in liquid assets in a segregated account.

Prior to the earlier of exercise or  expiration,  an option may be closed out by an offsetting purchase or sale of an option of the same series (type,  exchange, underlying  index,  exercise price, and expiration).  There can be no assurance, however,  that a closing  purchase or sale  transaction can be effected when The
Enhanced U.S. Large Company Series desires.

The  Enhanced  U.S.  Large  Company  Series  will  realize a gain from a closing purchase  transaction if the cost of the closing option is less than the premium received from writing the option,  or, if it is more,  the Series will realize a loss. The principal factors affecting the market value of a put or a call option include  supply and demand,  interest  rates,  the current  market  price of the underlying index in relation to the exercise price of the option, the volatility of the underlying index, and the time remaining until the expiration date.

If an option  written by The Enhanced U.S.  Large Company  Series  expires,  the
Series realizes a gain equal to the premium  received at the time the option was written.  If an option purchased by the Series expires  unexercised,  the Series realizes a loss equal to the premium paid.

The premium paid for a put or call option  purchased by The Enhanced U.S.  Large
Company  Series is an asset of the Series.  The premium  received  for an option written by the Series is recorded as a deferred  credit.  The value of an option purchased  or  written  is marked to market  daily and is valued at the  closing price on the  exchange on which it is traded or, if not traded on an exchange or no  closing  price is  available,  at the mean  between  the last bid and  asked prices.

Risks  Associated  with Options on Indices.  There are several risks  associated with  transactions  in options on indices.  For example,  there are  significant differences  between the securities and options  markets that could result in an imperfect correlation between these markets,  causing a given transaction not to achieve its  objectives.  The value of an option  position will  reflect,  among other  things,  the  current  market  price of the  underlying  index,  the time remaining until  expiration,  the  relationship of the exercise price,  the term structure of interest rates,  estimated price volatility of the underlying index and general  market  conditions.  A decision as to whether,  when and how to use options  involves the exercise of skill and judgment,  and even a well-conceived transaction  may be  unsuccessful  to some degree because of market  behavior or unexpected events.

Options  normally have expiration  dates of up to 90 days. The exercise price of the options  may be below,  equal to or above the  current  market  value of the underlying  index.  Purchased  options  that expire  unexercised  have no value.
Unless  an  option  purchased  by The  Enhanced  U.S.  Large  Company  Series is exercised  or unless a closing  transaction  is  effected  with  respect to that position,  The Enhanced  U.S.  Large  Company  Series will realize a loss in the amount of the premium paid and any transaction costs.

A position  in an  exchange-listed  option may be closed out only on an exchange that provides a secondary  market for identical  options.  Although The Enhanced
U.S.  Large Company  Series  intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary  market will exist for any particular  option at any specific time.  Closing  transactions  may be effected with respect to options traded OTC only by negotiating directly with the other party to the option contract,  or in a  secondary  market  for the  option if such a market  exists.  There can be no assurance  that The Enhanced U.S. Large Company Series will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Series may be unable to liquidate an OTC option.  Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that The Enhanced U.S. Large Company
Series would have to exercise  those  options which it has purchased in order to realize any profit.  With respect to options  written by The Enhanced U.S. Large
Company Series, the inability to enter into a closing  transaction may result in material losses to the Series.

Index prices may be distorted if trading of a  substantial  number of securities included  in the index is  interrupted  causing  the  trading of options on that index to be halted. If a trading halt occurred,  The Enhanced U.S. Large Company
Series  would not be able to close out options  which it had  purchased  and may incur losses if the underlying index moved adversely before trading resumed.  If a trading halt  occurred and  restrictions  prohibiting  the exercise of options were  imposed  through  the close of trading on the last day before  expiration, exercises  on that day would be  settled on the basis of a closing  index  value that may not reflect  current price  information  for securities  representing a substantial portion of the value of the index.

The Enhanced U.S. Large Company  Series'  activities in the options  markets may result in higher fund turnover rates and additional  brokerage  costs;  however, the Series may also save on  commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

Investment Limitations on Options Transactions. The ability of The Enhanced U.S.
Large  Company  Series to engage in options  transactions  is subject to certain limitations.  The Enhanced  U.S.  Large  Company  Series will only invest in OTC options to the extent  consistent  with the 15% limit on investments in illiquid securities.

Futures Contracts

Please  note that while the  following  discussion  relates to the  policies  of certain Series with respect to futures contracts,  it should be understood that, with respect to the Global Series,  the discussion  applies to the Master Series in which the Global Series invest.

All  Series  except  The U.S.  Micro Cap and U.S.  Small Cap  Series and The DFA
One-Year Fixed Income Series may enter into index futures  contracts and options on index  futures  contracts to gain market  exposure on the Series'  uninvested cash  pending  investments  in  securities  and  to  maintain  liquidity  to pay redemptions. In addition, The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against  securities  prices or as part of its overall investment strategy.

Futures  contracts  provide  for the future  sale by one party and  purchase  by another party of a specified amount of defined  securities at a specified future time and at a specified  price.  Futures  contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The  Series  will be  required  to make a margin  deposit in cash or government  securities  with a broker or  custodian  to  initiate  and  maintain
positions  in  futures  contracts.   Minimal  initial  margin  requirements  are
established  by  the  futures   exchange,   and  brokers  may  establish  margin
requirements  which are higher than the exchange  requirements.  After a futures contract  position  is  opened,  the value of the  contract  is marked to market daily.  If the futures  contract  price changes to the extent that the margin on deposit does not satisfy margin requirements,  payment of additional "variation"
margin will be required. Conversely,  reduction in the contract value may reduce the required  margin  resulting  in a repayment of excess  margin to the Series.
Variation margin payments are made to and from the futures broker for as long as the  contract  remains  open.  The Series  expect to earn income on their margin deposits.  Each Series intends to limit its futures-related  investment activity so that other than with  respect to bona fide  hedging  activity  (as defined in
Commodity Futures Trading  Commission  ("CFTC") Rule 1.3 (z)): (i) the aggregate initial  margin and premiums paid to establish  commodity  futures and commodity option contract  positions  (determined at the time the most recent position was established)  does  not  exceed  5% of the  liquidation  value  of  the  Series'
portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided  that, in the case of an option that is in-the-money  at the time of purchase,  the  in-the-money  amount may be excluded in calculating such 5% limitation), or (ii) the aggregate net "notional value" (i.e.,  the size of a commodity  futures or commodity  option contract in contract units (taking into account any  multiplier  specified in the contract), multiplied by the current market price (for a futures  contract) or strike price
(for an option contract) of each such unit) of all non-hedge  commodity  futures and commodity  option  contracts that the Series has entered into (determined at the time  the  most  recent  position  was  established)  does  not  exceed  the liquidation value of the Series' portfolio, after taking into account unrealized profits and unrealized  losses on any such contracts that the Series has entered into.  Pursuant to published  positions of the SEC, a Series (or its  custodian)
may be required to maintain segregated accounts consisting of liquid assets (or, as permitted under applicable  regulation,  enter into offsetting  positions) in connection  with its  futures  contract  transactions  in  order  to  cover  its obligations with respect to such contracts.  Positions in futures  contracts may be closed out only on an exchange  which provides a secondary  market.  However, there can be no  assurance  that a liquid  secondary  market  will exist for any particular  futures  contract at any specific time.  Therefore,  it might not be possible  to close out a futures  position  and,  in the event of adverse  price movements,  the Series would  continue to be required to make  variation  margin deposits.  In such circumstances,  if the Series has insufficient cash, it might have to sell portfolio  securities to meet daily margin  requirements  at a time when it might be  disadvantageous  to do so. Management  intends to minimize the possibility  that it will be  unable to close  out a  futures  contract  by only entering  into futures  which are traded on national  futures  exchanges and for which there appears to be a liquid secondary market.

Repurchase Agreements

In addition,  all Series (directly or indirectly  through the Master Series) may invest  in  repurchase  agreements.  In  the  event  of  the  bankruptcy  of the counter-party  to a repurchase  agreement,  the Trust could  experience delay in recovering the securities  underlying such agreements.  Management believes that this risk can be controlled  through stringent  security  selection criteria and careful monitoring procedures.

Item 11(d) Temporary Defensive Position.  The information  required by this item is provided in response to Item 4(b) of Part A.

Item 11(e) Portfolio  Turnover.  Generally,  securities will be purchased by the
Equity  Series with the  expectation  that they will be held for longer than one year.  Generally,  securities  will be held until such time as, in the Advisor's judgment,  the  securities are no longer  considered an  appropriate  holding in light of the policy of  maintaining  portfolios  of companies  with small market capitalization.

Ordinarily,  portfolio  securities in The U.S.  Large Company Series will not be sold except to reflect  additions or  deletions of the stocks that  comprise the
S&P 500(R)Index, including mergers, reorganizations and similar transactions and, to the extent necessary,  to provide cash to pay redemptions of the Series'
shares.

The One-Year  Fixed Income  Series and Two-Year  Global Fixed Income  Series are
expected  to have high  portfolio  turnover  rates due to the  relatively  short maturities of the  securities to be acquired.  The portfolio  turnover rates for
Two-Year  Global Fixed Income Series have varied from year to year due to market and other  conditions.  In addition,  variations in turnover rates occur because securities  are  sold  when,  in the  Advisor's  judgment,  the  return  will be increased  as a result of portfolio  transactions  after taking into account the cost of  trading.  There  was no  significant  variation  in any  other  Series'
portfolio turnover rate from that reported last fiscal year.

Item 11(f)  Disclosure  of  Portfolio  Holdings.  The  Advisor  and the Board of
Trustees of the Trust and the Board of Directors of DFAIDG (the  "Boards")  have adopted a policy (the "Policy") to govern  disclosure of the portfolio  holdings of the Series and Master  Series  ("Holdings  Information"),  and to prevent the misuse of material non-public Holdings  Information.  The Advisor has determined that the Policy and its procedures  (1) are  reasonably  designed to ensure that disclosure of Holdings  Information is in the best interests of the shareholders of the  Series,  and  (2)  appropriately  address  the  potential  for  material conflicts of interest.

Disclosure  of Holdings  Information  as Required by  Applicable  Law.  Holdings
Information  (whether a partial  listing  of  portfolio  holdings  or a complete listing of portfolio  holdings)  shall be disclosed to any person as required by applicable law, rules and regulations.

Online  Disclosure  of Portfolio  Holdings  Information.  Each Series and Master
Series  generally  discloses up to its twenty-five  largest  portfolio  holdings
("largest  holdings") and the percentages  that each of these largest  portfolio holdings represent of the Series' or Master Series' total assets, as of the most recent  month-end by presenting  this  information for portfolios that invest in the  Series  or Master  Series.  This  information  is  disclosed  online at the
Advisor's website,  www.dfaus.com,  which is accessible by shareholders,  within twenty days after the end of each month. This online disclosure may also include information regarding the Series' or Master Series' industry  allocations.  Each
Series and Master Series generally  discloses its complete Holdings  Information
(other than cash and cash equivalents), as of month-end, online at the Advisor's website,  www.dfaus.com,  which is  accessible  by  shareholders,  three  months following the month-end.

Disclosure  of  Holdings  Information  to  Recipients.  Each  of  the  Advisor's
Chairmen,  Director of  Institutional  Services,  Executive  Vice  President and
General Counsel (together,  the "Designated  Persons") may authorize  disclosing non-public Holdings  Information more frequently or at different periods than as described above solely to those financial advisors,  registered  accountholders, authorized  consultants,  authorized  custodians,  or  third-party  data service providers (each a "Recipient")  who: (i)  specifically  request the more current non-public  Holdings  Information,  and  (ii)  execute  a Use and  Nondisclosure
Agreement  (each a  "Nondisclosure  Agreement").  Each  Nondisclosure  Agreement
subjects  the  Recipient  to a  duty  of  confidentiality  with  respect  to the non-public Holdings Information,  and prohibits the Recipient from trading based on the non-public Holdings Information. Any non-public Holdings Information that is  disclosed  shall not include  any  material  information  about a Series' or
Master  Series ' trading  strategies  or  pending  portfolio  transactions.  The non-public  Holdings  Information  provided to a Recipient under a Nondisclosure
Agreement,  unless  indicated  otherwise,  is not subject to a time delay before dissemination.

As of August 31, 2005, the Advisor and the Series had ongoing  arrangements with the following Recipients to make available non-public Holdings Information:

Recipient               Series                        Business Purpose        Frequency
----------------------- ----------------------------- ----------------------- -------------
PFPC Trust Company      All Domestic Series           Fund Custodian          Daily
----------------------- ----------------------------- ----------------------- -------------
Citibank, N.A.,         All International Equity      Fund Custodian          Daily
                        Series and Global Fixed
                        Income Series
----------------------- ----------------------------- ----------------------- -------------
PFPC Inc                All Series                    Fund Transfer Agent     Daily
----------------------- ----------------------------- ----------------------- -------------
Fair Value Pricing      International Equity Series   Fair value              Daily
Service                                               information services
----------------------- ----------------------------- ----------------------- -------------
AP1-Forsta AP Fondon    U.S. Small Cap Series and     Monitoring investor     Monthly
                        U.S. Small Cap Value Series   exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
AP3-Tredje AP Fondon    U.S. Small Cap Series         Monitoring investor     Monthly
                                                      exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
California Institute    Emerging Markets Series       Monitoring investor     Upon request
of Technology                                         exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Ontario Municipal       U.S. Small Cap Value Series   Monitoring investor     Monthly
Retirement System                                     exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Plan B Financial        Emerging Markets Series,      Monitoring investor     Monthly*
Services Ltd.           Global Value Series, Global   exposure and
                        Large Company Series and      investment strategy
                        Global Small Company Series
----------------------- ----------------------------- ----------------------- -------------
Stichting Shell         U.S. Small Cap Series         Monitoring investor     Upon request
Pensioenfonds                                         exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Texas Mutual            U.S. Small Cap Value Series   Monitoring investor     Monthly
Insurance Company                                     exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Verizon Investment      U.S. Micro Cap Series         Monitoring investor     Monthly
Management Corp                                       exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Northern Trust Company  All Series                    Monitoring investor     Upon request
                                                      exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Bank of New York        All Series                    Monitoring investor     Upon request
                                                      exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
State Street Bank and   U.S. Small Cap Value          Monitoring investor     Monthly
Trust                   Series, U.S. Large Cap        exposure and
                        Value Series and DFA          investment strategy
                        International Value Series
----------------------- ----------------------------- ----------------------- -------------
Thomson Financial       U.S. Small Cap Series and     Monitoring investor     Monthly
(Vestek)                U.S. Micro Cap Series         exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Callan Associates       U.S. Small Cap Value Series   Monitoring investor     Monthly
                        and U.S. Large Cap Value      exposure and
                        Series                        investment strategy
----------------------- ----------------------------- ----------------------- -------------
Centrestone Wealth      Emerging Markets Series,      Portfolio evaluation    Monthly*
Advisers Ltd.           Global Value Series, Global
                        Large Company Series and
                        Global Small Company Series
----------------------- ----------------------------- ----------------------- -------------
Colonial Consulting     U.S. Small Cap Value          Monitoring investor     Monthly
Co.                     Series, U.S. Large Cap        exposure and
                        Value Series, U.S. Small      investment strategy
                        Cap Series and U.S. Small
                        XM Value Series
----------------------- ----------------------------- ----------------------- -------------
Consulting Services     U.S. Small Cap Value Series   Monitoring investor     Upon request
Group LLC               and U.S. Small XM Value       exposure and
                        Series                        investment strategy
----------------------- ----------------------------- ----------------------- -------------
Fincom Technologies,    U.S. Small Cap Value          Vendor to Advisor       Quarterly
LLC                     Series, U.S. Large Cap        providing Portfolio
                        Value Series, U.S. Small      analytics
                        Cap Series, U.S. Micro Cap
                        Series, U.S. Small XM Value
                        Series, U.S. Large Company
                        Series; and Tax-Managed
                        U.S. Marketwide Series
----------------------- ----------------------------- ----------------------- -------------
Fund Evaluation         U.S. Small Cap Value Series   Monitoring investor     Quarterly
Group, LLC                                            exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Hewitt Associates       U.S. Small Cap Value Series   Monitoring investor     Quarterly
                                                      exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Independent Fiduciary   U.S. Micro Cap Series         Monitoring investor     Quarterly
Services, Inc                                         exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Jeffrey Slocum &        U.S. Small Cap Value Series   Monitoring investor     Quarterly
Associates                                            exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Madison Portfolio       U.S. Small Cap Value          Monitoring investor     Quarterly
Consultants             Series, U.S. Large Cap        exposure and
                        Value Series and U.S. Small   investment strategy
                        Cap Series
----------------------- ----------------------------- ----------------------- -------------
Marco Consulting Group  U.S. Small Cap Value          Monitoring investor     Monthly
                        Series, U.S. Micro Cap        exposure and
                        Series and U.S. Small Cap     investment strategy
                        Series
----------------------- ----------------------------- ----------------------- -------------
Mercer Investment       U.S. Small Cap Value          Monitoring investor     Quarterly
Consulting, Inc.        Series, U.S. Micro Cap        exposure and
                        Series, International Value   investment strategy
                        Series, Global Value Series
                        and Global Large Company
                        Series
----------------------- ----------------------------- ----------------------- -------------
New England Pension     U.S. Micro Cap Series         Monitoring investor     Quarterly
                                                      exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Russell Mellon          U.S. Small Cap Value          Monitoring investor     Monthly
Analytical Service      Series, U.S. Micro Cap        exposure and
                        Series, U.S. Small XM Value   investment strategy
                        Series, U.S. Small Cap
                        Series, DFA International
                        Value Series, Emerging
                        Markets Small Cap Series
                        and U.S. Large Cap Value
                        Series
----------------------- ----------------------------- ----------------------- -------------
Steward Capital         U.S. Micro Series             Monitoring investor     Quarterly
Management                                            exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Strategic Investment    U.S. Small Cap Value Series   Monitoring investor     Quarterly
Solution                                              exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Stratford Advisory      U.S. Small Cap Value Series   Monitoring investor     Quarterly
Group, Inc.                                           exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Summitt Strategies,     U.S. Small Cap Value Series   Monitoring investor     Quarterly
Inc.                    and U.S. Small XM Value       exposure and
                        Series                        investment strategy
----------------------- ----------------------------- ----------------------- -------------
Watson Wyatt            U.S. Small Cap Value Series   Monitoring investor     Monthly
Investment Consulting   and U.S. Small Cap Series     exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Wilshire Associates     U.S. Small Cap Value          Monitoring investor     Quarterly
                        Series,  U.S. Small Cap       exposure and
                        Series and DFA                investment strategy
                        International Value Series
----------------------- ----------------------------- ----------------------- -------------
Wurts & Associates      U.S. Small Cap Value Series   Monitoring investor     Monthly
                                                      exposure and
                                                      investment strategy
----------------------- ----------------------------- ----------------------- -------------
Yanni Partners, Inc.    U.S. Small Cap Series         Monitoring investor     Quarterly
                                                      exposure and
                                                      investment strategy

     *    receive top 500 holdings 15- to 20-days after month end.

In  addition,  certain  employees  of the Advisor and its  subsidiaries  receive
Holdings Information on a quarterly, monthly or daily basis, or upon request, in order to  perform  their  business  functions.  None of the  Series,  the Master
Series,  the Advisor or any other party receives any  compensation in connection with these arrangements.

The Policy  includes  the  following  procedures  to ensure that  disclosure  of
Holdings  Information is in the best interests of  shareholders,  and to address any conflicts  between the interests of  shareholders,  on the one hand, and the interests  of the  Advisor,  DFAS or any  affiliated  person of the  Trust,  the
Advisor  or  DFAS,  on  the  other.   In  order  to  protect  the  interests  of
shareholders,  the Series,  and to ensure no adverse effect on shareholders,  in the  limited  circumstances  where a  Designated  Person is  considering  making non-public Holdings Information available to a Recipient, the Advisor's Director of  Institutional  Services and the Chief  Compliance  Officer will consider any conflicts of interest.  If the Chief Compliance Officer,  following  appropriate due diligence,  determines that (1) the Series or Master Series,  as applicable, has  a  legitimate  business  purpose  for  providing  the  non-public  Holdings
Information  to  a  Recipient,   and  (2)  disclosure  of  non-public   Holdings
Information to the Recipient would be in the best interests of shareholders  and will not adversely affect the  shareholders,  then the Chief Compliance  Officer may approve the proposed disclosure.

The Chief Compliance  Officer  documents all disclosures of non-public  Holdings
Information (including the legitimate business purpose for the disclosure),  and periodically  reports to the Boards on such  arrangements.  The Chief Compliance
Officer is also  responsible for ongoing  monitoring of the distribution and use of non-public Holdings Information.  Such arrangements are reviewed by the Chief
Compliance  Officer  on an annual  basis.  Specifically,  the  Chief  Compliance
Officer requests an annual  certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement. Recipients who fail to provide the requested  certifications  are prohibited from receiving non-public Holdings Information.

The  Boards  exercise  continuing   oversight  of  the  disclosure  of  Holdings
Information by: (1) overseeing the  implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Trust; (2) considering reports and  recommendations  by the Chief  Compliance  Officer  concerning  the implementation of the Policy and any material  compliance matters that may arise in connection with the Policy; and (3) considering  whether to approve or ratify any  amendments to the Policy.  The Advisor and the Boards  reserve the right to amend the Policy at any time,  and from time to time without  prior  notice,  in their sole discretion.

Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation. No
person is  authorized  to  disclose  Holdings  Information  or other  investment positions  (whether  online at  www.dfaus.com,  in  writing,  by fax, by e-mail, orally or by other means) except in accordance with the Policy. In addition,  no person  is  authorized  to  make  disclosure  pursuant  to the  Policy  if  such disclosure is otherwise in violation of the antifraud  provisions of the federal securities laws.

The Policy  prohibits a Series,  a Master  Series,  the Advisor or an  affiliate thereof from receiving any  compensation or other  consideration of any type for the purpose of obtaining  disclosure of non-public Holdings Information or other investment positions.  "Consideration" includes any agreement to maintain assets in the Series or Master  Series or in other  investment  companies  or  accounts managed by the Advisor or by any affiliated person of the Advisor.

The  Policy and its  procedures  are  intended  to  provide  useful  information
concerning   the  Series  and  Master   Series  to  existing   and   prospective
shareholders,  while at the same time  preventing  the  improper use of Holdings
Information.  However,  there can be no  assurance  that the  furnishing  of any
Holdings  Information is not susceptible to inappropriate uses,  particularly in the hands of sophisticated  investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

Item 12.  Management of the Fund.

Item  12(a),  (b) and (c) The Board of  Trustees  (the  "Board") of the Trust is
responsible for establishing Trust policies and for overseeing the management of the Trust.  The Board has two  standing  committees,  an Audit  Committee  and a
Portfolio   Performance   and  Service  Review   Committee   (the   "Performance
Committee"). The Audit Committee is comprised of George M. Constantinides, Roger
G.  Ibbotson  and  Abbie J.  Smith.  Each  member of the  Audit  Committee  is a disinterested  Trustee.  The Audit  Committee for the Board oversees the Trust's accounting and financial reporting policies and practices,  the Trust's internal controls,  the Trust's financial  statements and the independent  audits thereof and performs  other  oversight  functions  as requested by the Board.  The Audit
Committee for the Board  recommends the  appointment of the Trust's  independent registered  certified public  accounting firm and also acts as a liaison between the Trust's independent registered certified public accounting firm and the full
Board. There were four Audit Committee  meetings,  for the Trust held during the fiscal year ended November 30, 2004.

The Performance  Committee is comprised of Messrs.  Constantinides and Ibbotson,
Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton.  Each member of the Trust's Performance  Committee is a disinterested  Trustee.  The Performance
Committee  regularly  reviews and monitors  the  investment  performance  of the
Trust's  series and reviews the  performance of the Trust's  service  providers.
There were three  Performance  Committee  meetings  held  during the fiscal year ended November 30, 2004.

Certain  biographical  information  for  each  disinterested  Trustee  and  each interested  Trustee of the Trust is set forth in the tables  below,  including a description  of each  Trustee's  experience  as a Trustee  of the Trust and as a director  or  trustee  of  other  funds,  as well as other  recent  professional experience.

Disinterested Trustees

---------------------- --------- ----------- ------------------------------- ---------------- -----------------------
                                 Term of                                     Portfolios
                                 Office/1/                                   within the DFA
                                 and                                         Fund             Other Directorships
                                 Length of   Principal Occupation During     Complex/2/+      of Public Companies
Name, Address and Age  Position  Service     Past 5 Years                    Overseen         Held
---------------------- --------- ----------- ------------------------------- ---------------- -----------------------
George M.              Trustee   Since       Leo Melamed Professor of        75 portfolios
Constantinides                   inception   Finance, Graduate School of     in 4
Graduate School of                           Business, University of         investment
Business, University                         Chicago.                        companies
of Chicago, 5807
Woodlawn Avenue
Chicago, IL 60637
Date of Birth:
9/22/47
---------------------- --------- ----------- ------------------------------- ---------------- -----------------------
John P. Gould          Trustee   Since       Steven G. Rothmeier             75 portfolios    Trustee, Harbor Fund
Graduate School of               inception   Distinguished Service           in 4             (registered
Business, University                         Professor of Economics,         investment       investment company)
of Chicago, 5807                             Graduate School of Business,    companies        (13 Portfolios)
Woodlawn Avenue                              University of Chicago. Senior
Chicago, IL 60637                            Vice President, Lexecon Inc.
Date of Birth:                               (economics, law, strategy and
1/19/39                                      finance consulting). Member
                                             of the Boards of Milwaukee
                                             Mutual Insurance Company and
                                             UNext.com. Formerly,
                                             President, Cardean University
                                             (division of UNext.com).
                                             Formerly, Trustee, First
                                             Prairie Funds (registered
                                             investment company).
---------------------- --------- ----------- ------------------------------- ---------------- -----------------------
Roger G. Ibbotson      Trustee   Since       Professor in Practice of        75 portfolios
Yale School of                   inception   Finance, Yale School of         in 4
Management                                   Management. Trustee, BIRR       investment
P.O. Box 208200                              Portfolio Analysis, Inc.        companies
New Haven, CT                                (software products).
06520-8200                                   Chairman, Ibbotson
Date of Birth:                               Associates, Inc., Chicago, IL
5/27/43                                      (software, data, publishing
                                             and consulting). Partner,
                                             Zebra Capital Management, LLC
                                             (hedge fund manager).
                                             Formerly, Director, Hospital
                                             Fund, Inc. (investment
                                             management services).
---------------------- --------- ----------- ------------------------------- ---------------- -----------------------
Robert C. Merton       Trustee   Since 2003  John and Natty McArthur         75 portfolios    Director, Vical
Harvard Business                             University Professor,           in 4             Incorporated
School                                       Graduate School of Business     investment       (biopharmaceutical
Morgan Hall 397                              Administration, Harvard         companies        product development)
Soldiers Field                               University (since 1998).
Boston, MA 02163                             George Fisher Baker Professor
Date of Birth:                               of Business Administration,
7/31/44                                      Graduate School of Business
                                             Administration, Harvard
                                             University (1988-1998).
                                             Co-founder, Chief Science
                                             Officer and Director,
                                             Integrated Finance Limited
                                             (since 2002). Director, MF
                                             Risk, Inc. (risk management
                                             software) (since 2001).
                                             Director, Peninsula Banking
                                             Group (bank) (since 2003).
                                             Director, Community First
                                             Financial Group (bank holding
                                             company) (since 2003).
                                             Formerly, Co-Founder and
                                             Principal, Long-Term Capital
                                             Management (money manager).
---------------------- --------- ----------- ------------------------------- ---------------- -----------------------
Myron S. Scholes       Trustee   Since       Frank E. Buck Professor         75 portfolios    Director, American
1101 Vallejo Street              inception   Emeritus of Finance, Stanford   in 4             Century Fund Complex
San Francisco, CA                            University. Managing Partner,   investment       (registered
94133                                        Oak Hill Capital Management     companies        investment companies)
Date of Birth:                               (private equity firm).                           (38 Portfolios); and
7/01/41                                      Chairman, Oak Hill Platinum                      Director, Chicago
                                             Partners (hedge fund).                           Mercantile Exchange
                                             Director, Chicago Mercantile                     Holdings Inc.
                                             Exchange. Consultant, Arbor
                                             Investors. Formerly,
                                             Director, Smith Breeden
                                             Family of Funds.
---------------------- --------- ----------- ------------------------------- ---------------- -----------------------
Abbie J. Smith         Trustee   Since 2000  Boris and Irene Stern           75 portfolios    Director, HNI
Graduate School of                           Professor of Accounting,        in 4             Corporation (formerly
Business                                     Graduate School of Business,    investment       known as HON
University of Chicago                        University of Chicago.          companies        Industries Inc.)
5807 Woodlawn Avenue                         Formerly, Marvin Bower                           (office furniture)
Chicago, IL 60637                            Fellow, Harvard Business                         and Director, Ryder
Date of Birth:                               School (9/01 to 8/02).                           System Inc.
4/30/53                                                                                       (transportation).
---------------------- --------- ----------- ------------------------------- ---------------- -----------------------

Interested Trustees

The following  Interested Trustees are described as such because they are deemed to be "interested  persons," as that term is defined in the  Investment  Company
Act of 1940, due to their positions with the Advisor.

--------------------- ----------- ------------- ------------------------------ -------------- -----------------------
                                  Term of                                      Portfolios
                                  Office/1/                                    within the
                                  and                                          DFA Fund       Other Directorships
Name, Age and                     Length of     Principal Occupation During    Complex/2/+    of Public Companies
Address               Position    Service       Past 5 Years                   Overseen       Held
--------------------- ----------- ------------- ------------------------------ -------------- -----------------------
David G. Booth        Chairman,   Since         Chairman, Director/Trustee,    75
1299 Ocean Avenue     Trustee,    inception     President, Chief Executive     portfolios
Santa Monica, CA      President,                Officer and Chief Investment   in 4
90401                 Chief                     Officer (beginning in 2003)    investment
Date of Birth:        Executive                 of the following companies:    companies
12/02/46              Officer                   Dimensional Fund Advisors
                      and Chief                 Inc., DFA Securities Inc.,
                      Investment                Dimensional Fund Advisors
                      Officer                   Canada, Inc., Dimensional
                                                Emerging Markets Value Fund
                                                Inc., DFA Investment
                                                Dimensions Group Inc.,
                                                Dimensional Investment Group
                                                Inc. and the Trust. Director
                                                of Dimensional Fund Advisors
                                                Ltd. and formerly, Chief
                                                Investment Officer.
                                                Director, President and
                                                Chief Investment Officer
                                                (beginning in 2003) of DFA
                                                Australia Limited. Formerly,
                                                Director of Dimensional
                                                Funds PLC. Limited Partner,
                                                Oak Hill Partners. Director,
                                                University of Chicago
                                                Business School. Formerly,
                                                Director, SA Funds
                                                (registered investment
                                                company). Formerly, Director
                                                of Assante Corporation
                                                (investment management).
--------------------- ----------- ------------- ------------------------------ -------------- -----------------------
Rex A. Sinquefield*   Trustee     Since         Chairman and                   75
1299 Ocean Avenue     and         inception     Director/Trustee (and prior    portfolios
Santa Monica, CA      Chairman                  to 2003, Chief Investment      in 4
90401                                           Officer) of the following      investment
Date of Birth:                                  companies: Dimensional Fund    companies
9/07/44                                         Advisors Inc., DFA
                                                Securities Inc., Dimensional
                                                Emerging Markets Value Fund
                                                Inc., DFA Investment
                                                Dimensions Group Inc.,
                                                Dimensional Investment Group
                                                Inc. and the Trust. Director
                                                (and prior to 2003, Chief
                                                Investment Officer) of DFA
                                                Australia Limited. Director,
                                                and formerly, President of
                                                Dimensional Fund Advisors
                                                Ltd. Director of Dimensional
                                                Funds PLC and Dimensional
                                                Fund Advisors Canada Inc.
                                                Trustee, St. Louis
                                                University. Life Trustee and
                                                Member of Investment
                                                Committee, DePaul
                                                University. Director, The
                                                German St. Vincent Orphan
                                                Home. Member of Investment
                                                Committee, Archdiocese of
                                                St. Louis. Director, St.
                                                Louis Art Institute.
--------------------- ----------- ------------- ------------------------------ -------------- -----------------------

/1/  Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.

/2/  Each  Trustee  is a  director  or  trustee  of each of the four  registered investment companies within the DFA Fund Complex, which include: the Trust;
     DFA Investment  Dimensions Group Inc.;  Dimensional  Investment Group Inc.;
     and The DFA Emerging Markets Value Fund Inc.

+    The term DFA Fund Complex refers to all registered investment companies for which the Advisor  performs  advisory or  administrative  services  and for which the individuals listed above serve as directors on the boards of such companies.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Information  relating to each Trustee's ownership of shares of the Series of the
Trust and in all registered  investment  companies in the DFA Fund Complex as of
December 31, 2004 is set forth in the chart below.

------------------------- -------------------------------- -----------------------------------
                                                            Aggregate Dollar Range of Shares
                                                             Owned in All Funds Overseen by
                           Dollar Range of Series Shares    Trustee in Family of Investment
           Name                        Owned                           Companies
------------------------- -------------------------------- -----------------------------------
------------------------- -------------------------------- -----------------------------------

Disinterested Trustees:
------------------------- -------------------------------- -----------------------------------
George M. Constantinides                None                              None
------------------------- -------------------------------- -----------------------------------
John P. Gould                           None                              None
------------------------- -------------------------------- -----------------------------------
Roger G. Ibbotson                       None                              None
------------------------- -------------------------------- -----------------------------------
Robert C. Merton                        None                              None
------------------------- -------------------------------- -----------------------------------
Myron S. Scholes                        None                       $10,001 - $50,000
------------------------- -------------------------------- -----------------------------------
Abbie J. Smith                          None                              None
------------------------- -------------------------------- -----------------------------------

------------------------- -------------------------------- -----------------------------------
                                                            Aggregate Dollar Range of Shares
                                                             Owned in All Funds Overseen by
                           Dollar Range of Series Shares    Trustees in Family of Investment
           Name                        Owned                           Companies
------------------------- -------------------------------- -----------------------------------
------------------------- -------------------------------- -----------------------------------

Interested Trustees:
------------------------- -------------------------------- -----------------------------------
David G. Booth                          None                         Over $100,000
------------------------- -------------------------------- -----------------------------------
Rex A. Sinquefield                      None                         Over $100,000
------------------------- -------------------------------- -----------------------------------

Compensation.  Set forth below is a table listing,  for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal year ended November 30, 2004 and the total  compensation  received from all four registered  investment  companies  for which the  Advisor  served as  investment advisor or administrator during that same fiscal year.

Trustee                       Aggregate        Pension or      Estimated Annual  Total Compensation
                            Compensation   Retirement Benefits   Benefits upon   from the Trust and
                              from the      as Part of Trust       Retirement         DFA Fund
                               Trust*           Expenses                              Complex+
George M. Constantinides..     $32,636             N/A                N/A              $75,000
John P. Gould.............     $32,636             N/A                N/A              $75,000
Roger G. Ibbotson.........     $32,636             N/A                N/A              $75,000
Robert C. Merton..........     $32,636             N/A                N/A              $75,000
Myron S. Scholes..........     $32,636             N/A                N/A              $75,000
Abbie J. Smith............     $32,636             N/A                N/A              $75,000

+    The term  "DFA  Fund  Complex"  refers  to the four  registered  investment companies  for  which  the  Advisor  performs  advisory  or  administrative
     services   and  for   which  the   individuals   listed   above   serve  as
     directors/trustees on the Boards of Directors/Trustees of such companies.

*    Under a deferred  compensation  plan (the "Plan") adopted effective January
     1, 2002, the  disinterested  Trustees of the Trust may defer receipt of all or a portion of the  compensation for serving as members of the four Boards of  Directors/Trustees  of the investment companies in the DFA Fund Complex
     (the "DFA Funds").  Amounts  deferred  under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the "Reference  Funds").  The amounts ultimately received by the  disinterested  Trustees under the Plan will be directly  linked to the investment  performance  of  the  Reference  Funds.  Deferral  of  fees  in accordance with the Plan will have a negligible  effect on a fund's assets, liabilities,  and net  income per  share,  and will not  obligate a fund to retain the services of any  disinterested  Trustee or to pay any particular level of compensation  to the  disinterested  Trustee.  The total amount of deferred  compensation  accrued by the disinterested  Trustees from the DFA
     Fund  Complex  who  participated  in the Plan  during the fiscal year ended
     November  30,  2004  is as  follows:  $75,000  (Mr.  Gould),  $75,000  (Mr.
     Ibbotson),  $75,000 (Mr.  Merton) and $75,000 (Ms.  Smith). A disinterested
     Trustee's deferred  compensation will be distributed at the earlier of: (a)
     January in the year after the disinterested  Trustee's resignation from the
     Boards of Directors/Trustees  of the DFA Funds, or death or disability,  or
     (b) five  years  following  the  first  deferral,  in such  amounts  as the disinterested  Trustee has specified.  The  obligations of the DFA Funds to make payments under the Plan will be unsecured  general  obligations of the
     DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, age,  information  regarding positions with the Trust and the principal  occupation for each officer of the Trust. The address of each officer is 1299 Ocean Avenue,  11th Floor,  Santa Monica,  CA 90401. Each officer listed below  holds the same  office  (except  as  otherwise  noted)  in the  following entities:  Dimensional  Fund Advisors Inc., DFA Securities  Inc., DFA Investment
Dimensions  Group Inc.,  Dimensional  Investment  Group Inc., The DFA Investment
Trust Company, and Dimensional  Emerging Markets Value Fund Inc.  (collectively, the "DFA Entities").

-------------------------- --------------------- ----------- ---------------------------------------------------
                                                 Term of
                                                 Office/1/
                                                 and
                                                 Length of
Name and Age               Position              Service     Principal Occupation During Past 5 Years
-------------------------- --------------------- ----------- ---------------------------------------------------
M. Akbar Ali               Vice President        Since 2005  Vice President of all the DFA Entities. Portfolio
Date of Birth: 7/1/71                                        Manager of Dimensional Fund Advisors Inc. (since
                                                             August 2002). Formerly, Graduate Student at the
                                                             University of California, Los Angeles (August
                                                             2000 to June 2002); Senior Technology Office at
                                                             JPMorgan Chase & Co. (February 1997 to June 2000).
-------------------------- --------------------- ----------- ---------------------------------------------------
Darryl Avery               Vice President        Since 2005  Vice President of all the DFA Entities. From June
Date of Birth: 10/4/66                                       2002 to January 2005, institutional client
                                                             service representative of Dimensional Fund
                                                             Advisors Inc. Formerly, institutional client
                                                             service and marketing representative for
                                                             Metropolitan West Asset Management (February 2001
                                                             to February 2002); institutional client service
                                                             and marketing representative for Payden & Rygel
                                                             (June 1990 to January 2001).
-------------------------- --------------------- ----------- ---------------------------------------------------
Arthur H. Barlow           Vice President        Since 1993  Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/07/55                                      Vice President of DFA Australia Limited and
                                                             Dimensional Fund Advisors Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Valerie A. Brown           Vice President and    Since 2001  Vice President and Assistant Secretary of all the
Date of Birth: 1/24/67     Assistant Secretary               DFA Entities, DFA Australia Limited, Dimensional
                                                             Fund Advisors Ltd. and since June 2003,
                                                             Dimensional Fund Advisors Canada Inc. Since March
                                                             2000, legal counsel for Dimensional Fund Advisors
                                                             Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
Stephen A. Clark           Vice President        Since 2004  Vice President of all the DFA Entities. April
Date of Birth: 8/20/72                                       2001 to April 2004, Portfolio Manager of
                                                             Dimensional Fund Advisors Inc. Formerly, Graduate
                                                             Student at the University of Chicago (September
                                                             1998 to March 2001); Associate of US Bancorp
                                                             Piper Jaffrey (September 1999 to September 2000)
                                                             and an Analyst and later an Associate of John
                                                             Nuveen & Co. (August 1997 to September 1999).
-------------------------- --------------------- ----------- ---------------------------------------------------
Truman A. Clark            Vice President        Since 1996  Vice President of all the DFA Entities. Formerly,
Date of Birth: 4/08/41                                       Vice President of DFA Australia Limited and
                                                             Dimensional Fund Advisors Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Christopher S. Crossan     Vice President and    Since 2004  Vice President of all the DFA Entities. Formerly,
Date of Birth: 12/21/65    Chief Compliance                  Senior Compliance Officer, INVESCO Institutional,
                           Officer                           Inc. and its affiliates (August 2000 to January
                                                             2004); Branch Chief, Investment Company and
                                                             Investment Advisor Inspections, Securities and
                                                             Exchange Commission (April 1994 to August 2000).
-------------------------- --------------------- ----------- ---------------------------------------------------
James L. Davis             Vice President        Since 1999  Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/29/56                                      Vice President DFA Australia Limited and
                                                             Dimensional Fund Advisors Ltd. Formerly at Kansas
                                                             State University, Arthur Andersen & Co. and
                                                             Phillips Petroleum Co.
-------------------------- --------------------- ----------- ---------------------------------------------------
Robert T. Deere            Vice President        Since 1994  Vice President of all the DFA Entities and DFA
Date of Birth: 10/08/57                                      Australia Limited. Formerly, Vice President of
                                                             Dimensional Fund Advisors Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Robert W. Dintzner         Vice President        Since 2001  Vice President of all the DFA Entities. Prior to
Date of Birth: 3/18/70                                       April 2001, marketing supervisor and marketing
                                                             coordinator for Dimensional Fund Advisors Inc.
                                                             Formerly, Vice President DFA Australia Limited.
-------------------------- --------------------- ----------- ---------------------------------------------------
Richard A. Eustice         Vice President and    Since 1998  Vice President and Assistant Secretary of all the
Date of Birth: 8/05/65     Assistant Secretary               DFA Entities and DFA Australia Limited. Formerly,
                                                             Vice President of Dimensional Fund Advisors Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Eugene F. Fama, Jr.        Vice President        Since 1993  Vice President of all the DFA Entities. Formerly,
Date of Birth: 1/21/61                                       Vice President of DFA Australia Limited and
                                                             Dimensional Fund Advisors Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Gretchen A. Flicker        Vice President        Since 2004  Vice President of all the DFA Entities. Prior to
Date of Birth: 6/9/71                                        April 2004, institutional client service
                                                             representative of Dimensional Fund Advisors Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
Glenn S. Freed             Vice President        Since 2001  Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/24/61                                      Professor and Associate Dean of the Leventhal
                                                             School of Accounting (September 1998 to August
                                                             2001) and Academic Director Master of Business
                                                             Taxation Program (June 1996 to August 2001) at
                                                             the University of Southern California Marshall
                                                             School of Business.
-------------------------- --------------------- ----------- ---------------------------------------------------
Henry F. Gray              Vice President        Since 2000  Vice President of all the DFA Entities. Prior to
Date of Birth: 9/22/67                                       July 2000, Portfolio Manager of Dimensional Fund
                                                             Advisors Inc. Formerly, Vice President of DFA
                                                             Australia Limited.
-------------------------- --------------------- ----------- ---------------------------------------------------
Kamyab Hashemi-Nejad       Vice President,       Since 1997  Vice President, Controller and Assistant
Date of Birth: 1/22/61     Controller and                    Treasurer of all the DFA Entities, DFA Australia
                           Assistant Treasurer               Limited and Dimensional Fund Advisors Ltd.
                                                             Formerly, Assistant Secretary of Dimensional Fund
                                                             Advisors Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Christine W. Ho            Vice President        Since 2004  Vice President of all the DFA Entities. Prior to
Date of Birth: 11/29/67                                      April 2004, Assistant Controller of Dimensional
                                                             Fund Advisors Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
Jeff J. Jeon               Vice President        Since 2004  Vice President of all the DFA Entities. Prior to
Date of Birth: 11/11/73                                      April 2004, counsel of Dimensional Fund Advisors
                                                             Inc. Formerly, an Associate at Gibson, Dunn &
                                                             Crutcher LLP (September 1997 to August 2001).
-------------------------- --------------------- ----------- ---------------------------------------------------
Patrick M. Keating         Vice President        Since 2003  Vice President of all the DFA Entities and
Date of Birth: 12/21/54                                      Dimensional Fund Advisors Canada Inc. (since June
                                                             2003). Formerly, Director, President and Chief
                                                             Executive Officer, Assante Asset Management Inc.
                                                             (October 2000 to December 2002); Director,
                                                             Assante Capital Management (October 2000 to
                                                             December 2002); President and Chief Executive
                                                             Officer, Assante Capital Management (October 2000
                                                             to April 2001); Executive Vice President, Assante
                                                             Corporation (May 2001 to December 2002);
                                                             Director, Assante Asset Management Ltd.
                                                             (September 1997 to December 2002); President and
                                                             Chief Executive Officer, Assante Asset Management
                                                             Ltd. (September 1998 to May 2001).
-------------------------- --------------------- ----------- ---------------------------------------------------
Joseph F. Kolerich         Vice President        Since 2004  Vice President of all the DFA Entities. From
Date of Birth: 11/7/71                                       April 2001 to April 2004, Portfolio Manager for
                                                             Dimensional Fund Advisors Inc. Formerly, a trader
                                                             at Lincoln Capital Fixed Income Management
                                                             (formerly Lincoln Capital Management Company).
-------------------------- --------------------- ----------- ---------------------------------------------------
Michael F. Lane            Vice President        Since 2004  Vice President of all the DFA Entities. Formerly,
Date of Birth: 7/11/67                                       Vice President of Advisor Services at TIAA-CREF
                                                             (July 2001 to September 2004); AEGON, President,
                                                             Advisor Resources (September 1994 to June 2001).
-------------------------- --------------------- ----------- ---------------------------------------------------
Heather H. Mathews         Vice President        Since 2004  Vice President of all the DFA Entities and
Date of Birth: 12/12/69                                      Dimensional Fund Advisors Ltd. Prior to April
                                                             2004, Portfolio Manager for Dimensional Fund
                                                             Advisors Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
David M. New               Vice President        Since 2003  Vice President of all the DFA Entities. Formerly,
Date of Birth: 2/09/60                                       Client Service Manager of Dimensional Fund
                                                             Advisors Inc. Formerly, Director of Research,
                                                             Wurts and Associates (investment consulting firm)
                                                             (December 2000 to June 2002).
-------------------------- --------------------- ----------- ---------------------------------------------------
Catherine L. Newell        Vice President and    Vice        Vice President and Secretary of all the DFA
Date of Birth: 5/07/64     Secretary             President   Entities. Vice President and Assistant Secretary
                                                 since       of DFA Australia Limited. Director, Vice
                                                 1997 and    President and Secretary of Dimensional Fund
                                                 Secretary   Advisors Ltd. (since February 2002, April 1997
                                                 since 2000  and May 2002, respectively). Vice President and
                                                             Secretary of Dimensional Fund Advisors Canada
                                                             Inc. (since June 2003). Director of Dimensional
                                                             Funds plc (since January 2002). Formerly,
                                                             Assistant Secretary of all DFA Entities and
                                                             Dimensional Fund Advisors Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Sonya K. Park              Vice President        Since 2005  Vice President of all the DFA Entities. From
Date of Birth: 6/28/72                                       February 2002 to January 2005, institutional
                                                             client service representative of Dimensional Fund
                                                             Advisors Inc. Formerly, Associate Director at
                                                             Watson Pharmaceuticals Inc. (January 2001 to
                                                             February 2002); Graduate student at New York
                                                             University (February 2000 to December 2000).
-------------------------- --------------------- ----------- ---------------------------------------------------
David A. Plecha            Vice President        Since 1993  Vice President of all the DFA Entities, DFA
Date of Birth: 10/26/61                                      Australia Limited and Dimensional Fund Advisors
                                                             Ltd.
-------------------------- --------------------- ----------- ---------------------------------------------------
Eduardo A. Repetto         Vice President        Since 2002  Vice President of all the DFA Entities. Formerly,
Date of Birth: 1/28/67                                       Research Associate for Dimensional Fund Advisors
                                                             Inc. (June 2000 to April 2002).
-------------------------- --------------------- ----------- ---------------------------------------------------
L. Jacobo Rodriguez        Vice President        Since 2005  Vice President of all the DFA Entities.  From
Date of Birth:  5/18/71                                      August 2004 to July 2005, institutional client
                                                             service representative of Dimensional Fund
                                                             Advisors Inc.  Formerly, Financial Services
                                                             Analyst, Cato Institute (September 2001 to June
                                                             2004); Book Review Editor, Cato Journal, Cato
                                                             Institute (May 1996 to June 2004); and Assistant
                                                             Director, Project on Global Economic Liberty,
                                                             Cato Institute (January 1996 to August 2001).
-------------------------- --------------------- ----------- ---------------------------------------------------
Michael T. Scardina        Vice President,       Since 1993  Vice President, Chief Financial Officer and
Date of Birth: 10/12/55    Chief Financial                   Treasurer of all the DFA Entities, DFA Australia
                           Officer and Treasurer             Limited, Dimensional Fund Advisors Ltd. and since
                                                             June 2003, Dimensional Fund Advisors Canada Inc.
                                                             Director of Dimensional Fund Advisors Ltd. (since
                                                             February 2002) and Dimensional Funds plc (since
                                                             January 2002).
-------------------------- --------------------- ----------- ---------------------------------------------------
David E. Schneider         Vice President        Since 2001  Vice President of all the DFA Entities.
Date of Birth: 1/26/46                                       Currently, Director of Institutional Services.
                                                             Prior to 2001, Regional Director of Dimensional
                                                             Fund Advisors Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
John C. Siciliano          Vice President        Since 2001  Vice President of all the DFA Entities. Formerly,
Date of Birth: 8/24/54                                       Director of Global Institutional Services of
                                                             Dimensional Fund Advisors Inc. and Director of
                                                             Dimensional Fund Advisors Ltd. (May 2001 to
                                                             January 2005). Formerly, Vice President of DFA
                                                             Australia Limited. Formerly, Director of
                                                             Dimensional Funds plc. Formerly, Managing
                                                             Principal, Payden & Rygel Investment Counsel
                                                             (April 1998 to December 2000).
-------------------------- --------------------- ----------- ---------------------------------------------------
Jeanne C. Sinquefield,     Executive Vice        Since 1988  Executive Vice President of all the DFA Entities
Ph.D.*                     President                         and DFA Australia Limited. Vice President
Date of Birth: 12/02/46                                      (formerly, Executive Vice President) of
                                                             Dimensional Fund Advisors Ltd. (since January
                                                             2003) and Dimensional Fund Advisors Canada Inc.
                                                             (since June 2003).
-------------------------- --------------------- ----------- ---------------------------------------------------
Grady M. Smith             Vice President        Since 2004  Vice President of all the DFA Entities. From
Date of Birth: 5/26/56                                       August 2001 to April 2004, Portfolio Manager of
                                                             Dimensional Fund Advisors Inc. Formerly,
                                                             Principal of William M. Mercer, Incorporated
                                                             (July 1995 to June 2001).
-------------------------- --------------------- ----------- ---------------------------------------------------
Carl G. Snyder             Vice President        Since 2000  Vice President of all the DFA Entities. Prior to
Date of Birth: 6/08/63                                       July 2000, Portfolio Manager of Dimensional Fund
                                                             Advisors Inc. Formerly, Vice President of DFA
                                                             Australia Limited.
-------------------------- --------------------- ----------- ---------------------------------------------------
Lawrence R. Spieth         Vice President        Since 2004  Vice President of all the DFA Entities. Prior to
Date of Birth: 11/10/47                                      April 2004, Regional Director of Dimensional Fund
                                                             Advisors Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
Bradley G. Steiman         Vice President        Since 2004  Vice President of all the DFA Entities and
Date of Birth: 3/25/73                                       Dimensional Funds Canada Inc. (since June 2003).
                                                             Prior to April 2002, Regional Director of
                                                             Dimensional Fund Advisors Inc. Formerly, Vice
                                                             President and General Manager of Assante Global
                                                             Advisors (July 2000 to April 2002); Vice
                                                             President of Assante Asset Management Inc. (March
                                                             2000 to July 2000); and Private Client Manager at
                                                             Loring Ward Investment Counsel Ltd. (June 1997 to
                                                             February 2002).
-------------------------- --------------------- ----------- ---------------------------------------------------
Karen E. Umland            Vice President        Since 1997  Vice President of all the DFA Entities, DFA
Date of Birth: 3/10/66                                       Australia Limited, Dimensional Fund Advisors Ltd.
                                                             and since June 2003, Dimensional Fund Advisors
                                                             Canada Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
Carol W. Wardlaw           Vice President        Since 2004  Vice President of all the DFA Entities. Prior to
Date of Birth: 8/7/58                                        April 2004, Regional Director of Dimensional Fund
                                                             Advisors Inc.
-------------------------- --------------------- ----------- ---------------------------------------------------
Weston J. Wellington       Vice President        Since 1997  Vice President of all the DFA Entities. Formerly,
Date of Birth: 3/01/51                                       Vice President of DFA Australia Limited.
-------------------------- --------------------- ----------- ---------------------------------------------------
Daniel M. Wheeler          Vice President        Since 2001  Vice President of all the DFA Entities. Prior to
Date of Birth: 3/03/45                                       2001 and currently, Director of Global Financial
                                                             Advisor Services of Dimensional Fund Advisors
                                                             Inc. Director of Dimensional Fund Advisors Ltd.
                                                             (since October 2003) and President of Dimensional
                                                             Fund Advisors Canada Inc. (since June 2003).
-------------------------- --------------------- ----------- ---------------------------------------------------

/1/  Each  officer  holds office for an  indefinite  term at the pleasure of the
     Board of Trustees and until his or her successor is elected and qualified.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Item 12(d) Sales Loads. Not applicable.

Item 12(e) Codes of Ethics.  The Trust, the Advisor and DFA Securities Inc. have adopted a Code of  Ethics,  under Rule 17j-1 of the  Investment  Company  Act of
1940, for certain  access persons of the Series.  The Code of Ethics is designed to ensure that access  persons act in the best interests of the Series and their shareholders with respect to any personal trading of securities.  Under the Code of Ethics,  access persons are generally  prohibited  from  knowingly  buying or
selling  securities  (except  for  shares  of  mutual  funds,  U.S.   government
securities  and money market  instruments)  which are being  purchased,  sold or considered for purchase or sale by a Series unless the access persons'  proposed purchases  are  approved in advance.  The Code of Ethics also  contains  certain reporting requirements and securities trading clearance procedures.

Item  12(f)  Proxy  Voting  Policies.  The  Board of  Trustees  of the Trust has
delegated the authority to vote proxies for the portfolio securities held by the
Series  to the  Advisor  in  accordance  with  the  Proxy  Voting  Policies  and
Procedures  (the  "Voting  Policies")  and  Proxy  Voting  Guidelines   ("Voting
Guidelines") adopted by the Advisor.

The Investment Committee at the Advisor is generally  responsible for overseeing the Advisor's proxy voting process.  The Investment  Committee may designate one or more of its members to oversee specific,  on-going compliance with respect to the Voting  Policies and may  designate  other  personnel of the Advisor to vote proxies  on  behalf of the  Series,  including  all  authorized  traders  of the
Advisor.

The Advisor votes proxies in a manner  consistent with the best interests of the
Series. Generally, the Advisor analyzes proxy statements on behalf of the Series in accordance with the Voting Policies and the Voting  Guidelines.  Most proxies that the Advisor  receives  will be voted in accordance  with the  predetermined
Voting  Guidelines.  Since nearly all proxies are voted in  accordance  with the
Voting Guidelines,  it normally will not be necessary for the Advisor to make an actual  determination  of  how to  vote  a  particular  proxy,  thereby  largely eliminating  conflicts  of  interest  for the  Advisor  during the proxy  voting process. However, the Proxy Policies do address the procedures to be followed if a conflict  of  interest  arises  between  the  interests  of the Series and the interests of the Advisor or its affiliates.  If an Investment  Committee  member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting  Guidelines,  the Advisor,  prior to voting,  will fully disclose the conflict to an  Independent  Trustee of the Board of Trustees and vote the proxy in accordance with the direction of such Independent Trustee.

The Voting  Guidelines  summarize the Advisor's  positions on various issues and give a general indication as to how the Advisor will vote proxies on each issue.
The Advisor will usually vote proxies in accordance with the Voting  Guidelines.
However,  the Advisor  reserves the right to vote certain  issues counter to the
Voting  Guidelines  if,  after a review of the matter  (which  analysis  will be documented in writing), the Advisor believes that a Series' best interests would be served by such vote. To the extent that the Voting  Guidelines do not address a potential  voting issue,  the Advisor will vote on such issue in a manner that is  consistent  with the spirit of the Voting  Guidelines  and that the  Advisor believes  would be in the best  interest of the  Series.  Pursuant to the Voting
Guidelines,  the  Advisor  generally  votes for  matters  such as:  (i)  routine business decisions (such as stock splits, name changes and setting the number of
directors);   (ii)  reverse  anti-takeover  amendments;   (iii)  auditors;  (iv)
directors;   (v)  proposals   establishing  or  increasing   indemnification  of
directors;  (vi) proposals eliminating or reducing director's  liability;  (vii)
equal  access to the  proxy;  (viii)  the  right to act by  written  consent  of shareholders and to hold special  meetings of shareholders;  (ix) the separation of audit  and  consulting  responsibilities;  and (x)  confidential  voting.  As provided in the Voting  Guidelines,  the Advisor generally votes against matters such as: (i)  anti-takeover  measures (such as  reincorporation  to facilitate a takeover defense,  adoption of fair price amendments,  institution of classified boards of  directors,  elimination  of  cumulative  voting and creation of super majority  provisions);  (ii) the  issuance of a new class of stock with  unequal voting  rights;  and (iii) blank check  preferred  stock  proposals.  The Voting
Guidelines  also  provide  that  the  Advisor  will  generally  consider  on  an individual basis such proposals as: (i) increasing authorized common stock; (ii)
establishing  or increasing a stock option plan or other  employee  compensation plan; (iii) approving a reorganization or merger; (iv) approving a proposal by a dissident  shareholder in a proxy battle;  and (v) issues related to independent directors.

Under certain circumstances,  the Advisor may not be able to vote proxies or the
Advisor  may find that the  expected  economic  costs from voting  outweigh  the benefits associated with voting. Generally, the Advisor does not vote proxies on
non-U.S.  securities due to local restrictions,  customs,  other requirements or restrictions or anticipated  expenses.  The Advisor  determines  whether to vote proxies of non-U.S.  companies  on a portfolio by  portfolio  basis,  and to the extent that it is appropriate,  the Advisor generally  implements uniform voting procedures for all proxies of a country. The Advisor periodically reviews voting logistics,  including  costs and other  voting  difficulties,  on a portfolio by portfolio and country by country basis, in order to determine if there have been any material changes that would affect the Advisor's  decision of whether or not to vote.

Information  regarding  how each of the  Series  voted  proxies  related  to its portfolio  securities  during the twelve month period ended June 30 of each year is  available  no later that August 31 of each year,  without  charge,  (i) upon request,  by  calling  collect:  (310)  395-8005,  or  (ii)  on our  website  at
http://www.dfaus.com    and    (iii)   on   the    Commission's    website    at
http://www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

Item 13(a) Control Persons. As of August 31, 2005, there were no persons who may be deemed to control the following  Series either by owning more than 25% of the
voting   securities  of  a  Series  directly,   or,  through  the  operation  of
pass-through  voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in a Series.

Item 13(b) Principal Holders. As of August 31, 2005, the following  shareholders owned  beneficially at least 5% of the outstanding  shares of the Series, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299
Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

The U.S. Large Company Series

      BlackRock Funds -
      Index Equity Portfolio
      c/o PFPC
      400 Bellevue Parkway
      Wilmington, DE 19809                                  32.73%

      DFA Investment Dimensions Group Inc. -
      The U.S. Large Company Portfolio                      46.76%

      Dimensional Investment Group Inc. -
      U.S. Large Company Institutional Index Portfolio      15.96%

The Enhanced U.S. Large Company Series

      DFA Investment Dimensions Group Inc. -
      Enhanced U.S. Large Company Portfolio                   100%

The Tax-Managed U.S. Equity Series

      DFA Investment Dimensions Group Inc. -
      Tax-Managed U.S. Equity Portfolio                       100%

The U.S. Large Cap Value Series

      DFA Investment Dimensions Group Inc. -
      U.S. Large Cap Value Portfolio                        68.05%

      Dimensional Investment Group Inc. -
      U.S. Large Cap Value Portfolio III                    19.36%

      Dimensional Investment Group Inc. -
      U.S. Large Cap Value Portfolio II                      5.80%

The Tax-Managed U.S. Marketwide Value Series

      DFA Investment Dimensions Group Inc. -
      Tax-Managed U.S. Marketwide Value Portfolio           70.22%

      Dimensional Investment Group Inc. -
      Tax-Managed U.S. Marketwide Value Portfolio II        29.78%

The Global Value Series

      Global Value Trust                                      100%

The U.S. Small XM Value Series

      DFA Investment Dimensions Group Inc. -
      U.S. Small XM Value Portfolio                           100%

The U.S. Small Cap Value Series

      DFA Investment Dimensions Group Inc. -
      U.S. Small Cap Value Portfolio                        92.09%

      Dimensional Investment Group Inc.-
      U.S. Small Cap Value Portfolio II                      7.90%

The U.S. Small Cap Series

      DFA Investment Dimensions Group Inc. -
      U.S. Small Cap Portfolio                              90.70%

The U.S. Micro Cap Series

      DFA Investment Dimensions Group Inc. -
      U.S. Micro Cap Portfolio                                100%

The DFA International Value Series

      Dimensional Investment Group Inc. -
      DFA International Value Portfolio                     56.14%

      Dimensional Investment Group Inc. -
      DFA International Value Portfolio III                 16.51%

      Dimensional Investment Group Inc.
      DFA International Value Portfolio II                   7.52%

      Dimensional Investment Group Inc. -
      DFA International Value Portfolio IV                   6.83%

The Japanese Small Company Series

      DFA Investment Dimensions Group Inc. -
      International Small Company Portfolio                 81.50%

      DFA Investment Dimensions Group Inc. -
      Japanese Small Company Portfolio                      13.04%

The Asia Pacific Small Company Series

      DFA Investment Dimensions Group Inc. -
      International Small Company Portfolio                 85.07%

      DFA Investment Dimensions Group Inc. -
      Asia Pacific Small Company Portfolio                   8.91%

The United Kingdom Small Company Series

      DFA Investment Dimensions Group Inc. -
      International Small Company Portfolio                 90.51%

The Continental Small Company Series

      DFA Investment Dimensions Group Inc. -
      International Small Company Portfolio                 88.63%

The Emerging Markets Series

      DFA Investment Dimensions Group Inc. -
      Emerging Markets Portfolio                            97.48%

The Emerging Markets Small Cap Series

      DFA Investment Dimensions Group Inc. -
      Emerging Markets Small Cap Portfolio                  86.46%

      South Dakota Retirement System
      4009 W. 49th Street, Suite 300
      Sioux Falls, SD 57105                                 12.10%

The DFA One-Year Fixed Income Series

      DFA Investment Dimensions Group Inc. -
      DFA One-Year Fixed Income Portfolio                     100%

The DFA Two-Year Global Fixed Income Series

      DFA Investment Dimensions Group Inc. -
      DFA Two-Year Global Fixed Income Portfolio            96.83%

The Global Large Company Series

      Global Large Company Trust                              100%

The Global Small Company Series

      Global Small Company Trust                              100%
_____________________
*    Owner of record only.

Item  13(c)  Management  Ownership.  As of August 31,  2005,  the  Trustees  and
officers as a group owned less than 1% of each Series' outstanding stock.

Item 14. Investment Advisory and Other Services.

Item 14(a)  Investment  Advisers.  The information  provided in response to this item  includes  the  response  to  Item  12(b)(10)  and  is in  addition  to the information  provided in  response to Items  5(a)(1) and (2) in Part A and Items
12(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and officers of the Advisor and
Trustees  and  officers  of  the  Trust,   and  shareholders  of  the  Advisor's
outstanding voting stock, may be considered controlling persons of the Advisor.

For the services it provides as investment  advisor to each Series of the Trust, the  Advisor is paid a monthly fee  calculated  as a  percentage  of average net assets of the Series.  For the fiscal years ended  November  30, 2002,  2003 and
2004,  as  applicable,  the  Series  paid  management  fees as set  forth in the following table:

       Series                            2002        2003         2004
                                         (000)       (000)        (000)

U.S. Large Company                     $   693     $   652      $    823

Enhanced U.S. Large Company            $    46     $    60      $     88

U.S. Large Cap Value                   $ 1,656     $ 1,939      $  3,190

Tax-Managed U.S. Marketwide Value      $ 1,486     $ 1,602      $  2,738

U.S. Small XM Value                    $   812     $   502      $    199

U.S. Small Cap Value                   $ 6,344     $ 6,735      $ 10,497

U.S. Small Cap                         $   294     $   310      $    534

U.S. Micro Cap                         $ 1,656     $ 1,935      $  2,821

DFA International Value                $ 2,340     $ 2,439      $  4,209

Japanese Small Company                 $   210     $   229      $    448

Asia Pacific Small Company             $   135     $   124      $    202

United Kingdom Small Company           $   102     $   116      $    283

Continental Small Company              $   245     $   311      $    547

Emerging Markets                       $   337     $   425      $    844

Emerging Markets Small Cap             $    89     $   145      $    337

DFA One-Year Fixed Income              $   435     $   629      $    884

DFA Two-Year Global Fixed Income       $   345     $   492      $    748

The Tax-Managed U.S. Equity Series     $    83     $   124      $    240

While The Global Value Series,  The Global Large  Company  Series and The Global
Small Company  Series are not subject to a management  fee,  investments  by the
Global Series in the Master Series are subject to the management fees charged by the  respective  Master  Series.  Pursuant to the Expense  Waiver and Assumption
Agreement for The Global Value Series,  The Global Large Company  Series and The
Global  Small  Company  Series,  the Advisor has agreed to waive its fees and to assume each  Series'  expenses  (including  the  expenses  the Series bears as a shareholder of its Master Series) to the extent  necessary to limit the expenses of each Series to the  following  rates as a percentage of average net assets on an annualized basis:  0.375% for The Global Value Series;  0.375% for The Global
Large Company  Series;  and 0.375% for The Global Small Company  Series.  At any
time that the  annualized  expenses  of a Series  are less than the rate  listed above for such Series on an annualized  basis,  the Advisor retains the right to seek  reimbursement  for any fees previously  waived and/or expenses  previously assumed  to the  extent  that such  reimbursement  will not  cause  the  Series'
annualized expenses to exceed the applicable percentage of average net assets as listed  above.  The Series are not  obligated to reimburse  the Advisor for fees waived or expenses  assumed by the Advisor more than thirty-six  months prior to the date of such reimbursement. The Expense Waiver and Assumption Agreement will remain in effect  for a period of one year from  April 1, 2005 to April 1, 2006, and shall continue in effect from year to year thereafter  unless  terminated by the Trust or the Advisor.

The Advisor pays DFAL quarterly  fees of 12,500 pounds  sterling for services to each of the  United  Kingdom  and  Continental  Series.  The  Advisor  pays  DFA
Australia fees of $13,000 per year for services to each of the Japanese and Asia
Pacific Series.

Item 14(b)  Principal  Underwriter.  The Trust's  shares are  distributed by DFA
Securities  Inc.  ("DFAS"),  a wholly-owned  subsidiary of the Advisor.  DFAS is registered as a limited purpose  broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers,  Inc.
The principal  business address of DFAS is 1299 Ocean Avenue,  11th Floor, Santa
Monica, California 90401.

DFAS acts as an agent of the Trust by serving as the  principal  underwriter  of the Trust's shares.  Pursuant to the Trust's Distribution  Agreement,  DFAS uses its best  efforts to seek or arrange for the sale of shares of the Trust,  which are continuously  offered.  No sales charges are paid by investors or the Trust.
No compensation is paid by the Trust to DFAS under the Distribution Agreement.

Item 14(c)  Services  Provided by Each  Investment  Adviser and Expenses Paid by
Third Parties.  The information provided in response to this item is in addition to the information provided in response to Item 5(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years.  Thereafter,  each  agreement  may continue in effect for successive annual periods,  provided such continuance is specifically approved at least  annually by a vote of the Trust's Board of Trustees,  or by a vote of the holders of a majority of the Series'  outstanding voting securities, and in either  event by a majority  of the  trustees  who are not parties to the agreement or interested persons of any such party (other than as trustees of the
Trust),  cast in person at a meeting  called  for that  purpose.  An  investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days' written notice and will automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

Item 14(d) Service Agreements. Not applicable.

Item 14(e) Other Investment Advice. Not applicable.

Item 14(f) Dealer Reallowances. Not applicable.

Item 14(g) Rule 12b-1 Plans. Not applicable.

Item 14(h) Other Service Providers.

Item  14(h)(1) and (2) PFPC Inc.  ("PFPC"),  301 Bellevue  Parkway,  Wilmington,
Delaware 19809, serves as the administrative and accounting  services,  dividend disbursing  and transfer  agent for all Trust Series.  The services  provided by
PFPC are  subject to  supervision  by the  executive  officers  and the Board of
Trustees of the Trust, and include  day-to-day  recordkeeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports,  liaison  with  the  Trust's  custodians,  and  transfer  and  dividend disbursing agency services. For its services,  each Series pays PFPC annual fees which are set forth below:

The U.S. Micro Cap Series
The U.S. Small Cap Series
The U.S. Small Cap Value Series
The U.S. Large Cap Value Series
The Tax-Managed U.S. Marketwide Value Series
The Tax-Managed U.S. Equity Series
Charges for each Series:
     .0845% of the first $300 million of net assets
     .0634% of the next $300 million of net assets
     .0423% of the next $250 million of net assets
     .0169% of net assets over $850 million

The Series  listed  above  receive  the lowest  effective  rate based on the fee schedule  listed  above.  This fee  schedule is applied to the largest fund in a group of funds,  which includes the Series listed above,  the  Tax-Managed  U.S.
Small Cap Value Portfolio and Tax-Managed U.S. Small Cap Portfolio, and then the weighted  average  basis points of that fee is applied to the other funds in the group.  PFPC  charges a minimum fee of $58,800 per year to each of the Small Cap
Value Series,  Large Cap Value Series,  the Tax-Managed  U.S.  Marketwide  Value
Series and the  Tax-Managed  U.S.  Equity  Series.  PFPC has agreed to limit the minimum fee for these Series from time to time.

The Enhanced U.S. Large Company Series
     .0845% of the first $300 million of net assets
     .0634% of the next $300 million of net assets
     .0423% of the next $250 million of net assets
     .0169% of net assets over $850 million

PFPC  charges a minimum  fee of  $75,000  per year to The  Enhanced  U.S.  Large
Company  Series.
PFPC has agreed to limit the minimum fee for this Series from time to time.

The DFA Two-Year Global Fixed Income Series
     .1015% of the first $150 million of net assets
     .0677% of the next $150 million of net assets
     .0507% of the next $300 million of net assets
     .0338% of the next $250 million of net assets
     .0169% of net assets over $850 million

The Series is subject to a minimum fee of $75,000  per year.  PFPC has agreed to limit the minimum fee for this Series from time to time.

The Japanese Small Company Series
The United Kingdom Small Company Series
The Asia Pacific Small Company Series
The Continental Small Company Series
The DFA International Value Series
The Large Cap International Portfolio
The Emerging Markets Series
The Emerging Markets Small Cap Series
Charges for each Series:
     .1015% of the first $300 million of net assets
     .0507% of the next $300 million of net assets
     .0338% of the next $250 million of net assets
     .0169% of net assets over $850 million

The DFA  International  Value,  Large Cap  International,  Emerging  Markets and
Emerging  Markets  Small Cap Series are each subject to a minimum fee of $75,000 per year.  The Asia Pacific Small Company  Series is subject to a minimum fee of
$100,000  per year.  PFPC has agreed to limit the minimum  fee for these  Series from time to time.

The DFA One-Year Fixed Income Series
     .0423% of the first $100 million of net assets
     .0254% of the next $100 million of net assets
     .0169% of net assets over $200 million

The U.S. Large Company Series
     .0150% of net assets

The U.S. Small XM Value Series
     .0160% of net assets

The Global Value Series
     $2,600 (includes custodian fees)

The Global Large Company Series
     $2,600 (includes custodian fees)

The Global Small Company Series
     $2,950 per month (includes custodian fees)

The DFA International  Value Series, The Japanese Small Company Series, The Asia
Pacific Small Company Series, The Continental Small Company Series, The Emerging
Markets Series and The Emerging Markets Small Cap Series and certain other funds managed by the  Advisor  that  invest in  foreign  securities  ("Foreign  Equity
Funds") also pay PFPC a fee for providing fair value pricing services. The total annual fee for the fair value  pricing  services is  calculated  by  aggregating
Foreign Equity Fund by Foreign Equity Fund an amount equal to the greater of (i)
0.005%  of each  Foreign  Equity  Fund's  assets,  or  (ii)  $20,000,  and  then allocating  such total  annual fee among the Foreign  Equity  Funds based on net assets.

Item 14(h)(3) Citibank,  N.A., 111 Wall Street, New York, New York 10005, is the
global custodian for the following Series:  DFA International  Value Series, the
Japanese Small Company Series, The Asia Pacific Small Company Series, the United
Kingdom Small Company Series, the Continental Small Company Series, DFA Two-Year
Global Fixed Income Series,  Enhanced U.S.  Large Company  Series  (co-custodian with PFPC Trust Company), Emerging Markets Series and Emerging Markets Small Cap
Series,  and PFPC Trust Company,  301 Bellevue  Parkway,  Wilmington,  DE 19809,
serves as the  custodian  for all  other  Series of the  Trust.  The  custodians maintain  separate  accounts for the Series;  make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series' portfolio securities. The custodians do not  participate in decisions  relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers  LLP,  401 East  Las  Olas  Boulevard,  Suite  1800,  Ft.
Lauderdale,  Florida 33301, the Trust's independent  registered certified public accounting firm, audits the Trust's financial statements on an annual basis.

Item 14(h)(4) Not applicable.

Item 15. Portfolio Managers

In  accordance  with the team  approach  used to manage  the  Series (or for the
Global Series,  their  respective  Master  Series),  the portfolio  managers and portfolio  traders  implement  the policies and  procedures  established  by the
Investment  Committee.  The portfolio  managers and portfolio  traders also make daily decisions regarding the Series (or for the Global Series, their respective
Master Series)  including  running buy and sell programs based on the parameters established  by the  Investment  Committee.  The portfolio  managers named below coordinate  the efforts of all other  portfolio  managers and trading  personnel with  respect to the category of  portfolios  indicated.  For this  reason,  the
Advisor  has  identified  these  coordinating  individuals  as  those  primarily responsible  for the  day-to-day  management  of the  Series  (or for the Global
Series, their respective Master Series):

         Domestic equity Series                   Robert T. Deere
         International equity Series              Karen E. Umland
         Fixed income Series                      David A. Plecha

Item 15(a) Other Accounts Managed. In addition to the Series (or with respect to the Global Series,  the Master Series in which the Global Series  invest),  each portfolio manager manages (i) other U.S. registered investment companies advised or sub-advised by the Advisor;  (ii) other pooled  investment  vehicles that are not  U.S.  registered  mutual  funds;  and  (iii)  other  accounts  managed  for organizations  and  individuals.  The  following  table sets  forth  information regarding the total accounts for which each portfolio manager has the day-to-day management responsibilities.

Name of Portfolio      Number of Accounts Managed and Total
Manager                Assets by Category As of November 30, 2004
---------------------- ----------------------------------------------------------
---------------------- ----------------------------------------------------------
Robert T. Deere        o    20 U.S. registered mutual funds with $27,237,827,516
                            in total assets under management.
                       o    10 unregistered pooled investment vehicles with
                            $9,884,278,507 in total assets under management.
                            Out of these unregisteredpooled investment vehicles,
                            one unregistered pooled investment vehicle with
                            total assets of $285,628,919 pays a performance-based
                            advisory fee.
                       o    27 other accounts with $1,768,140,861 in total
                            assets under management.
---------------------- ----------------------------------------------------------
Karen E. Umland        o    20 U.S. registered mutual funds with $15,062,938,436
                            in total assets under management.
                       o    6 unregistered pooled investment vehicles with
                            $292,144,007 in total assets under management.
                       o    3 other accounts with $1,192,508,942 in total assets
                            under management.
---------------------- ----------------------------------------------------------
David A. Plecha        o    12 U.S. registered mutual funds with $6,717,548,669
                            in total assets under management.
                       o    7 unregistered pooled investment vehicles with
                            $1,140,482,270 in total assets under management.
                       o    8 other accounts with $241,802,929 in total assets
                            under management.
---------------------- ----------------------------------------------------------

Potential Conflicts of Interest

Actual or apparent  conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to more than one Series and other accounts.  Other accounts include  registered mutual funds (other than the
Series (or Master Series in which the Global Series invest) in this registration statement),  other unregistered pooled investment  vehicles,  and other accounts managed for  organizations  and  individuals  ("Accounts").  An Account may have similar  investment  objectives  to a  Series,  or may  purchase,  sell  or hold securities that are eligible to be purchased,  sold or held by a Series.  Actual or apparent conflicts of interest include:

o    Time  Management.  The  management of multiple  Series and/or  Accounts may result in a portfolio  manager  devoting  unequal time and attention to the management of each Series and/or Accounts. The Advisor seeks to manage such competing  interests  for the time and  attention of portfolio  managers by having portfolio managers focus on a particular investment discipline. Most
     Accounts  managed  by a  portfolio  manager  are  managed  using  the  same investment  models that are used in connection  with the  management of the
     Series.

o    Investment Opportunities. It is possible that at times identical securities will be held by more than one Series and/or Account. However,  positions in the same  security  may vary and the  length  of time  that any  Series  or
     Account may choose to hold its investment in the same security may likewise vary. If a portfolio manager  identifies a limited  investment  opportunity that may be suitable for more than one Series or Account,  a Series may not be able to take full advantage of that  opportunity due to an allocation of filled purchase or sale orders across all eligible Series and Accounts.  To deal  with  these  situations,  the  Advisor  has  adopted  procedures  for allocating portfolio transactions across multiple Series and Accounts.

o    Broker Selection.  With respect to securities  transactions for the Series, the  Advisor  determines  which  broker  to  use  to  execute  each  order, consistent  with  its  duty  to seek  best  execution  of the  transaction.
     However, with respect to certain Accounts (such as separate accounts),  the
     Advisor  may be limited  by the client  with  respect to the  selection  of brokers or may be instructed to direct trades through a particular  broker.
     In  these  cases,  the  Advisor  or  its  affiliates  may  place  separate, non-simultaneous,  transactions  for a Series and another  Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Series or the Account.

o    Performance-Based  Fees. For some Accounts,  the Advisor may be compensated based on the profitability of the Account,  such as by a  performance-based management  fee.  These  incentive  compensation  structures  may  create a conflict of  interest  for the  Advisor  with regard to Accounts  where the
     Advisor is paid  based on a  percentage  of assets  because  the  portfolio manager may have an incentive to allocate securities  preferentially to the
     Accounts where the Advisor might share in investment gains.

o    Client  Service  Responsibilities.  A conflict  may arise where a portfolio manager  receives a commission for servicing a client in that the portfolio manager  may have an  incentive  to favor the  Account of that  client over other Series or Accounts that the portfolio manager manages.

o    Investment in a Series. A portfolio manager or his/her relatives may invest in a Series that he or she manages (or in a Feeder Portfolio that he or she manages the corresponding Master Fund) and a conflict may arise where he or
     she  may  therefore   have  an  incentive  to  treat  the  Series  (or  the
     corresponding  Feeder  Portfolio) in which the portfolio manager or his/her relatives invest preferentially as compared to other Series or Accounts for which they have portfolio management responsibilities.

The Advisor,  the Trust and DFAIDG have adopted  certain  compliance  procedures that are reasonably designed to address these types of conflicts. However, there is no guarantee  that such  procedures  will detect each and every  situation in which a conflict arises.

Item 15(b) Compensation.  Portfolio managers receive a base salary, an incentive bonus and may receive a commission based on services provided to certain clients of the  Advisor.  Compensation  of a  portfolio  manager  is  determined  at the discretion  of the  Compensation  Committee  of the  Advisor  and is  based on a portfolio manager's experience,  responsibilities, the perception of the quality of his or her work efforts and other  subjective  factors.  The  compensation of portfolio  managers is not directly based upon the  performance of the Series or other  accounts  that they  manage.  The  Compensation  Committee of the Advisor reviews  the  compensation  of each  portfolio  manager  annually  and may  make modifications  in  compensation  as it deems necessary to reflect changes in the market. Each portfolio manager's compensation consists of the following:

o    Base salary.  Each  portfolio  manager is paid a base  salary.  The Advisor considers the factors described above to determine each portfolio manager's base salary.

o    Semi-Annual  Bonus.  Each portfolio manager receives points in a bonus pool that is shared with other  employees  of the  Advisor.  The number of bonus points  awarded  to each  portfolio  manager  is  based  upon  the  factors described above. The Advisor calculates the value of the bonus points based on the profitability of the Advisor. The bonus is paid two times per year.

o    Commissions for Client Services.  Certain portfolio  managers may receive a commission  based on services  the  portfolio  manager  provides to certain clients of the Advisor.

Portfolio managers may be awarded the right to purchase restricted shares of the
Advisor's stock as determined from time to time by the Board of Directors of the
Advisor or its  delegees.  Portfolio  managers also  participate  in benefit and retirement plans and other programs available generally to all employees.

Item 15(c)  Ownership  of  Securities.  Information  relating to each  portfolio manager's ownership  (including the ownership of his or her immediate family) in the  Series  (or  their  respective  Feeder  Portfolios)  in  this  registration statement as of November 30, 2004 is set forth in the chart below.

Robert T. Deere

   Series/Feeder Portfolio                               Dollar Range of
                                                     Series/Feeder Portfolio
                                                          Shares Owned
      U.S. Large Company Series                                None
      Enhanced U.S. Large Company Series                       None
      U.S. Large Cap Value Series/1/                    $10,001 - $50,000
      Tax-Managed U.S. Marketwide Value Series                 None
      Tax-Managed U.S. Equity Series                           None
      U.S. Small XM Value Series                               None
      U.S. Small Cap Value Series/1/                   $100,001 - $500,000
      U.S. Small Cap Series                                    None
      U.S. Micro Cap Series/1/                          $50,001 - $100,000

     /1/  Robert T. Deere does not invest in this Series but invests in a Feeder
          Portfolio which invests all its assets in this Series.

Karen E. Umland

                                                         Dollar Range of
                                                     Series/Feeder Portfolio
   Series/Feeder Portfolio                                Shares Owned
      DFA International Value Series/2/                $50,001 - $100,000
      Japanese Small Company Series/2/                    $1 - $10,000
      Asia Pacific Small Company Series/2/                $1 - $10,000
      United Kingdom Small Company Series                     None
      Continental Small Company Series/2/                 $1 - $10,000
      Global Value Series                                     None
      Global Large Company Series                             None
      Global Small Company Series                             None
      Emerging Markets Series/2/                        $10,001 - $50,000
      Emerging Markets Small Cap Series                       None

     /2/  Karen E. Umland does not invest in this Series but invests in a Feeder
          Portfolio which invests all its assets in this Series.

David A. Plecha

                                                         Dollar Range of
                                                     Series/Feeder Portfolio
   Series/Feeder Portfolio                                Shares Owned
      DFA One-Year Fixed Income Series                        None
      DFA Two-Year Global Fixed Income Series                 None

Item 16. Brokerage Allocation and Other Practices.

Item 16(a) and (c) Brokerage Transactions and Brokerage Selection. The following table depicts brokerage commissions paid by the following Series:

                              Brokerage Commissions
               Fiscal Years Ended November 30, 2002, 2003 and 2004

                                            2002          2003           2004

U.S. Large Company                     $    95,280   $    80,760    $    44,268

Enhanced U.S. Large Company            $    17,304   $    16,954    $    28,630

U.S. Large Cap Value                   $ 1,072,620   $ 1,111,710    $ 1,320,039

Tax-Managed U.S. Marketwide Value      $   905,013   $   653,299    $   734,136

U.S. Small XM Value                    $ 1,463,799   $ 1,179,601    $   360,844

U.S. Small Cap Value                   $ 4,826,509   $ 7,000,505    $ 8,305,249

U.S. Small Cap                         $ 1,124,961   $ 1,352,376    $ 2,082,149

U.S. Micro Cap                         $ 1,614,452   $ 2,368,632    $ 3,308,172

DFA International Value                $   576,457   $   506,766    $   892,643

Japanese Small Company                 $    89,226   $   164,773    $   611,595

Asia Pacific Small Company             $   261,413   $   133,014    $   287,362

United Kingdom Small Company           $    56,931   $   114,815    $   449,354

Continental Small Company Series       $   386,683   $   452,822    $   374,278

Emerging Markets                       $   326,443   $   503,628    $ 1,214,171

Emerging Markets Small Cap             $    91,022   $   174,320    $   416,307

The Tax-Managed U.S. Equity Series     $   160,349   $   217,208    $   231,453

During the fiscal year ended  November  30,  2004,  the Large Cap  International
Portfolio,  a portfolio of DFAIDG, paid brokerage  commissions of $159,333.  The
Global  Value  Series,  The Global  Large  Company  Series and The Global  Small
Company  Series  will not incur any  brokerage  costs in  connection  with their purchases and redemptions of shares of the Master Series.

The  substantial  increases or decreases in the amount of brokerage  commissions paid by  certain  Series  from year to year  indicated  in the  foregoing  table resulted from increases or decreases in the amount of securities bought and sold by those Series.

The DFA One-Year  Fixed Income and Two-Year  Global Fixed Income Series  acquire and sell  securities on a net basis with dealers which are major market  markers in such securities.  The Investment  Committee of the Advisor selects dealers on the basis of their  size,  market  making  and  credit  analysis  ability.  When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the  securities  being  traded among the dealers with whom such Series effects transactions.

Portfolio  transactions  will be placed with a view to receiving  the best price and execution.

Transactions,  from time to time,  may be placed with brokers that have assisted in the sale of Series  shares  or shares  feeder  funds  that may  invest in the
Series. The Advisor,  however,  pursuant to policies and procedures  approved by the  Boards  of  Trustees/Directors  of  DFAIDG,  DIG,  DEM  and the  Trust,  is
prohibited  from  selecting  brokers and  dealers to effect a Series'  portfolio securities  transactions  based (in whole or in part) on a broker's  or dealer's promotion  or  sale  of  shares  issued  by a  Series  or any  other  registered investment companies.

The  over-the-counter  companies  eligible  for  purchase by The U.S.  Small Cap
Series,  The U.S.  Micro Cap Series,  The U.S.  Small XM Value Series,  The U.S.
Small Cap Value Series,  The Tax-Managed  U.S.  Marketwide  Value Series and The
Tax-Managed  U.S.  Equity Series are thinly traded  securities.  Therefore,  the
Advisor believes it needs maximum flexibility to effect  over-the-counter trades on a best execution  basis.  To that end, the Advisor places buy and sell orders with market makers,  third market brokers,  electronic  communications  networks
("ECNs") and with brokers on an agency basis.  Third market  brokers  enable the
Advisor to trade with other institutional  holders directly on a net basis. This allows the Advisor to sometimes  trade  larger  blocks than would be possible by going through a single market maker.

ECNs, such as Instinet,  are electronic  information and communication  networks whose subscribers  include most market makers and many  institutions.  Such ECNs charge a commission for each trade executed on their system. For example, on any given trade, a Series, by trading through an ECN, would pay a spread to a dealer on the other side of the trade plus a commission to the ECN. However,  placing a buy (or sell)  order on an ECN  communicates  to many  (potentially  all) market makers and  institutions at once. This can create a more complete picture of the market and thus increase the likelihood that the Series can effect  transactions at the best available prices.

Brokerage commissions for transactions in securities listed on the TSE and other
Japanese  securities  exchanges are fixed. Under the current  regulations of the
TSE and the  Japanese  Ministry  of  Finance,  member  and  non-member  firms of
Japanese  exchanges  are required to charge full  commissions  to all  customers other than banks and certain  financial  institutions,  but members and licensed non-member  firms may confirm  transactions  to banks and financial  institution affiliates  located  outside  Japan with  institutional  discounts  on brokerage commissions.  The Japanese Small Company Series has been able to avail itself of institutional  discounts.  The  Series'  ability  to  effect  transactions  at a discount from fixed commission  rates depends on a number of factors,  including the size of the transaction,  the relation between the cost to the member or the licensed  non-member  firm of  effecting  such  transaction  and the  commission receivable,  and the law,  regulation and practice discussed above. There can be no assurance  that the Series will continue to be able to realize the benefit of discounts from fixed commissions.

The Series  will seek to acquire  and dispose of  securities  in a manner  which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers  will be  selected  with this goal in view.  The  Advisor  monitors  the performance of brokers which effect transactions for the Series to determine the effect that the Series'  trading has on the market  prices of the  securities in which they invest. The Advisor also checks the rates of commission being paid by the Series to their  brokers to ascertain  that the rates are  competitive  with those  charged by other  brokers  for  similar  services.  DFAL  performs  these services for the United  Kingdom and  Continental  Small Company  Series and DFA
Australia  performs  these  services for the  Japanese  and Asia  Pacific  Small
Company  Series.  Transactions  also may be placed with  brokers who provide the
Advisor or sub-advisors  with investment  research,  such as reports  concerning individual  issuers,  industries and general  economic and financial  trends and other research services. The Investment Management Agreements permit the Advisor knowingly to pay commissions on such transactions which are greater than another broker  might  charge  if the  Advisor,  in  good  faith,  determines  that  the commissions  paid are  reasonable  in  relation  to the  research  or  brokerage services  provided  by the  broker  or dealer  when  viewed in terms of either a particular  transaction or the Advisor's overall  responsibilities to the Trust.
Research services furnished by brokers through whom securities  transactions are effected may be used by the Advisor in servicing all of its accounts and not all such  services may be used by the Advisor  with respect to the Trust.  Brokerage transactions  may be placed with  securities  firms that are affiliated  with an affiliate  of the  Advisor.  Commission  paid  on  such  transactions  would  be commensurate  with the  rate of  commissions  paid on  similar  transactions  to brokers that are not so affiliated.

Item 16(b) Commissions.  No commissions were paid to affiliates or affiliates of affiliates during fiscal years 2002, 2003 and 2004.

Item 16(d) Directed  Brokerage.  During the fiscal year ended November 30, 2004, the following  Series paid  commissions  for securities  transactions to brokers which provided  market price  monitoring  services,  market studies and research services to the Series as follows:

                                            VALUE OF
                                           SECURITIES         BROKERAGE
                                          TRANSACTIONS       COMMISSIONS

U.S. Large Company                         $1,096,775               $750

U.S. Large Cap Value                      $40,595,640            $58,569

U.S. Small XM Value                       $24,250,738            $60,150

U.S. Small Cap Value                     $380,054,031         $1,083,827

U.S. Small Cap                           $106,267,585           $228,247

U.S. Micro Cap                           $131,358,097           $326,610

DFA International Value                   $59,785,192           $109,500

Japanese Small Company                    $50,717,363           $126,793

Tax Managed U.S. Marketwide Value         $75,384,171           $143,988

Tax Managed U.S. Equity                   $11,831,331            $18,522

United Kingdom Small Company              $40,242,043            $58,422

Continental Small Company                 $37,318,812            $62,997

Item 16(e) Regular Broker  Dealers.  Certain  Series may purchase  securities of their  regular  brokers or dealers (as  defined in Rule 10b-1 of the  Investment
Company Act of 1940 (the "1940 Act")). The table below lists the regular brokers or dealers of each Series whose  securities  (or  securities  of the broker's or dealer's  parent  company)  were  acquired by the Series  during the fiscal year ended  November 30, 2004,  as well as the value of such  securities  held by the
Series as of November 30, 2004.

Series                                      Broker or Dealer               Value of Securities

Tax-Managed U.S. Marketwide Value Series    Instinet Group                   $      253,377
Tax-Managed U.S. Equity Series              Investment Technology Group      $       27,654
                                            Instinet Group                   $      101,231
U.S. Small XM Value Series                  Instinet Group                   $      982,216
U.S. Small Cap Series                       Investment Technology Group      $    1,724,604
                                            Instinet Group                   $      193,130
U.S. Micro Cap Series                       Investment Technology Group      $    4,069,328
DFA International Value Series              Deutsche Bank AG                 $   49,954,035
Japanese Small Company Series               Marusan Securities Co. Ltd.      $      831,289

Item 17.  Capital Stock and Other Securities.

Item 17(a)  Capital  Stock.  All  twenty-five  Series issue shares of beneficial interest  without a sales load. The shares of each Series,  when issued and paid for in  accordance  with this  registration  statement,  will be fully  paid and nonassessable  shares.  Each share of beneficial interest of a Series represents an equal  proportional  interest in the assets and liabilities of the Series and has non-cumulative  voting rights, except as described below, and no preferences as to conversion,  exchange,  dividends,  redemptions  or any other feature.  In addition, the Trust has arranged with the Feeder Portfolios for voting rights as provided in Section  12(d)(1)(E)(iii)(a)  of the Investment Company Act of 1940.
If a shareholder of a Series which is taxed as a partnership becomes bankrupt, a majority  in  interest of the  remaining  shareholders  in such Series must vote within 120 days to approve the continuing  existence of the Series or the Series will be  liquidated.  All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis;  provided however,  if a matter to be voted on affects only the interests of some Series,  then only the  shareholders  of such  affected  Series shall be entitled  to  vote  on  the  matter.  Investments  in  the  Series  may  not  be transferred,  except upon exemption from the  registration  requirements  of the
1933 Act,  but an investor  may  withdraw  all or any portion of the  investor's investment at any time at net asset value.  If  liquidation  of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not  attributable to any particular  class.  The Trust's by-laws provide that meetings of shareholders  shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

The Trust does not  intend to hold  annual  meetings;  it may,  however,  hold a meeting  if  called  by  the  Board.  Shareholders  may  receive  assistance  in communicating with other shareholders in connection with the election or removal of  Trustees  similar  to the  provisions  contained  in  Section  16(c)  of the
Investment Company Act of 1940.

Item 17(b) Other Securities. Not applicable.

Item 18. Purchase, Redemption and Pricing of Shares.

The  information  provided  in  response  to  this  item is in  addition  to the information provided in response to Item 6 in Part A.

Item 18(a) and (c) Purchase of Shares and Offering Price.  The Trust will accept purchase and  redemption  orders on each day that the NYSE is open for business, regardless  of  whether  the  Federal  Reserve  System is  closed.  However,  no purchases  by wire may be made on any day that the  Federal  Reserve  System  is closed.  The Trust will generally be closed on days that the NYSE is closed. The
NYSE is scheduled to be open Monday  through  Friday  throughout the year except for days  closed to  recognize  New Year's Day,  Martin  Luther  King,  Jr. Day,
Presidents'  Day,  Good  Friday,  Memorial  Day,  Independence  Day,  Labor Day,
Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE,  except  that it is open on Good Friday and closed on Columbus
Day and  Veterans'  Day.  Orders  for  redemptions  and  purchases  will  not be processed if the Trust is closed.

The Tokyo  Stock  Exchange  ("TSE")  is closed  on the  following  days in 2005:
January 3 and 10,  February  11,  March 21,  April 29,  May 3, 4 and 5, July 18,
September 19 and 23, October 10, November 3 and 23 and December 23. In addition, in 2005, the TSE will have half-day trading on January 4 and December 31. Orders for the purchase and  redemption  of shares of the Japanese  Series  received on those  days  will be priced as of the close of the NYSE on the next day that the
TSE is open for trading (provided the NYSE is open for trading on such day).

The LSE is closed on the following days in 2005: January 3, March 25 and 28, May
2 and 30,  August 29,  and  December  26 and 27.  Orders  for the  purchase  and redemption  of shares of the United  Kingdom Small  Company  Series  received on those  days will be  processed  as of the close of the NYSE on the next day that the LSE is open for trading.

The foreign securities  exchanges on which the Continental Small Company Series'
portfolio  securities are  principally  traded are closed on March 25 and 28 and
December 26. Orders for the purchase and redemption of shares of the Continental
Small  Company  Series  received  on this day will be priced at the close of the
NYSE on the next business day.

Since The Japanese  Small Company,  Asia Pacific Small  Company,  United Kingdom
Small Company,  Continental  Small Company,  DFA International  Value,  Emerging
Markets and Emerging  Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their  shares,  the net asset  values of such  Series and the Global  Series may change on days when shareholders will not be able to purchase or redeem shares.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject  purchase  orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series.  Securities  accepted  in  exchange  for  shares  of a Series  will be acquired for investment  purposes and will be considered for sale under the same circumstances as other securities in the Series.

The Trust may suspend redemption privileges or postpone the date of payment: (1)
during  any  period  when the NYSE is closed,  or  trading  on the  Exchange  is restricted  as  determined  by the SEC;  (2) during any period when an emergency exists  as  defined  by the  rules  of the SEC as a  result  of  which it is not reasonably  practicable  for the Trust to dispose of securities  owned by it, or fairly to determine  the value of its assets;  and (3) for such other periods as the SEC may permit.

Item 18(b) Fund Reorganizations. Not applicable.

Item 18(d) Redemption-in-kind. The Trust has filed a notice of election pursuant to Rule 18f-1 under the Investment Company Act of 1940. However, The Tax-Managed
U.S.  Marketwide Value Series,  The Tax-Managed  U.S. Equity Series,  The Global
Value  Series,  The Global Large  Company  Series and The Global  Small  Company
Series have opted out of this election. (See Item 6(c) of Part A.)

Item 18(e)  Arrangements  Permitting  Frequent Purchases and Redemptions of Fund
Shares.  The  information  required by this Item is provided in response to Item
6(e) of Part A.

Item 19. Taxation of the Fund.

The  information  provided  in  response  to  this  item is in  addition  to the information provided in response to Items 6(d) and (e) in Part A.

Each  Corporate  Series  intends to qualify each year as a regulated  investment
company  by   satisfying   certain   distribution   and  asset   diversification
requirements  under the Code.  As a regulated  investment  company,  a Corporate
Series  generally  pays  no  federal  income  tax on the  income  and  gains  it distributed to its  investors.  The Board reserves the right not to maintain the qualification  of a  Corporate  Series as a regulated  investment  company if it determines such course of action to be beneficial to investors.  In such case, a
Corporate Series will be subject to federal, and possibly state, corporate taxes on its taxable income and gains and  distributions to investors will be taxed as ordinary  dividend  income to the  extent of a Series'  available  earnings  and profits.

To avoid  federal  excise  taxes,  the  Code  requires  a  Corporate  Series  to distribute to investors by December 31 of each year, at a minimum, the following amounts:

o    98% of its taxable ordinary income earned during the calendar year;
o    98% of its capital  gain net income  earned  during the twelve month period ending October 31; and
o    100% of any  undistributed  amounts of these  categories  of income or gain from the prior year.

The Trust intends to declare and pay these  distributions in December (or to pay them in  January,  in which  case  investors  must  treat  them as  received  in
December),  but can give no assurances that its distributions will be sufficient to eliminate all taxes.

While  the  Partnership  Series  are not  classified  as  "regulated  investment companies"  under  Subchapter M of the Code,  the  Partnership  Series'  assets, income and  distributions  will be managed in such a way that an investor in the
Series will be able to satisfy the  requirements  of  Subchapter  M of the Code, assuming that the investor  invested all of its assets in a  Partnership  Series for such Series' entire fiscal year.

The  Partnership  Series  will not be subject to any U.S.  federal  income  tax.
Instead,  each  investor  will be required to report  separately on its own U.S.
federal  income tax return its  distributive  share (as determined in accordance with the  governing  instruments  of the  Partnership  Series) of a  Partnership
Series' income,  gains,  losses,  deductions and credits.  Each investor will be required to report its distributive  share regardless of whether it has received a corresponding  distribution of cash or property from a Partnership  Series. An allocable share of a tax-exempt  investor's  income will be "unrelated  business taxable  income"  ("UBTI") only to the extent that a Partnership  Series borrows money to acquire property or invests in assets that produce UBTI. In addition to
U.S.  federal  income  taxes,  investors in the  Partnership  Series may also be subject to state and local taxes on their  distributive  share of a  Partnership
Series' income.

If a Series of the Trust, including the Partnership Series,  purchases shares in
certain  foreign  investment   entities,   called  "passive  foreign  investment
companies,"  the  Series  (and  in the  case  of  the  Partnership  Series,  its investors)  may be subject  to U.S.  federal  income tax and a related  interest charge on a portion of any "excess distribution" or gain from the disposition of such  shares  even if such income is  distributed  as a taxable  dividend by the
Corporate Series to its shareholders or, in the case of the Partnership  Series, even if such income is  distributed to its  investors,  unless a  mark-to-market election is made.

The Series of the Trust,  including the  Partnership  Series,  may be subject to foreign  withholding  taxes on income from certain of their foreign  securities.
This, in turn,  could reduce a Series' income  dividends  paid to investors.  If more than 50% in value of the total  assets of a Corporate  Series at the end of its  fiscal  year are  invested  in  securities  of  foreign  corporations,  the
Corporate  Series may elect to pass-through to its  shareholders  their pro rata share of foreign income taxes paid by the Corporate  Series. If this election is made,  shareholders  will be (i) required to include in their gross income their pro rata share of foreign source income (including any foreign taxes paid by the
Corporate  Series),  and (ii)  entitled  to either  deduct  their  share of such foreign taxes in computing  their  taxable  income or to claim a credit for such taxes  against their U.S.  federal  income tax,  subject to certain  limitations under the Code.

The Enhanced U.S. Large Company  Series'  investments in Index  Derivatives  are subject to complex tax rules which may have the effect of accelerating income or converting,  in part, what otherwise would have been long-term capital gain into short-term capital gain. These rules may affect the amount, character and timing of income distributed to shareholders of The Enhanced U.S. Large Company Series.

For the Corporate  Series with the principal  investment  policy of investing in foreign equity securities and non-equity domestic investments, it is anticipated that only a small portion of such Corporate  Series'  dividends will qualify for the corporate  dividends received  deduction.  To the extent that such Corporate
Series pay dividends which qualify for this deduction,  the  availability of the deduction is subject to certain  holding  period,  hedging,  and debt  financing restrictions imposed under the Code on the corporation claiming the deduction.

Since  virtually all of the net  investment  income from The DFA One-Year  Fixed
Income and Two-Year  Global Fixed Income Series is expected to arise from earned interest,  it is not  expected  that any of such Series'  distributions  will be eligible for the dividends received deduction for corporations.

The Trust may accept  securities or local currencies in exchange for shares of a
Series.  A gain or loss for U.S.  federal income tax purposes may be realized by investors who are subject to U.S. federal taxation upon the exchange,  depending upon  the U.S.  dollar  cost of the  securities  or  local  currency  exchanged.
Different rules apply in the case of a Corporate Series or a Partnership Series.
Investors  should consult their tax advisers.  (See "In-kind  Purchases" in Item
6(b).)

Shareholders  of the Corporate  Series who are not U.S.  persons for purposes of
U.S.  federal income taxation  should consult with their tax advisors  regarding the applicability of U.S. withholding and other taxes to distributions  received by them from the  Corporate  Series and the  application  of foreign tax laws to these  distributions.  Corporate  Series shares held by the estate of a non-U.S.
investor may also be subject to U.S. estate tax.

Losses  incurred on the sale of securities by one Series to another  Series will be disallowed if, as of the date of sale, the same persons (or, in the case of a sale of securities by one Corporate Series to another Corporate Series,  five or fewer  persons)  own  directly or  indirectly  more than 50% of the  outstanding shares in both the selling and purchasing  Series.  Under attribution rules, the shareholders  of a  Feeder  Portfolio  are  considered  to own the  shares  of a corresponding  Series on a pro rata basis for  purposes  of  applying  this loss disallowance  rule.  However,  in applying  the  attribution  rules to a sale of
securities  by  one  Corporate  Series  to  another   Corporate   Series,   only
shareholders  that  own 5% or more  of the  shares  of a  Feeder  Portfolio  are considered to own the shares of the corresponding  Series in proportion to their ownership of Feeder Portfolio shares.

There  are  certain  other tax  issues  that will be  relevant  to only  certain investors in the Series;  for  instance,  investors  that are  segregated  asset accounts and investors who contribute assets rather than cash to a Series.  Such investors  are  advised  to  consult  their  own  tax  advisors  as to  the  tax consequences of an investment in a Series.

Investors  in the  Partnership  Series who are not U.S.  persons for purposes of
U.S. federal income taxation should consult with their tax advisors to determine the  applicability  of U.S.  withholding  by a  Partnership  Series on interest, dividends  and any other  items of fixed or  determinable  annual or  periodical gains,  profits and income included in such investors'  distributive  share of a
Partnership  Series' income.  Non-U.S.  investors may also wish to contact their tax advisors to determine  the  applicability  of foreign tax laws.  Partnership
Series  shares held by the estate of a non-U.S.  investor may be subject to U.S.
estate tax.

The Tax-Managed  U.S.  Marketwide  Value Series and The Tax-Managed  U.S. Equity
Series  (each a  "Tax-Managed  Series")  may time  investments  to minimize  the receipt of dividends.  These actions could result in a Tax-Managed  Series being
unable  to  flow  through  the   dividends   received   deduction  to  corporate
shareholders. This will occur if a Tax-Managed Series does not hold the stock of a domestic (U.S.)  corporation  for the requisite  holding period to be eligible for pass-through of the dividends received deduction.

If a shareholder elects to receive capital gains  distributions in cash, instead of reinvesting them in additional  shares,  the capital at work in a Series will be reduced.  Also,  purchases of shares in a Corporate Series shortly before the record date for a dividend or capital gains  distribution may cause a portion of the  investment  to be returned to the  shareholder  as a taxable  distribution, regardless of whether the distribution is being reinvested or paid in cash.

Item 20. Underwriters. See response to Item 14(b). Principal Underwriters.

Item 21. Calculation of Performance Data. Not applicable.

A Series may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable  performance  data is available.
Such  indices  are  generally   unmanaged  and  are  prepared  by  entities  and
organizations which track the performance of investment  companies or investment advisors.  Unmanaged indices often do not reflect  deductions for administrative and  management  costs and  expenses.  The  performance  of a Series may also be compared in publications to averages, performance rankings, or other information prepared  by  recognized  mutual  fund  statistical  services.  Any  performance information, whether related to a Series or to the Advisor, should be considered in light of the Series' investment objectives and policies,  characteristics and the  quality of the  portfolio  and  market  conditions  during the time  period indicated  and  should not be  considered  to be  representative  of what may be achieved in the future.

Item 22. Financial Statements.

Item  22(a),  (b)  and  (c)  The  audited  financial  statements  and  financial highlights of the Trust for its fiscal year ended November 30, 2004 as set forth in  the  Trust's  annual  reports  to  shareholders,  including  the  report  of
PricewaterhouseCoopers  LLP, independent  registered certified public accounting firm, and the unaudited  financial  statements of the Trust for the period ended
May 31, 2005, as set forth in the Trust's  semi-annual  reports to shareholders, are incorporated herein by reference.

                        THE DFA INVESTMENT TRUST COMPANY
                               (Amendment No. 33)

                                     PART C

                                OTHER INFORMATION

Item 23. Exhibits.

     (a)  Charter.

          (1)  Agreement and  Declaration of Trust  effective as of December 27,
               1993.
               Incorporated herein by reference to:
               Filing: Post-Effective  Amendment  No.  5  to  the  Registrant's
                       Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: November 29, 1995

          (2)  Certificate  of Trust  dated  September  11,  1992.
               Incorporated herein by reference to:
               Filing: Post-Effective  Amendment  No.  14 to  the  Registrant's
                       Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998

               (i)  Certificate  of  Amendment  to  Certificate  of Trust  dated
                    January 15, 1993.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

     (b)  By-Laws.

          (1)  By-Laws.
               Incorporated herein by reference to:
               Filing: Post-Effective  Amendment  No.  14 to  the  Registrant's
                       Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998

     (c)  Instruments Defining the Rights of Security Holders.

          (1)  No specimen securities are issued on behalf of the Registrant.

          (2)  Relevant  portion of  Agreement  and  Declaration  of Trust.
               See Article V
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  5  to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: November 29, 1995

          (3)  Relevant portion of By-Laws.
               See Article II
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  14 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998

     (d)  Investment Advisory Contracts.

          (1)  Investment Management Agreements.

               (a)  Investment   Management  Agreement  dated  January  6,  1993
                    between the  Registrant and  Dimensional  Fund Advisors Inc.
                    ("DFA") on behalf of The U.S. Small Cap Series (formerly The
                    U.S. 6-10 Small Company Series).
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

                   (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                        *    The U.S.  6-10 Small Company  Series to The U.S.
                             Small Cap Series
                        Incorporated herein by reference to:
                        Filing: Post-Effective  Amendment No. 26 to the
                                Registrant's Registration Statement on Form N-1A
                        File No.: 811-07436
                        Filing Date: September 7, 2001

               (b)  Amended and Restated Investment  Management  Agreement dated
                    December 1, 1995 between the Registrant and DFA on behalf of
                    The  U.S.  Large  Company  Series.
                    Incorporated  herein  by reference to:
                    Filing: Post-Effective  Amendment No. 31 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 29, 2004

               (c)  Investment   Management  Agreement  dated  January  6,  1993
                    between the Registrant and DFA on behalf of The DFA One-Year
                    Fixed Income Series.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

               (d)  Investment   Management  Agreement  dated  January  6,  1993
                    between the  Registrant  and DFA on behalf of The U.S. Large
                    Cap Value Series  (formerly The U.S.  Large Cap High Book to
                    Market Series).
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

               (e)  Investment   Management  Agreement  dated  January  6,  1993
                    between the  Registrant  and DFA on behalf of The U.S. Small
                    Cap Value Series  (formerly  The U.S.  6-10 Value Series and
                    The U.S. Small Cap High Book to Market Series).
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

                   (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                        *    The U.S. 6-10 Value Series to The U.S.  Small Cap
                             Value Series
                        Incorporated herein by reference to:
                        Filing: Post-Effective  Amendment No. 26 to the
                                Registrant's Registration Statement on Form N-1A
                        File No.: 811-07436
                        Filing Date: September 7, 2001

               (f)  Investment  Management  Agreement  dated  December  1,  1993 between  the  Registrant  and  DFA  on  behalf  of  The  DFA
                    International Value Series.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

               (g)  Investment  Management  Agreement  dated  October  18,  1996 between  the  Registrant  and DFA on behalf of The  Emerging
                    Markets Series.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

               (h)  Investment  Management  Agreement  dated  February  8,  1996 between  the  Registrant  and DFA on behalf of The  Enhanced
                    U.S. Large Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 6 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: February 7, 1996

               (i)  Investment  Management  Agreement  dated  February  8,  1996 between the Registrant and DFA on behalf of The DFA Two-Year
                    Global Fixed Income Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 6 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: February 7, 1996

               (j)  Investment Management Agreement dated August 7, 1996 between the  Registrant  and DFA on  behalf  of The  Japanese  Small
                    Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 7 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (k)  Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The United Kingdom Small
                    Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 7 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (l)  Investment Management Agreement dated August 7, 1996 between the  Registrant  and DFA on behalf of The  Pacific Rim Small
                    Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment  No.  7  to  Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (m)  Investment Management Agreement dated August 7, 1996 between the  Registrant and DFA on behalf of The  Continental  Small
                    Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 7 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (n)  Investment  Management  Agreement  dated  October  18,  1996 between  the  Registrant  and DFA on behalf of The  Emerging
                    Markets Small Cap Series.
                    Incorporated  herein by reference to:
                    Filing: Post-Effective  Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 3, 1998

               (o)  Investment  Management  Agreement  dated  November  28, 1997 between the  Registrant  and DFA on behalf of The U.S. Micro
                    Cap Series (formerly The U.S. 9-10 Small Company Series).
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 12 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: November 28, 1997

                   (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                        *    The U.S.  9-10 Small Company  Series to The U.S.
                             Micro Cap Series
                        Incorporated herein by reference to:
                        Filing: Post-Effective  Amendment No. 26 to the
                                Registrant's Registration Statement on Form N-1A
                        File No.: 811-07436
                        Filing Date: September 7, 2001

               (p)  Investment  Management  Agreement  dated  November  28, 1997 between the  Registrant  and DFA on behalf of The U.S. Small
                    XM Value Series (formerly The U.S. 4-10 Value Series).
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 12 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: November 28, 1997

                   (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                        *    The U.S.  4-10 Value Series to The U.S.  Small XM
                             Value Series
                        Incorporated herein by reference to:
                        Filing: Post-Effective  Amendment No. 26 to the
                                Registrant's Registration Statement on Form N-1A
                        File No.: 811-07436
                        Filing Date: September 7, 2001

               (q)  Investment  Management  Agreement  dated  December  7,  1998 between the Registrant and DFA on behalf of the  Tax-Managed
                    U.S. Marketwide Value Series.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 31 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 29, 2004

               (r)  Investment  Management Agreement dated July 26, 2001 between the  Registrant  and DFA on behalf of The  Tax-Managed  U.S.
                    Equity Series  (formerly  The  Tax-Managed  U.S.  Marketwide
                    Series).
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 26 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: September 7, 2001

                   (i)  Form of Addendum  Number One re: the  reflection of the following name change:
                        *    The   Tax-Managed   U.S.   Marketwide   Series  to
                             The Tax-Managed U.S. Equity Series
                        Incorporated herein by reference to:
                        Filing:  Post-Effective  Amendment  No.  26 to  the
                        Registrant's Registration Statement on Form N-1A
                        File No.: 811-07436
                        Filing Date: September 7, 2001

          (2)  Sub-Advisory Agreements.

               (a)  Sub-Advisory   Agreement  among  the  Registrant,   DFA  and
                    Australia Pty Ltd. ("DFA-Australia") dated August 7, 1996 on behalf of The Japanese Small Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 7 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (b)  Sub-Advisory   Agreement  among  the  Registrant,   DFA  and
                    Dimensional Fund Advisors Ltd. ("DFAL") dated August 7, 1996 on behalf of The United Kingdom Small Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 7 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (c)  Sub-Advisory   Agreement  among  the  Registrant,   DFA  and
                    DFA-Australia  dated August 7, 1996 on behalf of The Pacific
                    Rim Small Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 7 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (d)  Sub-Advisory  Agreement among the  Registrant,  DFA and DFAL dated  August 7, 1996 on  behalf  of The  Continental  Small
                    Company Series.
                    Incorporated herein by reference to:
                    Filing:  Post-Effective  Amendment No. 7 to the Registrant's
                             Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: August 7, 1996

               (e)  Form of Consulting  Services  Agreement between  Dimensional
                    Fund Advisors Inc. and Dimensional  Fund Advisors Ltd. dated
                    September 13, 1999 on behalf of:

                    THE DFA INVESTMENT TRUST COMPANY
                    * DFA International Value Series
                    * Emerging Markets Small Cap Series
                    * Emerging Markets Series
                    * Tax-Managed U.S. Marketwide Value Series

                    DFA INVESTMENT DIMENSIONS GROUP INC.
                    * DFA International Small Cap Value Portfolio
                    * VA International Value Portfolio
                    * Large Cap International Portfolio
                    * Tax-Managed DFA International Value Portfolio

                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 16 to the Registrant's
                            Registration Statement on Form N-1A
                    File No: 811-07436
                    Filing Date: December 8, 1998

               (f)  Form of Consulting  Services  Agreement between  Dimensional
                    Fund Advisors Inc. and DFA Australia Ltd. on behalf of:

                    THE DFA INVESTMENT TRUST COMPANY
                    * DFA International Value Series
                    * Emerging Markets Small Cap Series
                    * Emerging Markets Series
                    * Tax-Managed U.S. Marketwide Value Series

                    DFA INVESTMENT DIMENSIONS GROUP INC.
                    * DFA International Small Cap Value Portfolio
                    * VA International Value Portfolio
                    * Large Cap International Portfolio
                    * Tax-Managed DFA International Value Portfolio; and

                    DIMENSIONAL EMERGING MARKETS VALUE FUND, INC.

                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 16 to the Registrant's
                            Registration Statement on Form N-1A
                    File No: 811-07436
                    Filing Date: December 8, 1998

     (e)  Underwriting Contracts.

          Amended and Restated  Distribution  Agreement  dated December 19, 2003 between the Registrant and DFA Securities Inc.
          Incorporated herein by reference to:
          Filing:   Post-Effective   Amendment   No.  31  to  the   Registrant's
          Registration Statement on Form N-1A
          File No.: 811-07436
          Filing Date: March 29, 2004

     (f)  Bonus or Profit Sharing Contracts.
          Not applicable.

     (g)  Custodian Agreements.

          (1)  Custodian Agreement between the Registrant and PFPC Trust Company
               ("PFPC")  (formerly PNC Bank,  N.A. and  Provident  National Bank
               N.A.) dated January 15, 1993.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  14 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998

               (a)  Addendum  Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 17 to the Registrant's
                            Registration statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 24, 1999

               (b)  Addendum  Number Two dated May 28, 1999  between  PFPC Trust
                    Company and the  Registrant  on behalf of each series of the
                    Registrant.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 18 to the Registrant's
                            Registration statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: May 28, 1999

               (c)  Addendum  Number Three dated September 13, 1999 between PFPC
                    Trust Company and the Registrant on behalf of each series of the Registrant.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 31 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 29, 2004

               (d)  Addendum  Number Four dated July 27, 2000 between PFPC Trust
                    Company and the  Registrant  on behalf of each series of the
                    Registrant.
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 31 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 29, 2004

               (e)  Addendum  Number Five dated  March 27,  2001,  between  PFPC
                    Trust Company and the Registrant on behalf of each series of the  Registrant  re: the  reflection of the  following  name changes:
                    *    The U.S.  4-10 Value Series to The U.S.  Small XM Value
                         Series
                    *    The U.S. 6-10 Value Series to The U.S.  Small Cap Value
                         Series
                    *    The U.S.  6-10 Small Company  Series to The U.S.  Small
                         Cap Series
                    *    The U.S.  9-10 Small Company  Series to The U.S.  Micro
                         Cap Series
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 26 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: September 7, 2001

               (f)  Addendum  Number Six dated July 26, 2001  between PFPC Trust
                    Company and the  Registrant  on behalf of each series of the
                    Registrant re: the addition of the following Series:

                    *    The Tax-Managed U.S. Marketwide Series; and
                    re:  the reflection of the following name changes:
                    *    The LD  U.S.  Large  Company  Series  to  The  LD  U.S.
                         Marketwide Series
                    *    The HD  U.S.  Large  Company  Series  to  The  HD  U.S.
                         Marketwide Series
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 26 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: September 7, 2001

               (g)  Addendum  Number Seven dated September 21, 2001 between PFPC
                    Trust Company and the Registrant on behalf of each series of the  Registrant  re: the  reflection of the  following  name change:
                    *    The   Tax-Managed   U.S.   Marketwide   Series  to  The
                         Tax-Managed U.S. Equity Series
                    Incorporated herein by reference to:
                    Filing: Post-Effective  Amendment No. 31 to the Registrant's
                            Registration Statement on Form N-1A
                    File No.: 811-07436
                    Filing Date: March 29, 2004

          (2)  Global  Custody  Agreement  dated  January 18,  1994  between the
               Registrant and The Chase  Manhattan  Bank,  N.A. on behalf of The
               Emerging Markets Series.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  14 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998

          (3)  Custodial  Services  Agreement dated January 13, 1998 between the
               Registrant and Citibank, N.A.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  14 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998
                    (i)  Manual Transmission Authorization.
                    (ii) Manual Transmission Procedures.

     (h)  Other Material Contracts.

          (1)  Transfer  Agency  Agreement  dated  January 15, 1993  between the
               Registrant and PFPC Inc.  (formerly known as Provident  Financial
               Processing Corporation) ("PFPC").
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  14 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998
                    (i)  Appendix A: Authorized Persons to Give Oral and Written
                         Instructions
                    (ii) Schedule A: Listing of Statistical Reports

               (a)  Amendments to the Transfer Agency Agreement.

                    (i)  Amendment Number One dated December 1, 1993 between the
                         Registrant and PFPC on behalf of The DFA  International
                         Value Series.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 14 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: March 3, 1998

               (b)  Addendum to the Transfer Agency Agreement.

                    (i)  Addendum Number One dated December 7, 1998 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 17 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: March 24, 1999

                    (ii) Addendum Number Two dated May 28, 1999 between PFPC and
                         the   Registrant  on  behalf  of  each  series  of  the
                         Registrant.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 18 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: May 28, 1999

                    (iii)Addendum  Number Three dated September 13, 1999 between
                         PFPC and the Registrant on behalf of each series of the
                         Registrant.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 31 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: March 29, 2004

                    (iv) Addendum  Number Four dated July 27, 2000  between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 31 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: March 29, 2004

                    (v)  Addendum  Number Five dated March 27, 2001 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant  re: the  reflection of the  following  name
                         changes:
                         *    The U.S.  4-10 Value Series to The U.S.  Small XM
                              Value Series
                         *    The U.S. 6-10 Value Series to The U.S.  Small Cap
                              Value Series
                         *    The U.S.  6-10 Small  Company  Series to The U.S.
                              Small Cap Series
                         *    The U.S.  9-10 Small Company  Series to The U.S.
                              Micro Cap Series
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 26 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

                    (vi) Addendum  Number Six dated July 26, 2001  between  PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant re: the addition of the following Series:
                          *    The Tax-Managed U.S. Marketwide Series; and
                          re:  the reflection of the following name changes:
                          *    The LD  U.S.  Large  Company  Series  to  The  LD
                               U.S. Marketwide Series
                          *    The HD  U.S.  Large  Company  Series  to  The  HD
                               U.S. Marketwide Series
                          Incorporated herein by reference to:
                          Filing: Post-Effective  Amendment No. 26 to the
                                  Registrant's Registration Statement on Form
                                  N-1A
                          File No.: 811-07436
                          Filing Date: September 7, 2001

                    (vii)Form of Addendum  Number Seven dated September 21, 2001 between  PFPC  and the  Registrant  on  behalf  of each
                         series of the  Registrant  re:  the  reflection  of the
                         following name change:
                          *    The   Tax-Managed   U.S.   Marketwide   Series to
                               The Tax-Managed U.S. Equity Series
                          Incorporated herein by reference to:
                          Filing: Post-Effective  Amendment No. 31 to the
                                  Registrant's Registration Statement on Form
                                  N-1A
                          File No.: 811-07436
                          Filing Date: March 29, 2004

                  (viii) Form of Addendum  Number  Eight dated  September  13,
                         2005 between PFPC and the  Registrant on behalf of each
                         series of the  Registrant  re:  the  reflection  of the
                         following name change:
                          *    The  Pacific  Rim  Small  Company  Series  to the
                               Asia Pacific Small Company Series
                          ELECTRONICALLY     FILED    HEREWITH    AS    EXHIBIT
                          NO. EX-99.h.1.b.viii.

          (2)  Administration  and Accounting  Services  Agreement dated January
               15, 1993 between the Registrant and PFPC.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  14 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 3, 1998

               (a)  Amendments to the  Administration  and  Accounting  Services
                    Agreement.

                    (i)  Amendment  Number One dated  December  1, 1993  between
                         PFPC  and  the   Registrant   on   behalf  of  The  DFA
                         International  Value  Series.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 14 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: March 3, 1998

               (b)  Addenda  to  the  Administration  and  Accounting   Services
                    Agreement.

                    (i)  Addendum Number One dated December 7, 1998 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 17 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: March 24, 1999

                    (ii) Addendum Number Two dated May 28, 1999 between PFPC and
                         the   Registrant  on  behalf  of  each  series  of  the
                         Registrant.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 18 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: May 28, 1999

                    (iii)Form of Addendum  Number Three dated September 13, 1999 between  PFPC  and the  Registrant  on  behalf  of each
                         series  of  the  Registrant.
                         Incorporated herein by reference to:
                         Filing:  Post-Effective  Amendment  No.  20  to  the
                                  Registrant's  Registration Statement on Form
                                  N-1A
                         File No.: 811-07436
                         Filing Date: September 13, 1999

                    (iv) Form of  Addendum  Number  Four  dated  July  27,  2000 between  PFPC  and the  Registrant  on  behalf  of each
                         series  of  the  Registrant.
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 22 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No: 811-07436
                         Filing Date: July 27, 2000

                    (v)  Addendum  Number Five dated March 27, 2001 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant  re: the  reflection of the  following  name
                         changes:
                          *    The U.S.  4-10 Value Series to The U.S.  Small XM
                               Value Series
                          *    The U.S. 6-10 Value Series to The U.S. Small Cap
                               Value Series
                          *    The U.S. 6-10 Small Company Series to The U.S.
                               Small Cap Series
                          *    The U.S. 9-10 Small Company Series to The U.S.
                               Micro Cap Series
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 26 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: September 7, 2001

                    (vi) Addendum  Number Six dated July 26, 2001  between  PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant re: the addition of the following Series:
                          *    The Tax-Managed  U.S.  Marketwide  Series;  and
                          re: the reflection of the following name changes:
                          *    The LD  U.S.  Large  Company  Series  to  The  LD
                               U.S. Marketwide Series
                          *    The HD U.S. Large Company  Series to The HD U.S.
                               Marketwide Series
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 26 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: September 7, 2001

                    (vii)Form of Addendum  Number Seven dated September 21, 2001 between  PFPC  and the  Registrant  on  behalf  of each
                         series of the  Registrant  re:  the  reflection  of the
                         following name change:
                          *    The   Tax-Managed   U.S.  Marketwide   Series  to
                               The Tax-Managed U.S. Equity Series
                         Incorporated herein by reference to:
                         Filing: Post-Effective  Amendment No. 27 to the
                                 Registrant's Registration Statement on Form
                                 N-1A
                         File No.: 811-07436
                         Filing Date: September 21, 2001

                  (viii) Form of Addendum  Number Eight dated  September  13,
                         2005 between PFPC and the  Registrant on behalf of each
                         series of the  Registrant  re:  the  reflection  of the
                         following name change:
                          *    The  Pacific  Rim  Small  Company  Series  to the
                               Asia Pacific Small Company Series
                          ELECTRONICALLY     FILED    HEREWITH    AS    EXHIBIT
                          NO. EX-99.h.2.b.viii.

          (3)  Administration  Agreement  dated May 28, 1999 between DFA and the
               Registrant on behalf of The Global Value Series, The Global Large
               Company Series and The Global Small Company Series.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  18 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: May 28, 1999

          (4)  Amended and  Restated  Expense  Waiver and  Assumption  Agreement
               dated July 19, 2002 between DFA and the  Registrant  on behalf of
               The Global Value Series,  The Global Large Company Series and The
               Global Small Company Series.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  31 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 29, 2004

     (i)  Legal Opinion.
          Not applicable.

     (j)  Other Opinions.
          Consent    of    Independent     Certified     Public     Accountants,
          PricewaterhouseCoopers LLP.
          Not applicable.

     (k)  Omitted Financial Statements.
          Not applicable.

     (l)  Initial Capital Agreements.
          Not applicable.

     (m)  Rule 12b-1 Plan.
          Not applicable.

     (n)  Rule 18f-3 Plan.
          Not Applicable.

     (o)  Powers of Attorney.

          (1)  Power-of-Attorney  dated  October 13, 2000,  appointing  David G.
               Booth,  Rex A.  Sinquefield,  Michael T.  Scardina,  Catherine L.
               Newell  and  Valerie A.  Brown as  attorneys-in-fact  to David G.
               Booth,  Rex A.  Sinquefield,  George M.  Constantinides,  John P.
               Gould,  Roger  G.  Ibbotson,  Myron S.  Scholes  and  Michael  T.
               Scardina.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  31 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 29, 2004

          (2)  Power-of-Attorney  dated  January 24, 2001,  appointing  David G.
               Booth,  Rex A.  Sinquefield,  Michael T.  Scardina,  Catherine L.
               Newell and  Valerie A. Brown as  attorneys-in-fact  to Abbie Jean
               Smith.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  24 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 29, 2001

          (3)  Power-of-Attorney  dated December 19, 2003,  appointing  David G.
               Booth,  Rex A.  Sinquefield,  Michael T.  Scardina,  Catherine L.
               Newell and  Valerie A.  Brown as  attorneys-in-fact  to Robert C.
               Merton.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  31 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 29, 2004

     (p)  Codes of Ethics.

          Code of Ethics of the Registrant, Advisor and Underwriter.
               Incorporated herein by reference to:
               Filing:  Post-Effective  Amendment  No.  31 to  the  Registrant's
                        Registration Statement on Form N-1A
               File No.: 811-07436
               Filing Date: March 29, 2004

Item 24.  Persons Controlled by or under Common Control with Registrant.
          If an  investor  beneficially  owns more  than 25% of the  outstanding voting  securities of a feeder fund that invests all of its investable assets  in a  Series  of the  Trust,  then  the  feeder  fund  and its corresponding  Series may be deemed to be under the common  control of
          such  investor.   Accordingly,   certain  feeder   portfolios  of  DFA
          Investment  Dimensions  Group ("DFA IDG") and  Dimensional  Investment
          Group ("DIG"),  both Maryland  corporations and registered  investment companies,  may be  deemed  to be  under  common  control  with  their corresponding  Series of the  Trust.  As of  February  29,  2004,  the
          following persons  beneficially owned more than 25% of the outstanding voting securities of the feeder portfolios investing in the Trust:

          DIG
          U.S. Small Cap Value Portfolio II
          BellSouth Corporation Master Savings Trust*
          State Street Bank & Trust Co. as Trustee
          105 Rosemont Street
          Westwood, MA  02090                                  100.00%

          U.S. Large Cap Value Portfolio II
          BellSouth Corporation Master Savings Trust*
          State Street Bank & Trust Co. as Trustee
          105 Rosemont Street
          Westwood, MA  02090                                  100.00%

          DFA International Value Portfolio II
          BellSouth Corporation Master Savings Trust*
          State Street Bank & Trust Co. as Trustee
          105 Rosemont Street
          Westwood, MA  02090                                  100.00%

          Emerging Markets Portfolio II
          Citigroup 401K Plan*
          State Street Bank & Trust as Custodian
          105 Rosemont Avenue
          Westwood, MA 02090                                   100.00%

          DFA International Value Portfolio IV
          Citigroup 401K Plan*
          State Street Bank & Trust as Custodian
          105 Rosemont Avenue
          Westwood, MA 02090                                   100.00%

          *        Owner of record only

Item 25.  Indemnification.
          Reference  is made to Article VII of the  Registrant's  Agreement  and
          Declaration  of Trust and to  Article X of the  Registrant's  By-Laws,
          which are incorporated herein by reference.

          Pursuant to Rule 484 under the Securities Act of 1933, as amended, the
          Registrant   furnishes   the   following   undertaking:   "Insofar  as
          indemnification for liability arising under the Securities Act of 1933
          (the "Act") may be  permitted to  trustees,  officers and  controlling persons of the  Registrant  pursuant to the foregoing  provisions,  or otherwise, the Registrant has been advised that, in the opinion of the
          Securities and Exchange  Commission  such  indemnification  is against
          public   policy   as   expressed   in  the  Act  and  is,   therefore,
          unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee,  officer or  controlling  person of the
          Registrant  in  the  successful   defense  of  any  action,   suit  or
          proceeding) is asserted by such trustee, officer or controlling person in connection  with the securities  being  registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled
          by   controlling   precedent,   submit  to  a  court  of   appropriate
          jurisdiction  the  question  whether  such  indemnification  by  it is against  public policy as expressed in the Act and will be governed by the final adjudication of such issue."

Item 26.  Business and Other Connections of Investment Adviser.
          Dimensional  Fund  Advisors  Inc.,  the  investment  manager  for  the
          Registrant,  is also the investment manager for three other registered open-end investment  companies,  DFA Investment Dimensions Group Inc.,
          Dimensional   Emerging   Markets  Value  Fund  Inc.  and   Dimensional
          Investment  Group Inc.  The  Advisor  also serves as  sub-advisor  for
          certain  other  registered   investment   companies.   For  additional
          information,  please  see  "Management  of the  Trust"  in  PART A and
          "Management  of  the  Registrant"  in  PART  B  of  this  Registration
          Statement.  Additional information as to the Advisor and the directors and  officers of the Advisor is  included  in the  Advisor's  Form ADV filed with the Commission (File No. 801-16283),  which is incorporated herein by reference  and sets forth the officers and  directors of the
          Advisor and  information as to any business,  profession,  vocation or employment of a substantial  nature  engaged in by those  officers and directors during the past two years.

Item 27.  Principal Underwriters.
     (a)  DFA Securities  Inc.,  ("DFAS") is the principal  underwriter  for the
          Registrant.   DFAS  also  serves  as  principal  underwriter  for  DFA
          Investment Dimensions Group Inc., The DFA Investment Trust Company and
          Dimensional Emerging Markets Value Fund Inc.

     (b)  The following  tables sets forth  information as to the  Distributor's
          Directors, Officers, Partners and Control Persons:

  Name and Principal Business      Positions and Offices      Positions and Offices with
           Address                    with Underwriter                  Fund
------------------------------- -------------------------- -------------------------------

David G. Booth                  Chairman, Director,        Chairman, Director/Trustee,
1299 Ocean Avenue               President, Chief           President, Chief Executive
Santa Monica, CA  90401         Executive Officer and      Officer and Chief Investment
                                Chief Investment Officer   Officer

Rex A. Sinquefield              Chairman and Director      Chairman and
1299 Ocean Avenue                                          Director/Trustee
Santa Monica, CA  90401

Eugene F. Fama Sr.              Director                   None
Graduate School of Business
University of Chicago
1101 East 58th Street
Chicago, IL  60637

John A. McQuown                 Director                   None
c/o KMV Corporation
1620 Montgomery Street
Suite 140
San Francisco, CA  94111

M. Akbar Ali                    Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Darryl Avery                    Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Arthur H. Barlow                Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Valerie A. Brown                Vice President and         Vice President and
1299 Ocean Avenue               Assistant Secretary        Assistant Secretary
Santa Monica, CA  90401

Stephen A. Clark                Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Truman A. Clark                 Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Christopher S. Crossan          Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

James L. Davis                  Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Robert T. Deere                 Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Robert W. Dintzer               Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Richard A. Eustice              Vice President and         Vice President and
1299 Ocean Avenue               Assistant Secretary        Assistant Secretary
Santa Monica, CA  90401

Eugene F. Fama, Jr.             Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Robert M. Fezekas               Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Gretchen A. Flicker             Vice President             None
1299 Ocean Avenue
Santa Monica, CA  90401

Glenn S. Freed                  Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Henry F. Gray                   Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Kamyab Hashemi-Nejad            Vice President,            Vice President,
1299 Ocean Avenue               Controller and             Controller and
Santa Monica, CA  90401         Assistant Treasurer        Assistant Treasurer

Christine W. Ho                 Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Jeff J. Jeon                    Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Patrick M. Keating              Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Joseph F. Kolerich              Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Michael F. Lane                 Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Heather H. Mathews              Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

David M. New                    Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Catherine L. Newell             Vice President,            Vice President,
1299 Ocean Avenue               Secretary and              Secretary and
Santa Monica, CA  90401         General Counsel            General Counsel

Sonya K. Park                   Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

David A. Plecha                 Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Eduardo A. Repetto              Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

L. Jacobo Rodriguez             Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Michael T. Scardina             Vice President, Chief      Vice President, Chief
1299 Ocean Avenue               Financial Officer          Financial Officer
Santa Monica, CA  90401         and Treasurer              and Treasurer

David E. Schneider              Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

John C. Siciliano               Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Jeanne C. Sinquefield, Ph.D     Executive Vice             Executive Vice
1299 Ocean Avenue               President                  President
Santa Monica, CA  90401

Grady M. Smith                  Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Carl G. Snyder                  Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Lawrence R. Spieth              Vice President             Vice President
10 South Wacker Drive
Suite 2275
Chicago, IL  60606

Bradley G. Steiman              Vice President             Vice President
Suite 910, 1055 West Hastings
Vancouver, B.C.  V6E 2E9

Karen E. Umland                 Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Carol W. Wardlaw                Vice President             Vice President
10 South Wacker Drive
Suite 2275
Chicago, IL  60606

Weston J. Wellington            Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Daniel M. Wheeler               Vice President             Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Dimensional Fund Advisors Inc.  Shareholder
1299 Ocean Avenue
Santa Monica, CA  90401

     (c)  Not applicable.

Item 28.  Location of Accounts and Records.
          The  accounts  and  records of the  Registrant  will be located at the office of the Registrant and at additional locations, as follows:

        Name                                        Address
        The DFA Investment Trust Company            1299 Ocean Avenue
                                                    11th Floor
                                                    Santa Monica, CA 90401

        PFPC Inc.                                   301 Bellevue Parkway
                                                    Wilmington, DE  19809

        The Chase Manhattan Bank                    4 Chase MetroTech Center
                                                    Brooklyn, NY 11245

Item 29.  Management Services.
          There are no  management-related  service  contracts  not discussed in
          Part A or Part B.

Item 30.  Undertakings.

          (a)  The  Registrant  undertakes  to furnish  each person to whom this
               Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

          (b)  The  Registrant  hereby  undertakes to promptly call a meeting of shareholders  for the  purpose  of voting  upon the  question  of removal of any trustee or trustees  when  requested in writing to do so by the record holders of not less than 10 per centum of the
               Registrant's outstanding shares and to assist its shareholders in
               accordance  with  the   requirements  of  Section  16(c)  of  the
               Investment   Company  Act  of  1940   relating   to   shareholder
               communications.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Investment  Company Act of 1940,  as amended, the Registrant has duly caused this Post-Effective  Amendment No. 33 to its  Registration  Statement  to be  signed on its  behalf  by the  undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California,
as of the 13th day of September, 2005.

                THE DFA INVESTMENT TRUST COMPANY
                           (Registrant)

                By: /s/Valerie A. Brown

                    Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
                    Vice President and Assistant Secretary
                    (Signature and Title)

                                  EXHIBIT INDEX

N-1A                EDGAR EXHIBIT NO.
EXHIBIT NO.                               DESCRIPTION

23(h)(1)(b)(viii)   EX-99.h.1.b.viii      Form of Addendum Number Eight to
                                          Transfer Agency Agreement

23(h)(2)(b)(viii)   EX-99.h.2.b.viii      Form of Addendum Number Eight to
                                          Administration and Accounting Services
                                          Agreement